                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-45834

         PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED SEPTEMBER 25, 2000

                                  $840,958,000

                          [CONTINENTAL AIRLINES LOGO]

                           2000-2 Pass Through Trusts
                    Pass Through Certificates, Series 2000-2
                               ------------------

     Four classes of the Continental Airlines Pass Through Certificates, Series 2000-2, will be issued in this offering: Class A-1, A-2, B and C. A separate trust will be established for each class of certificates. The proceeds from the sale of certificates will initially be held in escrow. The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued to finance the acquisition by Continental Airlines of 23 new Boeing aircraft scheduled for delivery from February 2001 to December 2001. The aircraft will be leased or purchased by Continental. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.

     The equipment notes issued for each aircraft will have a security interest in such aircraft. Interest on the equipment notes will be payable semiannually on each April 2 and October 2, beginning on April 2, 2001. Principal payments on the equipment notes held for the Class A-1, B and C certificates are scheduled on April 2 and October 2 in certain years, beginning on October 2, 2001. The entire principal of the equipment notes held for the Class A-2 certificates will be scheduled for payment on October 2, 2010.

     The Class A-1 and A-2 certificates will rank equally in right of distributions and will rank senior to the other certificates. The Class B certificates will rank junior to the Class A-1 and A-2 certificates and will rank senior to the Class C certificates. The Class C certificates will rank junior to the other certificates.

     Landesbank Hessen-Thuringen Girozentrale will provide a liquidity facility for each class of certificates, in each case in an amount sufficient to make three semiannual interest payments.

     The certificates will not be listed on any national securities exchange.

     INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-18.

PASS THROUGH                                            PRINCIPAL     INTEREST    FINAL EXPECTED     PRICE TO
CERTIFICATES                                              AMOUNT        RATE     DISTRIBUTION DATE   PUBLIC(1)
------------                                           ------------   --------   -----------------   ---------
Class A-1............................................  $380,340,000    7.707%     April 2, 2021         100%
Class A-2............................................   170,766,000    7.487     October 2, 2010        100
Class B..............................................   151,088,000    8.307      April 2, 2018         100
Class C..............................................   138,764,000    8.312      April 2, 2011         100

(1) Plus accrued interest, if any, from the date of issuance.

     The underwriters will purchase all of the certificates if any are purchased. The aggregate proceeds from the sale of the certificates will be $840,958,000. Continental will pay the underwriters a commission of $7,148,143. Delivery of the certificates in book-entry form only will be made on or about November 28, 2000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
CREDIT SUISSE FIRST BOSTON
              MORGAN STANLEY DEAN WITTER
                             CHASE SECURITIES INC.
                                          GOLDMAN, SACHS & CO.
                                                    SALOMON SMITH BARNEY
          The date of this prospectus supplement is November 14, 2000.

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

     We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

     At varying places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.
                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                            PAGE
                                            ----
PROSPECTUS SUPPLEMENT SUMMARY.........       S-5
  Summary of Terms of Certificates....       S-5
  Equipment Notes and the Aircraft....       S-6
  Loan to Aircraft Value Ratios.......       S-7
  Cash Flow Structure.................       S-8
  The Offering........................       S-9
  Summary Financial and Operating
     Data.............................      S-15
RISK FACTORS..........................      S-18
  Risk Factors Relating to the
     Company..........................      S-18
  Risk Factors Relating to the Airline
     Industry.........................      S-20
  Risk Factors Relating to the
     Certificates and the Offering....      S-21
RECENT DEVELOPMENTS...................      S-23
  Repurchase of Continental Stock from
     Northwest........................      S-23
  Offer for Certain Assets of US
     Airways..........................      S-25
  Concorde Accident...................      S-25
USE OF PROCEEDS.......................      S-25
THE COMPANY...........................      S-26
  Domestic Operations.................      S-26
  International Operations............      S-27
DESCRIPTION OF THE CERTIFICATES.......      S-30
  General.............................      S-30
  Subordination.......................      S-31
  Payments and Distributions..........      S-32
  Pool Factors........................      S-35
  Reports to Certificateholders.......      S-37
  Indenture Defaults and Certain
     Rights Upon an Indenture
     Default..........................      S-37
  Purchase Rights of
     Certificateholders...............      S-39
  PTC Event of Default................      S-40
  Merger, Consolidation and Transfer
     of Assets........................      S-40
  Modifications of the Pass Through
     Trust Agreements and Certain
     Other Agreements.................      S-41
  Obligation to Purchase Equipment
     Notes............................      S-43
  Possible Issuance of Class D
     Certificates.....................      S-47
  Liquidation of Original Trusts......      S-47

                                            PAGE
                                            ----
  Termination of the Trusts...........      S-47
  The Trustees........................      S-48
  Book-Entry; Delivery and Form.......      S-48
DESCRIPTION OF THE DEPOSIT
  AGREEMENTS..........................      S-49
  General.............................      S-49
  Unused Deposits.....................      S-49
  Distribution Upon Occurrence of
     Triggering Event.................      S-50
  Depositary..........................      S-50
DESCRIPTION OF THE ESCROW
  AGREEMENTS..........................      S-51
DESCRIPTION OF THE LIQUIDITY
  FACILITIES..........................      S-52
  General.............................      S-52
  Drawings............................      S-52
  Reimbursement of Drawings...........      S-55
  Liquidity Events of Default.........      S-56
  Liquidity Provider..................      S-56
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT...........................      S-57
  Intercreditor Rights................      S-57
  Priority of Distributions...........      S-58
  Voting of Equipment Notes...........      S-62
  Addition of Trustee for Class D
     Certificates.....................      S-62
  The Subordination Agent.............      S-62
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS..........................      S-63
  The Aircraft........................      S-63
  The Appraisals......................      S-64
  Deliveries of Aircraft..............      S-65
  Substitute Aircraft.................      S-65
DESCRIPTION OF THE EQUIPMENT NOTES....      S-67
  General.............................      S-67
  Subordination.......................      S-68
  Principal and Interest Payments.....      S-68
  Redemption..........................      S-69
  Security............................      S-70
  Loan to Value Ratios of Equipment
     Notes............................      S-71
  Limitation of Liability.............      S-73

                                            PAGE
                                            ----
  Indenture Defaults, Notice and
     Waiver...........................      S-74
  Remedies............................      S-75
  Modification of Indentures and
     Leases...........................      S-77
  Owner Participant's Right to
     Restructure......................      S-78
  Indemnification.....................      S-78
  The Leases and Certain Provisions of
     the Owned Aircraft Indentures....      S-78
CERTAIN U.S. FEDERAL INCOME TAX
  CONSEQUENCES........................      S-86
  General.............................      S-86
  Tax Status of the Trusts............      S-86
  Taxation of Certificateholders
     Generally........................      S-87
  Effect of Reallocation of Payments
     under the Intercreditor
     Agreement........................      S-88
  Dissolution of Original Trusts and
     Formation of New Trusts..........      S-89
  Sale or Other Disposition of the
     Certificates.....................      S-89
  Foreign Certificateholders..........      S-89
  Backup Withholding..................      S-90
CERTAIN DELAWARE TAXES................      S-90

                                            PAGE
                                            ----
CERTAIN ERISA CONSIDERATIONS..........      S-90
UNDERWRITING..........................      S-94
NOTICE TO CANADIAN RESIDENTS..........      S-95
  Resale Restrictions.................      S-95
  Representations of Purchasers.......      S-95
  Rights of Action (Ontario
     Purchasers)......................      S-95
  Enforcement of Legal Rights.........      S-95
  Notice to British Columbia
     Residents........................      S-96
  Taxation and Eligibility for
     Investment.......................      S-96
LEGAL MATTERS.........................      S-96
EXPERTS...............................      S-96
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................      S-96
INDEX OF TERMS........................Appendix I
APPRAISAL LETTERS....................Appendix II
MANDATORY ECONOMIC TERMS --
  MAXIMUM LTV FOR EQUIPMENT NOTES...............

 .
                                   PROSPECTUS

                                        PAGE
                                        ----
WHERE YOU CAN FIND MORE INFORMATION...    1
FORWARD-LOOKING STATEMENTS............    1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................    2
SUMMARY...............................    3
  The Offering........................    3
  Certificates........................    3
  Pass Through Trusts.................    3
  Equipment Notes.....................    4
THE COMPANY...........................    6
USE OF PROCEEDS.......................    6
RATIO OF EARNINGS TO FIXED
  CHARGES.............................    7
DESCRIPTION OF THE CERTIFICATES.......    7
  General.............................    7
  Book-Entry Registration.............   10
  Payments and Distributions..........   13
  Pool Factors........................   13
  Reports to Certificateholders.......   14
  Voting of Equipment Notes...........   14
  Events of Default and Certain Rights
     Upon an Event of Default.........   15
  Merger, Consolidation and Transfer
     of Assets........................   17
  Modifications of the Basic
     Agreement........................   17
  Modification of Indenture and
     Related Agreements...............   18
  Cross-Subordination Issues..........   18
  Termination of the Pass Through
     Trusts...........................   18
  Delayed Purchase of Equipment
     Notes............................   19
  Liquidity Facility..................   19

                                        PAGE
                                        ----
  The Pass Through Trustee............   19
DESCRIPTION OF THE EQUIPMENT NOTES....   20
  General.............................   20
  Principal and Interest Payments.....   20
  Redemption..........................   20
  Security............................   20
  Ranking of Equipment Notes..........   22
  Payments and Limitation of
     Liability........................   22
  Defeasance of the Indentures and the
     Equipment Notes in Certain
     Circumstances....................   23
  Assumption of Obligations by
     Continental......................   23
  Liquidity Facility..................   23
  Intercreditor Issues................   23
U.S. INCOME TAX MATTERS...............   24
  General.............................   24
  Tax Status of the Pass Through
     Trusts...........................   24
  Taxation of Certificateholders
     Generally........................   24
  Effect of Subordination of
     Certificateholders of
     Subordinated Trusts..............   25
  Original Issue Discount.............   25
  Sale or Other Disposition of the
     Certificates.....................   25
  Foreign Certificateholders..........   26
  Backup Withholding..................   26
ERISA CONSIDERATIONS..................   26
PLAN OF DISTRIBUTION..................   26
LEGAL OPINIONS........................   28
EXPERTS...............................   28

                            ------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Continental Airlines, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in this Prospectus Supplement and in the Prospectus.

SUMMARY OF TERMS OF CERTIFICATES

                                                   CLASS A-1          CLASS A-2           CLASS B            CLASS C
                                                 CERTIFICATES       CERTIFICATES       CERTIFICATES       CERTIFICATES
                                                 ------------       ------------       ------------       ------------
Aggregate Face Amount.........................   $380,340,000       $170,766,000       $151,088,000       $138,764,000
Ratings:
  Moody's.....................................        Aa3                Aa3                A2                Baa1
  Standard & Poor's...........................        AA+                AA+                AA-                A-
Initial Loan to Aircraft Value
  (cumulative)(1).............................       42.1%              42.1%              53.6%              63.3%
Expected Highest Loan to Aircraft Value
  (cumulative)(2).............................       42.1%              42.1%              53.6%              63.3%
Expected Principal Distribution Window (in
  years)......................................    0.8 - 20.3             9.8            0.8 - 17.3         0.8 - 10.3
Initial Average Life (in years from Issuance
  Date).......................................       12.6                9.8               10.0                5.1
Regular Distribution Dates....................    April 2 and        April 2 and        April 2 and        April 2 and
                                                   October 2          October 2          October 2          October 2
Final Expected Regular Distribution Date......   April 2, 2021     October 2, 2010     April 2, 2018      April 2, 2011
Final Maturity Date...........................  October 2, 2022     April 2, 2012     October 2, 2019    October 2, 2012
Minimum Denomination..........................      $1,000             $1,000             $1,000             $1,000
Section 1110 Protection.......................        Yes                Yes                Yes                Yes
Liquidity Facility Coverage...................   3 semiannual       3 semiannual       3 semiannual       3 semiannual
                                                   interest           interest           interest           interest
                                                   payments           payments           payments           payments

(1) These percentages are calculated assuming that the first 23 aircraft scheduled for delivery among the 32 aircraft from which Continental may choose are financed hereunder and are determined as of October 2, 2001, the first Regular Distribution Date after such aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all such aircraft are delivered prior to such date, that the maximum principal amount of Equipment Notes is issued and that the aggregate appraised value of such aircraft is $1,300,633,333 as of such date. The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals -- The Appraisals".

(2) See "-- Loan to Aircraft Value Ratios".

EQUIPMENT NOTES AND THE AIRCRAFT

     The 23 Boeing aircraft to be financed pursuant to this offering will consist of ten Boeing 737-824 aircraft, seven Boeing 737-924 aircraft, four 767-224ER aircraft and two Boeing 767-424ER aircraft. Such Boeing 737-824, 737-924 and 767-224ER aircraft will be selected by Continental from among fourteen Boeing 737-824 aircraft, ten 737-924 aircraft and six Boeing 767-224ER aircraft, which are scheduled for delivery from February 2001 to December 2001. See "Description of the Aircraft and the Appraisals -- The Appraisals" for a description of the 32 aircraft from which Continental may select the 23 aircraft that may be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft expected to secure such Equipment Notes (assuming for purposes of the chart below that the first 23 aircraft scheduled for delivery among the 32 aircraft from which Continental may choose are financed hereunder):

                                                                                         MAXIMUM
                                      EXPECTED                        SCHEDULED      PRINCIPAL AMOUNT
                                    REGISTRATION   MANUFACTURER'S      DELIVERY        OF EQUIPMENT      APPRAISED
AIRCRAFT TYPE                          NUMBER      SERIAL NUMBER       MONTH(1)          NOTES(2)        VALUE(3)
-------------                       ------------   --------------   --------------   ----------------   -----------
Boeing 737-824....................     N73259          30803           May 2001        $30,442,500      $45,100,000
Boeing 737-824....................     N35260          30855          June 2001         30,442,500       45,100,000
Boeing 737-824....................     N77261          31582          July 2001         30,712,500       45,500,000
Boeing 737-824....................     N33262          32402          July 2001         30,712,500       45,500,000
Boeing 737-824....................     N37263          31583         August 2001        30,712,500       45,500,000
Boeing 737-824....................     N33264          31584         August 2001        30,712,500       45,500,000
Boeing 737-824....................     N76265          31585         August 2001        30,712,500       45,500,000
Boeing 737-824....................     N33266          32403         August 2001        30,712,500       45,500,000
Boeing 737-824....................     N37267          31586        September 2001      30,712,500       45,500,000
Boeing 737-824....................     N38268          31587        September 2001      30,712,500       45,500,000

Boeing 737-924....................     N30401          30118           May 2001         31,812,000       48,200,000
Boeing 737-924....................     N79402          30119          June 2001         31,812,000       48,200,000
Boeing 737-924....................     N38403          30120          July 2001         32,076,000       48,600,000
Boeing 737-924....................     N32404          30121          July 2001         32,076,000       48,600,000
Boeing 737-924....................     N72405          30122         August 2001        32,076,000       48,600,000
Boeing 737-924....................     N73406          30124        September 2001      32,076,000       48,600,000
Boeing 737-924....................     N35407          30125        September 2001      32,076,000       48,600,000

Boeing 767-224ER..................     N68155          30434        February 2001       50,780,400       76,940,000
Boeing 767-224ER..................     N76156          30435          March 2001        50,857,400       77,056,667
Boeing 767-224ER..................     N67157          30436          April 2001        51,044,400       77,340,000
Boeing 767-224ER..................     N67158          30437           May 2001         51,121,400       77,456,667

Boeing 767-424ER..................     N76055          29450          March 2001        65,214,600       98,810,000
Boeing 767-424ER..................     N66056          29451          June 2001         65,623,800       99,430,000

---------------

(1) The delivery deadline for purposes of this offering is February 1, 2002 (or later under certain circumstances). The actual delivery date for any aircraft may be subject to delay or acceleration. See "Description of the Aircraft and the Appraisals -- Deliveries of Aircraft". Continental has the option to substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See "Description of the Aircraft and the Appraisals -- Substitute Aircraft".

(2) The actual principal amount issued for an Aircraft may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates. For information concerning the maximum principal amount of Equipment Notes applicable to the other Boeing 737-824, 737-924 and 767-224ER aircraft that Continental may choose to finance pursuant to this offering in lieu of an aircraft of such models listed above, see "Description of the Certificates -- Obligation to Purchase Equipment Notes".

(3) The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. Such appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft". The appraised value of each of the other Boeing 737-824, 737-924 and 767-224ER aircraft that Continental may choose to finance pursuant to this offering is higher than the appraised value of each of the Aircraft of the same model listed above. See "Description of the Aircraft and the Appraisals -- The Appraisals".

LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of October 2, 2001 (the first Regular Distribution Date that occurs after all Aircraft assumed to be financed in this offering are scheduled to have been delivered) and each April 2 Regular Distribution Date thereafter. The LTVs for any Class of Certificates for the period prior to October 2, 2001 are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors -- Risk Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of Aircraft".

                          ASSUMED                        OUTSTANDING BALANCE(2)                               LTV(3)
                         AGGREGATE      ---------------------------------------------------------   ---------------------------
                          AIRCRAFT       CLASS A-1      CLASS A-2       CLASS B        CLASS C       CLASS A-1      CLASS A-2
DATE                      VALUE(1)      CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                   --------------   ------------   ------------   ------------   ------------   ------------   ------------
October 2, 2001......  $1,300,633,333   $376,984,009   $170,766,000   $149,224,771   $126,068,234      42.1%          42.1%
April 2, 2002........   1,279,824,333    361,772,633    170,766,000    142,921,461     88,631,633      41.6           41.6
April 2, 2003........   1,240,805,333    339,534,806    170,766,000    137,276,526     87,512,591      41.1           41.1
April 2, 2004........   1,201,786,333    321,749,017    170,766,000    132,150,584     85,047,367      41.0           41.0
April 2, 2005........   1,162,767,333    303,288,648    170,766,000    130,875,957     67,512,165      40.8           40.8
April 2, 2006........   1,123,748,333    288,638,492    170,766,000    128,837,150     56,140,781      40.9           40.9
April 2, 2007........   1,084,729,333    274,280,187    170,766,000    125,276,844     48,088,159      41.0           41.0
April 2, 2008........   1,045,710,333    256,625,691    170,766,000    121,444,389     39,556,259      40.9           40.9
April 2, 2009........   1,006,691,333    244,935,789    170,766,000     79,535,751     30,298,922      41.3           41.3
April 2, 2010........     967,672,333    236,886,418    170,766,000     79,535,751     27,720,950      42.1           42.1
April 2, 2011........     581,001,667    236,780,009              0     66,044,039              0      40.8            N/A
April 2, 2012........     556,460,567    232,012,066              0     57,215,178              0      41.7            N/A
April 2, 2013........     531,919,467    221,903,001              0     44,484,597              0      41.7            N/A
April 2, 2014........     507,378,367    210,835,922              0     28,378,642              0      41.6            N/A
April 2, 2015........     482,837,267    192,534,305              0     20,230,193              0      39.9            N/A
April 2, 2016........     458,296,167    169,175,199              0     16,002,692              0      36.9            N/A
April 2, 2017........     428,366,700    139,926,638              0      9,707,516              0      32.7            N/A
April 2, 2018........     395,645,233    128,660,259              0              0              0      32.5            N/A
April 2, 2019........     362,923,767    102,189,487              0              0              0      28.2            N/A
April 2, 2020........     330,202,300     64,045,224              0              0              0      19.4            N/A
April 2, 2021........             N/A              0              0              0              0       N/A            N/A

                                 LTV(3)
                       ---------------------------
                         CLASS B        CLASS C
DATE                   CERTIFICATES   CERTIFICATES
----                   ------------   ------------
October 2, 2001......     53.6%          63.3%
April 2, 2002........     52.8           59.7
April 2, 2003........     52.2           59.2
April 2, 2004........     52.0           59.1
April 2, 2005........     52.0           57.8
April 2, 2006........     52.3           57.3
April 2, 2007........     52.6           57.0
April 2, 2008........     52.5           56.3
April 2, 2009........     49.2           52.2
April 2, 2010........     50.3           53.2
April 2, 2011........     52.1            N/A
April 2, 2012........     52.0            N/A
April 2, 2013........     50.1            N/A
April 2, 2014........     47.1            N/A
April 2, 2015........     44.1            N/A
April 2, 2016........     40.4            N/A
April 2, 2017........     34.9            N/A
April 2, 2018........      N/A            N/A
April 2, 2019........      N/A            N/A
April 2, 2020........      N/A            N/A
April 2, 2021........      N/A            N/A

---------------
(1) We have assumed that the initial appraised value of each Aircraft, determined as described under "-- Equipment Notes and the Aircraft", declines by approximately 3% per year for the first fifteen years after the year of delivery of such Aircraft and by approximately 4% per year thereafter.

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes equal or senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this Prospectus Supplement.

     The above table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

                                  [FLOW CHART]
[Diagram omitted, which shows that Continental will pay to the Loan Trustee for Leased Aircraft and Owned Aircraft (a) the lease rental payments, which are assigned by the Owner Trustee, on Leased Aircraft and (b) the mortgage payments on Owned Aircraft. From such lease rental payments and mortgage payments, the Loan Trustee will make Equipment Note payments on the Series A-1 Equipment Notes, the Series A-2 Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes with respect to all Aircraft to the Subordination Agent. Excess rental payments will be paid by the Loan Trustee to the lessors for Leased Aircraft. From such Equipment Note payments, the Subordination Agent will pay principal, premium, if any, and interest distributions to the Class A-1 Trustee, the Class A-2 Trustee, the Class B Trustee and the Class C Trustee, who will pay such principal, premium, if any, and interest distributions to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class B Certificateholders and the Class C Certificateholders, respectively. The Subordination Agent may also receive advances, if any, and pay reimbursements, if any, to the applicable Liquidity Provider. The Depositary will make interest payments on the Deposits to the Escrow Agent. From such interest payments, the Escrow Agent will make payments to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class B Certificateholders and the Class C Certificateholders.]

---------------
(1) Each Aircraft leased to Continental will be subject to a separate Lease and a related Indenture; each Aircraft owned by Continental will be subject to a separate Indenture.

(2) The proceeds of the offering of each Class of Certificates will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. Each Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits.

THE OFFERING

Certificates Offered..........   - Class A-1 Certificates

                                 - Class A-2 Certificates

                                 - Class B Certificates

                                 - Class C Certificates

                                 Each Class of Certificates will represent a fractional undivided interest in a related Trust.

Use of Proceeds...............   The proceeds from the sale of the Certificates
                                 of each Trust will initially be held in escrow and deposited with the Depositary. Each Trust will withdraw funds from the escrow relating to such Trust to acquire Equipment Notes. The
                                 Equipment Notes will be issued to finance the acquisition by Continental of 23 new Boeing aircraft.

Subordination Agent, Trustee,
  Paying Agent and Loan
  Trustee.....................   Wilmington Trust Company

Escrow Agent..................   First Security Bank, National Association

Depositary....................   Credit Suisse First Boston, New York branch

Liquidity Provider............   Landesbank Hessen-Thuringen Girozentrale

Trust Property................   The property of each Trust will include:

                                 - Equipment Notes acquired by such Trust.

                                 - All monies receivable under the Liquidity
                                   Facility for such Trust.

                                 - Funds from time to time deposited with the
                                   Trustee in accounts relating to such Trust.

Regular Distribution Dates....   April 2 and October 2, commencing on April 2,
                                 2001.

Record Dates..................   The fifteenth day preceding the related
                                 Distribution Date.

Distributions.................   The Trustee will distribute all payments of
                                 principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                                 Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                                 Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption or purchase of such Equipment Notes will be distributed on a special distribution date after not less than 15 days' notice to Certificateholders.

Subordination.................   Distributions on the Certificates will be made
                                 in the following order:

                                 - First, to the holders of the Class A-1 and
                                   Class A-2 Certificates.

                                 - Second, to the holders of the Class B
                                   Certificates.

                                 - Third, to the holders of the Class C
                                   Certificates.

                                 If Continental is in bankruptcy or certain other specified events have occurred but Continental is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee.......   The holders of at least a majority of the
                                 outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture
                                 Default is continuing, subject to certain conditions, the "Controlling Party" will direct the Loan Trustees (including in exercising remedies, such as accelerating such Equipment
                                 Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                                 The Controlling Party will be:

                                 - The Class A-1 Trustee or Class A-2 Trustee,
                                   whichever represents the Class with the
                                   larger principal amount of Certificates
                                   outstanding at the time that the Indenture
                                   Default occurs.

                                 - Upon payment of final distributions to the
                                   holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

                                 - Upon payment of final distributions to the
                                   holders of Class A-1 and A-2 Certificates, the Class B Trustee.

                                 - Upon payment of final distributions to the
                                   holders of Class B Certificates, the Class C
                                   Trustee.

                                 - Under certain circumstances, and
                                   notwithstanding the foregoing, the liquidity provider with the largest amount owed to it.

                                 In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Continental, the Controlling Party may not direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums or modify lease rental payments for such Aircraft below a specified threshold.

Right to Buy Other Classes of
  Certificates................   If Continental is in bankruptcy or certain
                                 other specified events have occurred, the Certificateholders may have the right to buy certain other Classes of Certificates on the following basis:

                                 - If the Class A-1 or Class A-2
                                   Certificateholders are then represented by the Controlling Party, the Certificateholders of such other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party.

                                 - The Class B Certificateholders will have the
                                   right to purchase all of the Class A-1 and Class A-2 Certificates.

                                 - The Class C Certificateholders will have the
                                   right to purchase all of the Class A-1, Class A-2 and Class B Certificates.

                                 The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Liquidity Facilities..........   Under the Liquidity Facility for each Trust,
                                 the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular
                                 Distribution Dates at the applicable interest rate for such Certificates. The Liquidity
                                 Facilities cannot be used to pay any other amount in respect of the Certificates and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

                                 Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                                 Upon each drawing under any Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facilities and will rank senior to the Certificates in right of payment.

Escrowed Funds................   Funds in escrow for the Certificateholders of
                                 each Trust will be held by the Depositary as Deposits relating to such Trust Funds may be withdrawn by the Trustees from time to time to purchase Equipment Notes prior to the deadline established for purposes of this offering. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to such Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions applicable to the
                                 Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds.........   All of the Deposits held in escrow may not be
                                 used to purchase Equipment Notes by the
                                 deadline established for purposes of this offering. This may occur because of delays in the delivery of Aircraft, variations in the terms of each Aircraft financing or other reasons. See "Description of the
                                 Certificates -- Obligation to Purchase
                                 Equipment Notes". If any funds remain as Deposits with respect to any Trust after such deadline, they will be withdrawn by the Escrow
                                 Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least
                                 15 days' prior written notice. See "Description of the Deposit Agreements -- Unused Deposits".

Obligation to Purchase
Equipment Notes...............   The Trustees will be obligated to purchase the
                                 Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase
                                 Agreement. Continental may enter into a
                                 leveraged lease financing or a secured debt financing with respect to each Aircraft pursuant to forms of financing agreements attached to the Note Purchase Agreement.
                                 However, the terms of the financing agreements entered into may differ from the forms of such agreements described in this Prospectus
                                 Supplement. In the case of a Leased Aircraft, this is because a third party -- the Owner
                                 Participant -- will provide a portion of the financing of the Aircraft and may request changes. Although such changes are permitted, under the Note Purchase Agreement, the terms of such financing agreements must (a) contain the Mandatory Document Terms set forth in the Note
                                 Purchase Agreement and (b) not vary the
                                 Mandatory Economic Terms set forth in the Note
                                 Purchase Agreement. In addition, Continental must certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase
                                 Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Continental is in bankruptcy or certain other specified events have occurred. See "Description of the Certificates -- Obligation to Purchase
                                 Equipment Notes".

Equipment Notes
(a) Issuer....................   Leased Aircraft.  If Continental leases an
                                 Aircraft, the related Equipment Notes will be issued by a financial institution, acting as Owner Trustee. The Owner Trustee will not be individually liable for such Equipment Notes.
                                 However, Continental's scheduled rental
                                 obligations under the related Lease will be in amounts sufficient to pay scheduled payments on such Equipment Notes.

                                 Owned Aircraft.  If Continental purchases an
                                 Aircraft, the related Equipment Notes will be issued by Continental.

(b) Interest..................   The Equipment Notes held in each Trust will
                                 accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement.
                                 Interest will be payable on April 2 and October
                                 2 of each year, commencing on the first such date after issuance of such Equipment Notes.
                                 Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal.................   Amortizing Notes.  Principal payments on the
                                 Series A-1, Series B and Series C Equipment
                                 Notes are scheduled on April 2 and October 2 in certain years, commencing on October 2, 2001.

                                 Bullet Maturity Notes. The entire principal amount of the Series A-2 Equipment Notes is scheduled to be paid on October 2, 2010.

(d) Redemption and Purchase...   Aircraft Event of Loss.  If an Event of Loss
                                 occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced by Continental under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

                                 Optional Redemption.  The issuer of the
                                 Equipment Notes with respect to an Aircraft may elect to redeem them prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus a Make-Whole Premium. See "Description of the Equipment Notes -- Redemption".

                                 Purchase by Owner.  In the case of a Leased
                                 Aircraft, if a Lease Event of Default is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Leased Aircraft Indenture.

                                 The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided that a Make-Whole Premium will be payable under certain circumstances specified in the Leased Aircraft Indenture). In the case of an Owned Aircraft, Continental will have no comparable right to purchase the Equipment Notes under such circumstances.

(e) Security..................   The Equipment Notes issued with respect to each
                                 Aircraft will be secured by a security interest in such Aircraft and, in the case of each Leased Aircraft, in the related Owner Trustee's rights under the Lease with respect to such Aircraft (with certain limited exceptions).

                                 The Equipment Notes issued in respect of an Aircraft will not be secured by any other Aircraft or Leases. This means that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

                                 There will not be cross-default provisions in the Indentures or in the Leases. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

(f) Section 1110 Protection...   Continental's outside counsel will provide its
                                 opinion to the Trustees that the benefits of
                                 Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment
                                 Notes.

Certain Federal Income Tax
  Consequences................   Each Certificate Owner generally should report
                                 on its federal income tax return its pro rata share of income from the relevant Deposits and income from the Equipment Notes and other property held by the relevant Trust. See
                                 "Certain U.S. Federal Income Tax Consequences".

Certain ERISA
Considerations................   Each person who acquires a Certificate will be
                                 deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions. See "Certain
                                 ERISA Considerations".

Rating of the Certificates....   It is a condition to the issuance of the
                                 Certificates that the Certificates be rated by Moody's and Standard & Poor's not less than the ratings set forth below:

                                                                                                 STANDARD
                                                           CERTIFICATES               MOODY'S    & POOR'S
                                                           ------------               -------    --------
                                                Class A-1...........................   Aa3        AA+
                                                Class A-2...........................   Aa3        AA+
                                                Class B.............................   A2         AA-
                                                Class C.............................  Baa1         A-

                                 A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency.

                                                                                                 STANDARD
                                                                                      MOODY'S    & POOR'S
                                                                                      -------    --------
Rating of the Depositary..................    Short Term............................   P-1        A-1+
Threshold Rating for the Liquidity
  Providers...............................    Short Term
                                                Class A-1, Class A-2 and Class B....   P-1        A-1+
                                                Class C.............................   P-1        A-1
Liquidity Provider Rating.................    The Liquidity Provider meets the Threshold Rating
                                              requirement for all classes of Certificates.

SUMMARY FINANCIAL AND OPERATING DATA

     The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the years ended December 31, 1999, 1998 and 1997 is derived from the audited consolidated financial statements of Continental including the notes thereto incorporated by reference in the Prospectus and should be read in conjunction therewith. The following selected consolidated financial data for the years ended December 31, 1996 and 1995 is derived from the selected financial data contained in Continental's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in the Prospectus, and the audited consolidated financial statements of Continental for the years ended December 31, 1996 and 1995 and should be read in conjunction therewith. The consolidated financial data of Continental for the three and nine months ended September 30, 2000 and 1999 is derived from the unaudited consolidated financial statements of Continental incorporated by reference in this Prospectus Supplement, which include all adjustments (consisting solely of normal recurring accruals) that Continental considers necessary for the fair presentation of the financial position and results of operations for these periods. Operating results for the three and nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

                                        THREE MONTHS       NINE MONTHS
                                            ENDED             ENDED
                                        SEPTEMBER 30,     SEPTEMBER 30,               YEAR ENDED DECEMBER 31,
                                       ---------------   ---------------   ---------------------------------------------
                                        2000     1999     2000     1999     1999      1998      1997     1996      1995
                                       ------   ------   ------   ------   ------    ------    ------   ------    ------
                                          (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA, PER SHARE DATA AND RATIOS)
FINANCIAL DATA -- OPERATIONS:
Operating Revenue....................  $2,622   $2,264   $7,470   $6,487   $8,639    $7,927    $7,194   $6,347    $5,816
Operating Expenses...................   2,368    2,062    6,883    5,885    8,039(1)  7,226(2)  6,478    5,822(3)  5,431
                                       ------   ------   ------   ------   ------    ------    ------   ------    ------
Operating Income.....................     254      202      587      602      600       701       716      525       385
Nonoperating Income (Expense), net...     (30)     (35)     (90)     (77)     198(4)    (53)      (76)     (97)      (75)
                                       ------   ------   ------   ------   ------    ------    ------   ------    ------
Income before Income Taxes, Minority
  Interest, Extraordinary Charges and
  Cumulative Effect of Change in
  Accounting Principles..............     224      167      497      525      798(5)    648       640      428       310
Net Income...........................  $  135   $  104   $  298   $  288   $  455    $  383    $  385   $  319    $  224
                                       ======   ======   ======   ======   ======    ======    ======   ======    ======
Earnings per Common Share............  $ 2.26   $ 1.47   $ 4.85   $ 4.11   $ 6.54(6) $ 6.34    $ 6.65   $ 5.75    $ 4.07
                                       ======   ======   ======   ======   ======    ======    ======   ======    ======
Earnings per Common Share Assuming
  Dilution...........................  $ 2.21   $ 1.44   $ 4.76   $ 3.86   $ 6.20(7) $ 5.02    $ 4.99   $ 4.17    $ 3.37
                                       ======   ======   ======   ======   ======    ======    ======   ======    ======
Ratio of Earnings to Fixed
  Charges(8).........................    1.83x    1.70x    1.61x    1.74x    1.80x     1.94x     2.07x    1.81x     1.53x
                                       ======   ======   ======   ======   ======    ======    ======   ======    ======
OPERATING DATA(9):
Revenue passenger miles
  (millions)(10).....................  17,325   16,394   48,821   45,050   60,022    53,910    47,906   41,914    40,023
Available seat miles
  (millions)(11).....................  22,356   21,573   64,691   60,961   81,946    74,727    67,576   61,515    61,006
Passenger load factor(12)............    77.5%    76.0%    75.5%    73.9%    73.2%     72.1%     70.9%    68.1%     65.6%
Breakeven passenger load
  factor(13)(14).....................    65.6%    66.1%    66.3%    63.6%    65.6%     61.6%     60.1%    60.7%     60.8%
Passenger revenue per available seat
  mile (cents)(15)...................   10.06     9.07     9.91     9.24     9.06      9.23      9.29     9.01      8.26
Operating cost per available seat
  mile (cents)(14)(16)...............    9.65     8.83     9.73     8.95     9.03      8.89      9.04     8.75      8.35
Average yield per revenue passenger
  mile (cents)(17)...................   12.98    11.93    13.13    12.51    12.37     12.79     13.11    13.22     12.59
Average length of aircraft flight
  (miles)............................   1,187    1,141    1,158    1,110    1,114     1,044       967      896       836

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                  2000             1999
                                                              -------------    ------------
                                                                (IN MILLIONS OF DOLLARS)
FINANCIAL DATA -- BALANCE SHEET:
ASSETS:
Cash, Cash Equivalents and Short-Term Investments...........     $1,156           $1,590
Other Current Assets........................................      1,193            1,016
Total Property and Equipment, Net...........................      4,684            4,173
Routes, Gates and Slots, Net................................      1,093            1,131
Other Assets, Net...........................................        333              313
                                                                 ------           ------
     Total Assets...........................................     $8,459           $8,223
                                                                 ======           ======
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities.........................................     $3,008           $2,775
Long-Term Debt and Capital Leases(18).......................      2,904            3,055
Deferred Credits and Other Long-Term Liabilities............        986              800
Common Stockholders' Equity.................................      1,561            1,593
                                                                 ------           ------
     Total Liabilities and Stockholders' Equity.............     $8,459           $8,223
                                                                 ======           ======

---------------
 (1) Includes an $81 million fleet disposition/impairment loss resulting from Continental's decision to accelerate the retirement of six DC-10-30 aircraft and other items in 1999 and the first half of 2000 and to dispose of related excess inventory. In addition, the impairment charge related to Boeing 747 aircraft no longer operated by the Company, and certain other fleet-related items were included in the charge.

 (2) Includes a $122 million fleet disposition/impairment loss resulting from Continental's decision to accelerate the retirement of certain jet and turboprop aircraft.

 (3) Includes a $128 million fleet disposition loss associated primarily with Continental's decision to accelerate the replacement of certain jet aircraft.

 (4) Includes a $297 million gain on the sale of the Company's interest in AMADEUS Global Travel Distribution S.A. and a $33 million gain on the sale of a portion of the Company's interest in Equant, partially offset by foreign currency losses of $13 million, losses on equity investments of $7 million and a $4 million loss on the sale of the Company's warrants to purchase common stock of priceline.com, Inc.

 (5) Reflects income before income taxes and cumulative effect of a change in accounting principle. During 1999, as a result of the recently issued Staff Accounting Bulletin No. 101 -- "Revenue Recognition in Financial Statements," Continental changed the method it uses to account for the sale of mileage credits in the OnePass program to participating partners. This change, which totaled $27 million, net of tax, was applied retroactively to January 1, 1999. Under the new accounting method, revenue from the sale of mileage credits is deferred and recognized when transportation is provided. Previously, the resulting revenue, net of the incremental costs of providing future air travel, was recorded in the period in which the credits were sold. Additionally, Continental adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", in the first quarter of 1999. Statement of Position 98-5 amended Statement of Position 88-1, "Accounting for Developmental and Preoperating Costs, Purchases and Exchanges of Take-Off and Landing Slots, and Airframe Modifications" by requiring preoperating costs related to the integration of new types of aircraft to be expensed as incurred and requiring all unamortized start-up costs (e.g., pilot training costs related to induction of new aircraft) to be expensed upon adoption. This resulted in the Company recording a $6 million cumulative effect of a change in accounting principle, net of tax, in the first quarter of 1999.

 (6) Reflects earnings per common share after cumulative effect of changes in accounting principles. See Note (5) for a description of the changes in accounting principles. Earnings per common share for the year ended December 31, 1999 were $7.02 before cumulative effect of such changes in accounting principles.

 (7) Reflects earnings per common share assuming dilution after cumulative effect of changes in accounting principles. See Note (5) for a description of the changes in accounting principles. Earnings per common share assuming dilution for the year ended December 31, 1999 were $6.64 before cumulative effect of such changes in accounting principles.

 (8) For purposes of calculating this ratio, earnings consist of income before income taxes, minority interest, extraordinary charges and cumulative effect of a change in accounting principle plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

 (9) Includes operating data for CMI, but does not include operating data for Express's regional jet operations or turboprop operations.

(10) The number of scheduled miles flown by revenue passengers.

(11) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(12) Revenue passenger miles divided by available seat miles.

(13) The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding nonrecurring charges, nonoperating items and other special items.

(14) Excludes a $81 million fleet disposition/impairment loss in 1999, a $122 million fleet disposition/impairment loss in 1998 and a $128 million fleet disposition loss in 1996. See Notes (1), (2) and (3) for description of the charges.

(15) Passenger revenue divided by available seat miles.

(16) Operating expenses divided by available seat miles.

(17) The average revenue received for each mile a revenue passenger is carried.

(18) In October 2000, we borrowed an additional $316 million to purchase 18 existing aircraft that were previously financed through operating leases and to purchase one new Boeing aircraft.

                                  RISK FACTORS

RISK FACTORS RELATING TO THE COMPANY

     LEVERAGE AND LIQUIDITY

     Continental has a higher proportion of debt compared to its equity capital than some of its principal competitors. In addition, Continental's cash resources are less than some of its principal competitors. A majority of Continental's property and equipment is subject to liens securing indebtedness. Accordingly, Continental may be less able than some of its competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

     As of September 30, 2000, Continental had:

     - approximately $3.2 billion (including current maturities) of long-term debt and capital lease obligations. In addition, Continental has minimum annual commitments under long-term operating leases of aircraft and aircraft engines.

     - approximately $1.2 billion in cash, cash equivalents and short-term investments.

     Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of September 30, 2000, Continental had agreed to acquire or lease a total of 78 Boeing jet aircraft through 2005. Continental anticipates taking delivery of 28 Boeing jet aircraft in 2000. Continental also has options for an additional 99 aircraft (exercisable subject to certain conditions). The estimated aggregate cost of Continental's firm commitments for Boeing aircraft is approximately $4.1 billion. We currently plan to finance our new Boeing aircraft with a combination of enhanced pass through trust certificates, lease equity and other third party financing, subject to availability and market conditions. Continental had commitments or letters of intent for backstop financing for approximately 19% of the anticipated remaining acquisition cost of future Boeing deliveries. In addition, at September 30, 2000, Continental had firm commitments to purchase 28 spare engines related to the new Boeing aircraft for approximately $189 million, which will be deliverable through March 2005.

     As of September 30, 2000, Express, Continental's subsidiary that operates regional jet and turboprop aircraft, had firm commitments for 73 Embraer ERJ-145 50-seat regional jets, 75 ERJ-145XR 50-seat regional jets and 35 ERJ-135 37-seat regional jets, with options for an additional 100 Embraer ERJ aircraft exercisable through 2007. Express anticipates taking delivery of 22 ERJ-145 and 12 ERJ-135 regional jets in 2000. Neither Express nor Continental will have any obligation to take any such firm Embraer aircraft that are not financed by a third party and leased to Express or Continental.

     We expect to finance certain of our capital commitments through operating leases, which will increase our operating expenses. For 1999, cash expenditures under operating leases relating to aircraft approximated $758 million, compared to $702 million for 1998, and approximated $328 million relating to facilities and other rentals, compared to $263 million in 1998.

     Additional financing will be needed to satisfy Continental's capital commitments. We cannot predict whether sufficient financing will be available for capital expenditures not covered by firm financing commitments.

     CONTINENTAL'S HISTORICAL OPERATING RESULTS

     Continental has recorded positive net income in each of the last five years. However, Continental experienced significant operating losses in the previous eight years. Historically, the financial results of the U.S. airline industry have been cyclical. We cannot predict whether current industry conditions will continue.

     SIGNIFICANT COST OF AIRCRAFT FUEL

     Fuel costs constitute a significant portion of Continental's operating expenses. Fuel costs were approximately 10.2% of operating expenses for the year ended December 31, 1998, 9.7% for the year ended December 31, 1999 and 14.9% for the nine months ended September 30, 2000 (in each case excluding fleet disposition/impairment losses).

     Fuel prices and supplies are influenced significantly by international political and economic circumstances. We enter into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. Our fuel hedging strategy could result in Continental not fully benefiting from certain fuel price declines. If a fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports or otherwise, higher fuel prices or a reduction of scheduled airline service could result. Continuation of current high jet fuel prices and any price increases would materially affect Continental's operating results.

     LABOR MATTERS

     In July 2000, we completed a three-year program bringing all Continental employees to industry standard wages. In July 2000, we announced a phased plan to bring our employee benefits to industry standard levels by 2003. The plan provides for increases in vacation, paid holidays, increased 401(k) company matching contributions and additional past service retirement credit for most senior employees.

     The current status of Continental's and its subsidiaries' principal labor union agreements is as follows:

     - Continental's Pilots. In June 1998, a five-year collective bargaining agreement, retroactive to October 1997, was ratified by Continental's pilots. The agreement becomes amendable in October 2002. On November 13, 2000, Continental received a request from its pilots to open contract negotiations 14 months early. Continental has declined such request.

     - Express's Pilots. In December 1998, Express and its pilots executed a new agreement. This agreement becomes amendable on October 1, 2002.

     - Flight Attendants. In March 2000, Continental's flight attendants ratified a 54-month collective bargaining agreement. This agreement becomes amendable in September 2004. In June 2000, Express flight attendants ratified a 54-month collective bargaining agreement which becomes amendable in December 2004. In November 2000, Continental announced a tentative collective bargaining agreement covering flight attendants of CMI, Continental's subsidiary based in Guam, which was rejected and negotiations are continuing.

     - Dispatchers. The Company's dispatchers ratified a new five-year collective bargaining agreement in July 1998. The agreement becomes amendable in October 2003. In July 2000, Express and its dispatchers ratified a four-year collective bargaining agreement.

     - Mechanics. Continental's mechanics are covered by a new agreement signed in January 1999 that becomes amendable January 8, 2002. CMI's mechanics are covered by a collective bargaining agreement that becomes amendable March 31, 2001. In August 1999, Express' mechanics ratified a four-year collective bargaining agreement. The agreement becomes amendable in January 2003.

     RISKS REGARDING CONTINENTAL/NORTHWEST ALLIANCE

     In November 1998, Continental and Northwest Airlines, Inc. (together with Northwest Airlines Corporation and its affiliates, "Northwest") began implementing a long-term global alliance involving extensive code-sharing, frequent flyer reciprocity and other cooperative activities (the "Northwest Alliance"). Implementation of the Northwest Alliance continued throughout 1999 and is continuing in 2000. In a related transaction on November 20, 1998, a Northwest affiliate acquired an equity interest in Continental from Continental's principal shareholder and certain other parties. As of October 31, 2000, the Northwest affiliate held approximately 14.9% of the common equity interest and 52.6% of the fully diluted voting power of Continental. In addition, as of October 31, 2000, Northwest held a limited proxy to vote certain additional shares of Continental common stock that would raise its voting power to approximately 56.9% of Continental's fully diluted voting power. Continental and Northwest have reached an agreement in principle under which Continental would repurchase most of the Continental common stock held by Northwest and make other adjustments to their corporate and alliance relationship. See "Recent Developments -- Repurchase of Continental Stock from Northwest".

     Continental's ability to finalize implementation of the Northwest Alliance and to achieve the anticipated benefits is subject to certain risks and uncertainties, including:

     - Disapproval or delay by regulatory authorities or adverse regulatory developments.

     - Competitive pressures, including developments with respect to alliances among other air carriers.

     - Customer reaction to the alliance, including reaction to differences in product and benefits provided by Continental and Northwest.

     - Economic conditions in the principal markets served by Continental and Northwest.

     - Increased costs or other implementation difficulties, including those caused by employees.

     - Our ability to modify certain contracts that restrict certain aspects of the alliance.

     On October 23, 1998, the Department of Justice ("DOJ") filed a lawsuit against Northwest and Continental challenging Northwest's acquisition of an equity interest in Continental. The DOJ did not seek to preliminarily enjoin the transaction before it closed on November 20, 1998, nor is the DOJ challenging the Northwest Alliance. Continental continues to implement its alliance with Northwest. The trial of the DOJ lawsuit began on November 1, 2000 in the U.S. District Court for the Eastern District of Michigan. In connection with the agreement in principle providing for the repurchase of Continental stock from Northwest, Continental and Northwest agreed to support an adjournment of the DOJ lawsuit until November 14, 2000 (which adjournment was granted by the court on November 6, 2000, and subsequently extended until November 16, 2000). While it is not possible to predict the ultimate outcome of this litigation, we believe that this litigation will not have a material adverse effect on Continental.

     If the Northwest Transaction occurs, it will significantly affect the Northwest Alliance. See "Recent Developments -- Repurchase of Continental Stock from Northwest".

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

     COMPETITION AND INDUSTRY CONDITIONS

     The airline industry is highly competitive and susceptible to price discounting. Carriers have used discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of Continental's competitors have substantially greater financial resources or lower cost structures than Continental.

     Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand and fare levels have in the past been influenced by, among other things, the general state of the economy (both internationally and domestically), international events, airline capacity and pricing actions taken by carriers. Domestically, from 1990 to 1993, the weak U.S. economy, turbulent international events and extensive price discounting by carriers contributed to unprecedented losses for U.S. airlines. In the last several years, the U.S. economy has improved and excessive price discounting has abated. Recently, industry capacity and growth in the transatlantic market have resulted in lower yields and revenue per available seat mile in those markets. We cannot predict the extent to which these industry conditions will continue.

     In recent years, the major U.S. airlines have sought to form marketing alliances with other U.S. and foreign air carriers. Such alliances generally provide for "code-sharing", frequent flyer reciprocity, coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on such airline's segment of flights connecting with alliance partners. The Northwest Alliance is an example of such an arrangement, and Continental has existing alliances with numerous other air carriers. Other major U.S. airlines have alliances or planned alliances more extensive than Continental's. We cannot predict the extent to which Continental will benefit from its alliances or be disadvantaged by competing alliances.

     In recent years, and particularly since its deregulation in 1978, the U.S. airline industry has also undergone substantial consolidation, and it may in the future undergo additional consolidation. For example, in May 2000, United, the nation's largest commercial airline, announced its agreement to acquire US Airways, the nation's sixth largest commercial airline, subject to regulatory approvals and other conditions. The impact on Continental of this pending transaction and any additional consolidation within the U.S. airline industry cannot be predicted at this time.

     REGULATORY MATTERS

     Airlines are subject to extensive regulatory and legal compliance requirements. These requirements impose substantial costs on airlines. In the last several years, the Federal Aviation Administration ("FAA") has issued a number of directives and other regulations relating to the maintenance and operation of aircraft that have required significant expenditures. Such FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. We expect to continue incurring expenses in complying with the FAA's regulations.

     Additional laws, regulations (including accounting standards), taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations, reduce revenues or otherwise significantly impact financial results. For instance, in 1999 "passenger bill of rights" legislation was introduced in Congress that would, among other things, have required the payment of compensation to passengers as a result of certain delays, and limited the ability of carriers to prohibit or restrict usage of certain tickets in manners currently prohibited or restricted.

     Restrictions on the ownership and transfer of airline routes have also been proposed. In addition, the ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. We cannot provide assurance that laws or regulations enacted in the future will not adversely affect Continental.

     The Federal Aviation Administration has designated John F. Kennedy International Airport ("Kennedy") and LaGuardia Airport ("LaGuardia") in New York, O'Hare International Airport in Chicago ("O'Hare") and Ronald Reagan Washington National Airport in Washington, D.C. ("Reagan National") as "high density traffic airports" and has limited the number of departure and arrival slots at those airports. In April 2000, legislation was signed eliminating slot restrictions beginning in 2001 at O'Hare and in 2007 at LaGuardia and Kennedy. Slot restrictions at O'Hare, LaGuardia and Kennedy have already begun to be eliminated through exemptions for new entrants and small aircraft serving small and non-hub airports. Express has been awarded slot exemptions to permit it to provide extensive service at LaGuardia using regional jets. The Borough of Queens, the City of New York and the Mayor of New York have asked the U.S. Court of Appeals for the Second Circuit to review and reverse the Department of Transportation's decisions awarding slot exemptions at LaGuardia and JFK to Express and other carriers. The Port Authority of New York and New Jersey has recently taken action which purports to restrict the provision of additional service at LaGuardia during certain hours and the FAA has proposed restrictions on service at LaGuardia. These actions may adversely impact certain of Continental's planned future services using such slot exemptions.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

     APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals".

     An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

     PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates -- Subordination". Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

     CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the "Controlling Party" in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default".

     The Controlling Party will be:

     - The Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Default occurs.

     - Upon payment of final distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

     - Upon payment of final distributions to the holders of Class A-1 and A-2 Certificates, the Class B Trustee.

     - Upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

     - Under certain circumstances, and notwithstanding the foregoing, the liquidity provider with the largest amount owed to it.

     During the continuation of any Indenture Default, the Controlling Party may direct the acceleration and sale of the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party directs the sale of any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or any Trustee.

     RATINGS OF THE CERTIFICATES

     It is a condition to the issuance of the Certificates that the Class A-1 and A-2 Certificates be rated not lower than Aa3 by Moody's and AA+ by Standard & Poor's, the Class B Certificates be rated not lower than A2 by Moody's and AA-by Standard & Poor's and the Class C Certificates be rated not lower than Baa1 by Moody's and A- by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Continental, the Depositary or a Liquidity Provider) so warrant.

     The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination provisions applicable to the Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $840,958,000 of Deposits (less any amounts used to purchase Equipment Notes on the Issuance Date). Amounts deposited under the Escrow Agreements are not property of Continental and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

     UNUSED ESCROWED FUNDS

     Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this offering. See "Description of the Deposit Agreements -- Unused Deposits". If any funds remain as Deposits with respect to any Trust after such deadline, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest but without any premium, to the Certificateholders of such Trust. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series C Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class C Certificates as compared to the other Certificates. See "Description of the Deposit Agreements -- Unused Deposits".

     LIMITED ABILITY TO RESELL THE CERTIFICATES

     Prior to this offering, there has been no public market for the Certificates. Neither Continental nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.

                              RECENT DEVELOPMENTS

REPURCHASE OF CONTINENTAL STOCK FROM NORTHWEST

     On November 5, 2000, Continental executed an agreement in principle (the "Northwest Agreement") with Northwest and certain of its affiliates under which Continental would, among other things, repurchase most of the Class A common stock (which has ten votes per share) owned by Northwest, reclassify the remaining shares of Class A common stock into Class B common stock (which has one vote per share), make other adjustments to Continental's corporate and alliance relationship with Northwest and issue to Northwest a share of preferred stock with certain blocking rights as described below (collectively, the "Northwest Transaction"). Under the Northwest Agreement, Continental and Northwest agreed to support an adjournment of the DOJ lawsuit until November 14, 2000 (which adjournment was granted by the court on November 6, 2000, and subsequently extended until November 16, 2000), while the parties seek to negotiate and execute definitive agreements to the following effect:

        Repurchase and Recapitalization. Continental will repurchase from Northwest 6,685,279 shares of Class A common stock for $450 million in cash (the "Repurchase"). Immediately thereafter, the remaining 1,975,945 shares of Class A common stock held by Northwest (as well as all other outstanding shares of Class A common stock) will be reclassified into Class B common stock at an exchange ratio of 1.32 shares of Class B common stock per share of Class A common stock as part of the recapitalization described below (the "Recapitalization").

        Northwest Alliance. The Northwest Alliance will be amended to extend its term through December 31, 2025 and to add additional termination rights (principally related to changes of control of Northwest or Continental involving third party major air carriers and certain other changes of control, as defined in the Preferred Stock described below, and to certain redemptions of the Preferred Stock).

        Preferred Stock. In connection with the amendment to the Northwest Alliance, Continental will issue Northwest one share of a new series of preferred stock (the "Preferred Stock") for a nominal price. The Preferred Stock will give Northwest the right to block, during the term of the Northwest Alliance or, if earlier, until the Preferred Stock is redeemable, certain business combinations and similar change of control transactions involving Continental and a third party major air carrier, certain amendments to Continental's rights plan (or certain redemptions of rights thereunder), any dividend, distribution or disposition of all or substantially all of Continental's airline assets and certain reorganizations and restructuring transactions. The Preferred Stock will be redeemable by Continental at a nominal price (and the blocking rights eliminated) (i) if Northwest transfers or encumbers the Preferred Stock,
     (ii) if there is a change of control of Northwest involving a third party major air carrier or as may otherwise be defined in the Preferred Stock,
     (iii) on expiration or termination of the Northwest Alliance (other than as a result of a breach by Continental), or (iv) if Northwest materially breaches its standstill obligations (referred to below) to Continental or triggers Continental's rights agreement.

        Standstill Agreement. Continental will enter into a customary standstill agreement with Northwest that contains standstill and conduct restrictions substantially similar to those currently contained in the corporate governance agreement between the parties, except the percentage of Continental equity permitted to be owned by Northwest will be adjusted downward to reflect its holdings following the Repurchase and Recapitalization and any subsequent dispositions by Northwest of Continental common stock, subject to adjustment upward thereafter if the number of shares of Continental's common stock outstanding decreases.

        Rights Agreement. Continental's rights agreement will be amended to take into account the effects of the Recapitalization and the Repurchase, and to eliminate Northwest as an "Exempt Person."

        Charter Amendment. At a special meeting of Continental stockholders, the charter of Continental will be amended, effective immediately following the Repurchase, to (i) reclassify the Class A common stock pursuant to the Recapitalization, (ii) eliminate all references to Class A and Class D common stock, (iii) eliminate the special rights of a Northwest affiliate that currently owns Class A common stock, and (iv) provide that until the Preferred Stock becomes redeemable, Continental will not, without the consent of Northwest, amend its rights agreement or redeem the rights thereunder unless such amendment or redemption does not permit a third party major air carrier to enter into a particular transaction without becoming an "Acquiring Person" in such transaction where, but for such amendment or redemption, such air carrier would have otherwise become an Acquiring Person under the rights agreement.

        Governance Agreement and Supplemental Agreement. The corporate governance agreement between the parties and the related supplemental agreement will each be terminated at the closing of the transactions.

     Execution of definitive documentation for the Northwest Agreement is conditioned on Continental's having received a fairness opinion from a nationally recognized investment bank in connection with the Repurchase and the Recapitalization, and the parties' having obtained a waiver or other termination of the

"rights of offer and re-offer" of 1992 Air, Inc. covering the Class A common stock owned by Northwest. 1992 Air, Inc. has agreed in principle to transfer and waive its rights in exchange for a payment from Continental of $10 million in cash (or, at Continental's election, $11 million of Class B common stock). Prior to the execution of definitive agreements, Northwest shall have satisfied its obligations, if any, to the Air Line Pilots Association regarding an alliance letter agreement between Northwest and the Association.

     Following execution of definitive documentation for the Northwest Transaction, Continental expects to call a special meeting of stockholders to vote on the Recapitalization and related charter amendments. Under the Northwest Agreement, Northwest will vote its shares of Class A common stock for each of these proposals, and Northwest has sufficient votes to ensure that they are approved.

     Consummation of the Northwest Transaction is expected to be subject to certain standard closing conditions, including review of the alliance agreement amendment by the Department of Transportation. Continental cannot predict whether definitive documentation reflecting the Northwest Agreement will be executed, or whether the terms of any documents actually executed will differ from the terms contemplated by the Northwest Agreement, or whether the Northwest Transaction will ultimately be consummated.

     On November 10, 2000, Continental completed the sale of convertible preferred securities of an affiliated special purpose trust for net proceeds of $242 million. Continental intends to use such net proceeds to fund a portion of the amount payable for the Repurchase. If the Repurchase is not consummated, Continental will use such net proceeds for general corporate purposes.

OFFER FOR CERTAIN ASSETS OF US AIRWAYS

     In October 2000, Continental made an offer to purchase for $215 million in cash certain assets currently used by US Airways, Inc. ("US Airways") at Reagan National that United Air Lines, Inc. ("United") proposes to sell if the proposed merger of United and US Airways occurs. The assets would include 119 jet and 103 commuter slots at Reagan National, as well as eight gates and related ticket counter, ramp, aircraft parking, office space and other facilities at the airport. The offer also includes the option to assume the lease of US Airways' line maintenance hangar at Reagan National.

CONCORDE ACCIDENT

     On July 25, 2000, a Concorde aircraft operated by Air France crashed shortly after takeoff from France's Charles de Gaulle Airport, killing 114 people and destroying the aircraft. The preliminary investigation conducted by French authorities suggests that one of the aircraft's tires burst and that pieces of rubber from the tire pierced a wing of the aircraft and ruptured fuel tanks, leading to a fire and the crash. In early September 2000, Continental learned that a small piece of metal found on the runway after the Concorde took off is believed by the French authorities to have caused or contributed to the tire failure and is suspected by investigators to have come from a Continental DC-10 aircraft that had taken off on the same runway a short time before the Concorde.

     Several lawsuits involving Continental have been filed to date in connection with the accident, and Continental anticipates that additional suits will be filed against it in the future. Such pending litigation, and the investigation of the Concorde accident, are in preliminary stages. Continental is cooperating with French and U.S. authorities in the investigation of the accident. Although the outcome of such suits or any future litigation cannot be known at this time, Continental's costs to defend these matters and, Continental believes, any potential liability exposure are covered by insurance. Consequently, Continental does not expect the foregoing litigation or any additional suits that may arise from the accident to have a material adverse effect on the financial position or results of operations of Continental.

                                USE OF PROCEEDS

     The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes during the Delivery Period issued, at Continental's election, either (i) by each Owner Trustee to finance a portion of the purchase price of the Leased Aircraft or (ii) by Continental to finance a portion of the purchase price of the Owned Aircraft. Prior to utilization of such proceeds to purchase Equipment Notes, such proceeds from the sale of the Certificates of each Trust will be deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the Certificateholders of such Trust.

                                  THE COMPANY

     Continental Airlines, Inc. ("Continental" or the "Company") is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in 1999) and, together with its wholly owned subsidiaries, Continental Express, Inc. ("Express") and Continental Micronesia, Inc. ("CMI"), serves 228 airports worldwide. As of October 1, 2000, Continental flew to 134 domestic and 94 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly serves 16 European cities, 8 South American cities, Tel Aviv and Tokyo and is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier. The Company's executive offices are located at 1600 Smith Street, Houston, Texas 77002.

DOMESTIC OPERATIONS

     Continental operates its domestic route system primarily through its hubs at Newark International Airport ("Newark"), George Bush Intercontinental Airport ("Bush Intercontinental") in Houston and Hopkins International Airport ("Hopkins International") in Cleveland. The Company's hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. As of October 1, 2000, Continental operated 55% of the average daily jet departures from Newark, 77% of the average daily jet departures from Bush Intercontinental, and 49% of the average daily jet departures from Hopkins International (in each case excluding regional jets). Each of Continental's domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic.

     CONTINENTAL EXPRESS

     Continental's jet service at each of its domestic hub cities is coordinated with Express, which operates new-generation regional jets and turboprop aircraft under the name "Continental Express". The regional jets average two years of age and seat either 37 or 50 passengers. The turboprop aircraft average approximately nine years of age and seat 64 or fewer passengers.

     As of October 1, 2000, Express served 36 destinations from Newark (29 by regional jet), 63 destinations from Bush Intercontinental (46 by regional jet) and 63 destinations from Hopkins International (42 by regional jet). In addition, commuter feed traffic is currently provided by other code-sharing partners.

     Continental believes Express's regional jet and turboprop operations complement Continental's jet operations by allowing more frequent service to small cities than could be provided economically with conventional jet aircraft and by carrying traffic that connects onto Continental's jets. In many cases, Express (and Continental) compete for such connecting traffic with commuter airlines owned by or affiliated with other major airlines operating out of the same or other cities. Continental believes that Express's new regional jets provide greater comfort and enjoy better customer acceptance than its turboprop aircraft. The regional jets also allow Express to serve certain routes that cannot be served by turboprop aircraft. Express is in the process of developing a plan to convert to an all regional jet fleet over a multi-year period.

     DOMESTIC CARRIER ALLIANCES

     Continental has entered into and continues to develop alliances with domestic carriers:

     - In January 1998, Continental announced it had entered into a long-term global alliance with Northwest. The Northwest Alliance includes the placing by each carrier of its code on a large number of the flights of the other and reciprocal frequent flyer programs and executive lounge access. Significant other joint marketing activities are being undertaken, while preserving the separate identities of the carriers. Continental has also entered into agreements to code-share with certain

       Northwest regional affiliates. See "Risk Factors -- Risk Factors Relating to the Company -- Risks Regarding Continental/Northwest Alliance" and "Recent Developments -- Repurchase of Continental Stock from Northwest".

     - Continental has entered into a series of agreements with America West Airlines, Inc. ("America West"), including agreements related to code-sharing and ground handling, which have created substantial benefits for both airlines. These code-sharing agreements covered 36 city-pairs as of October 1, 2000, and allow Continental to link additional destinations to its route network and derive additional traffic from America West's distribution strength in cities where Continental has less sales presence. The sharing of facilities and employees by Continental and America West in their respective key markets has resulted in significant cost savings.

     - Continental began a code-sharing arrangement with Gulfstream International Airlines, Inc. ("Gulfstream") in April 1997. Gulfstream serves as a connection for Continental passengers throughout Florida as well as eight destinations in the Caribbean. In the fourth quarter of 1999, Continental acquired a 28% equity interest in Gulfstream.

     - Continental implemented a code-sharing agreement with Mesaba Aviation, Inc. ("Mesaba"), operating as a Northwest affiliate, commencing in January 1999. Mesaba serves as a connection for Continental passengers through Detroit and Minneapolis/St. Paul.

     - Continental and CMI entered into a cooperative marketing agreement with Hawaiian Airlines, Inc. ("Hawaiian") that began in October 1997 on flights connecting in Honolulu. The relationship expanded in 1999 to include code-sharing. Hawaiian connects Continental passengers through Honolulu to six additional Hawaiian cities.

     - In February 1999, Continental announced its code-sharing agreement with Alaska Airlines, Inc. ("Alaska Air") and its affiliate, Horizon Airlines, Inc. ("Horizon"). Alaska Air and Horizon serve as a connection for Continental passengers to 35 destinations throughout the Pacific Northwest.

     - In June 2000, Continental announced a code-sharing agreement with CommutAir. Over the course of the next six months Continental will implement code-sharing on more than 250 daily CommutAir flights to 20 destinations throughout the eastern United States.

     - In August 2000, Continental signed a code-sharing agreement with an American Airlines affiliate, American Eagle. Continental will code-share on over 75 American Eagle flights to seven California destinations from Los Angeles, with the code-share commencing in December 2000.

INTERNATIONAL OPERATIONS

     Continental directly serves destinations throughout Europe, Canada, Mexico, Central and South America and the Caribbean as well as Tokyo and Tel Aviv and has extensive operations in the western Pacific conducted by CMI. As measured by available seat miles for 1999, approximately 36.2% of Continental's jet operations, including CMI, were dedicated to international traffic. As of October 1, 2000, the Company offered 161 weekly departures to 16 European cities and marketed service to 34 other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline.

     Continental's Newark hub is a significant international gateway. From Newark, at October 1, 2000 Continental served 16 European cities, five Canadian cities, three Mexican cities, four Central American cities, six South American cities, eight Caribbean destinations, Tel Aviv and Tokyo. In addition, Continental markets numerous other destinations through code-sharing arrangements with foreign carriers. Continental recently announced that it will inaugurate daily non-stop service between Newark and Hong Kong, effective March 1, 2001 and London/Stansted, effective May 1, 2001, subject to governmental approval. Continental also announced the addition by the end of 2000 of three Caribbean destinations: Aguadilla, Puerto Rico, Grand Cayman and Aruba. In addition, Continental announced the addition by the end of 2000 of seasonal service to three destinations in Mexico; Los Cabos, Acapulco and Puerto Vallarta. All such additions are subject to governmental approval.

     The Company's Houston hub is the focus of its operations in Mexico and Central America. As of October 1, 2000, Continental flew from Houston to 11 cities in Mexico, every country in Central America, six cities in South America, two Caribbean destinations, three cities in Canada, two cities in Europe and Tokyo. Express also serviced ten additional cities in Mexico by regional jets.

     Continental flies to London, Montreal, Toronto, San Juan and Cancun from its hub in Cleveland.

     CONTINENTAL MICRONESIA

     CMI is a United States-certificated international air carrier engaged in the business of transporting passengers, cargo and mail in the western Pacific. From its hub operations based on the island of Guam, CMI provides service to eight cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including Taiwan, the Philippines, Hong Kong, Australia and Indonesia. Service to these Japanese cities and certain other Pacific Rim destinations is subject to a variety of regulatory restrictions limiting the ability of other carriers to service these markets.

     CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI's route system is linked to the United States market through Tokyo and Honolulu, each of which CMI serves non-stop from Guam. CMI and Continental also maintain a code-sharing agreement and coordinate schedules on certain flights from the west coast of the United States to Honolulu, and from Honolulu to Guam, to facilitate travel from the United States into CMI's route system.

     FOREIGN CARRIER ALLIANCES

     Over the last decade, major United States airlines have developed and expanded alliances with foreign air carriers, generally involving adjacent terminal operations, coordinated flights, code-sharing and other joint marketing activities. Continental is the only major United States carrier to operate a hub in the New York City area. Consequently, management believes the Company is uniquely situated to attract alliance partners from Europe, the Far East and South America and has aggressively pursued such alliances. The Company believes that the Northwest Alliance will enhance its ability to attract foreign alliance partners. See "Risk Factors -- Risk Factors Relating to the Company -- Risks Regarding Continental/Northwest Alliance" and "Recent Developments -- Repurchase of Continental Stock from Northwest".

     Continental believes that continuing to develop a network of international alliance partners will better leverage the Company's hub assets by attracting high-yield flow traffic and strengthening the Company's position in large, local (non-connecting) markets and will result in improved returns to the Company. Further, Continental can enlarge its scope of service more rapidly and enter additional markets with lower capital and start-up costs through formation of alliances with partners as compared with entering markets independently of other carriers.

     Continental seeks to develop alliance relationships that complement Continental's own flying and permit expanded service through Newark and Houston to major international destinations. Route authorities necessary for the Company's own service to certain of these destinations are not currently available to the Company.

     Continental has implemented international code-sharing agreements with Alitalia Linee Aeree Italiane, S.P.A. ("Alitalia"), British Midland, EVA Airways Corporation, an airline based in Taiwan, Virgin Atlantic Airways ("Virgin"), Societe Air France ("Air France"), and Compania Panamena de Aviacion, S.A., 49% of the common equity of which is owned by Continental. Upon receipt of government approval, Continental will commence code-sharing arrangements with Aeroservicios Carabobo S.A., a Venezuelan carrier, Air Aruba and Air China. In addition, Continental and KLM Royal Dutch Airlines ("KLM") have signed a memorandum of understanding and anticipate finalizing and implementing a comprehensive cooperative marketing agreement. Continental has entered into a joint marketing agreement with Aerolineas Centrales de Colombia, for which government approval has not yet been sought.

     Certain of Continental's code-sharing agreements involve block-space arrangements (pursuant to which the carriers agree to share capacity and bear economic risk for blocks of seats on certain routes). Alitalia has agreed to purchase blocks of seats on Continental flights between Newark and Rome and Milan. Continental and Air France purchase blocks of seats on each other's flights between Houston and Newark and Paris. Continental's agreement with Virgin includes the purchase by Continental of blocks of seats on nine other routes flown by Virgin between the United Kingdom and the United States.

     The Company might enter into other code-sharing, joint marketing and block-space agreements in 2000, which may include the Company undertaking the financial commitment to purchase seats from other carriers.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes all material terms of the Certificates and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the Prospectus accompanying this Prospectus Supplement (the "Prospectus"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Company's Current Report on Form 8-K dated September 25, 1997, and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental.

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" and "-- Purchase Rights of Certificateholders" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the four Continental Airlines 2000-2 Pass Through Trusts (the "Class A-1 Trust", the "Class A-2 Trust", the "Class B Trust", and the "Class C Trust", and, collectively, the "Trusts"). The Trusts will be formed pursuant to a pass through trust agreement between Continental and Wilmington Trust Company, as trustee (the "Trustee"), dated as of September 25, 1997 (the "Basic Agreement"), and four separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") relating to such Trusts between Continental and the Trustee, as trustee under each Trust. The Certificates to be issued by the Class A-1 Trust, the Class A-2 Trust, the Class B Trust and the Class C Trust are referred to herein as the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B Certificates" and the "Class C Certificates".

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust (the "Trust Property") will consist of:

     - Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued, at Continental's election in connection with the financing of each Aircraft during the Delivery Period, either (a) on a nonrecourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Continental, or (b) on a recourse basis by Continental in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by Continental.

     - The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

     - The rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes after the Issuance Date on the delivery of an Aircraft during the Delivery Period.

     - The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

     - All monies receivable under the Liquidity Facility for such Trust.

     - Funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book Entry; Delivery and Form". Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Certificates (the "Certificateholders"). Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

SUBORDINATION

     The subordination terms of the Certificates vary depending upon whether a "Triggering Event" has occurred. "Triggering Event" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $300 million) or
(z) certain bankruptcy or insolvency events involving Continental.

     BEFORE A TRIGGERING EVENT

     On each Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement in the following order:

     - To the Liquidity Provider to the extent required to pay the Liquidity Expenses.

     - To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations.

     - To the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and, if applicable, to replenish each Cash Collateral Account up to the Required Amount.

     - To the trustee for the Class A-1 Trust (the "Class A-1 Trustee") and the trustee for the Class A-2 Trust (the "Class A-2 Trustee") to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions.

     - To the trustee for the Class B Trust (the "Class B Trustee") to the extent required to pay Expected Distributions on the Class B Certificates.

     - To the trustee for the Class C Trust (the "Class C Trustee") to the extent required to pay Expected Distributions on the Class C Certificates.

     - If Class D Certificates have been issued (see "-- Possible Issuance of Class D Certificates") to the trustee for the Class D Trust (the "Class D Trustee") to the extent required to pay "Expected

       Distributions" (to be defined in a manner equivalent to the definition for other Classes of Certificates) on the Class D Certificates.

     - To the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     AFTER A TRIGGERING EVENT

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order:

     - To the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay Administration Expenses.

     - To the Liquidity Provider to the extent required to pay the Liquidity Expenses.

     - To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations.

     - To the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable).

     - To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

     - To the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions.

     - To the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates.

     - To the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

     - If Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition for other Classes of Certificates) on the Class D Certificates.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     Payments in respect of the Deposits relating to a Trust and monies drawn under a Liquidity Facility will not be subject to the subordination provisions of the Intercreditor Agreement.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust

Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on April 2 and October 2 of each year, commencing on April 2, 2001 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that the Liquidity Facility with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal of the Series A-1, B and C Equipment Notes are scheduled to be received by the Trustee on April 2 and October 2 in certain years depending upon the terms of the Equipment Notes held in such Trust. The entire principal amount of the Series A-2 Equipment Notes is scheduled for payment on October 2, 2010.

     Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and April 2 and October 2 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes -- Principal and Interest Payments". The "Final Maturity Date" for the Class A-1 Certificates is October 2, 2022, for the Class A-2 Certificates is April 2, 2012, for the Class B Certificates is October 2, 2019, and for the Class C Certificates is October 2, 2012.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft

Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "Special Payment"), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01; Escrow Agreements, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreements,
Section 2.03) See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to a Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book Entry; Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

     The "Pool Factor" for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.02)

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to the Class A-1, B or C Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Series A-1, B or C Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In the case of the Class A-2 Trust, the scheduled date for payment of principal of the applicable Equipment Notes may not be changed under the Mandatory Economic Terms. However, the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

                                CLASS A-1                      CLASS A-2                      CLASS B                 CLASS C
                        --------------------------    ---------------------------    --------------------------    --------------
                          SCHEDULED      EXPECTED        SCHEDULED      EXPECTED       SCHEDULED      EXPECTED       SCHEDULED
                          PRINCIPAL        POOL          PRINCIPAL        POOL         PRINCIPAL        POOL         PRINCIPAL
DATE                       PAYMENTS       FACTOR         PAYMENTS        FACTOR         PAYMENTS       FACTOR         PAYMENTS
----                      ---------      --------        ---------      --------       ---------      --------       ---------
April 2, 2001.........  $         0.00   1.1371353    $          0.00   1.0000000    $         0.00   1.0000000    $         0.00
October 2, 2001.......    3,355,990.72   1.1250700               0.00   1.0000000      1,863,229.01   0.9876679     12,695,765.55
April 2, 2002.........   15,211,376.61   1.0703824               0.00   1.0000000      6,303,310.33   0.9459485     37,436,601.94
October 2, 2002.......   11,026,586.73   1.0307399               0.00   1.0000000      1,086,542.52   0.9387570              0.00
April 2, 2003.........   11,211,239.81   0.9904335               0.00   1.0000000      4,558,391.68   0.9085866      1,119,042.01
October 2, 2003.......    8,667,808.07   0.9592712               0.00   1.0000000      3,977,554.10   0.8822605      1,675,037.02
April 2, 2004.........    9,117,980.65   0.9264904               0.00   1.0000000      1,148,388.46   0.8746597        790,186.41
October 2, 2004.......    8,612,985.58   0.8955253               0.00   1.0000000              0.00   0.8746597              0.00
April 2, 2005.........    9,847,384.26   0.8601222               0.00   1.0000000      1,274,626.87   0.8662234     17,535,201.79
October 2, 2005.......    5,664,581.75   0.8397570               0.00   1.0000000              0.00   0.8662234              0.00
April 2, 2006.........    8,985,573.73   0.8074523               0.00   1.0000000      2,038,807.30   0.8527292     11,371,384.35
October 2, 2006.......    4,880,706.86   0.7899053               0.00   1.0000000        363,377.65   0.8503241        402,406.21
April 2, 2007.........    9,477,598.58   0.7558317               0.00   1.0000000      3,196,928.50   0.8291647      7,650,215.99
October 2, 2007.......    9,051,841.24   0.7232887               0.00   1.0000000              0.00   0.8291647              0.00
April 2, 2008.........    8,602,654.79   0.6923606               0.00   1.0000000      3,832,454.42   0.8037990      8,531,899.93
October 2, 2008.......      727,607.15   0.6897448               0.00   1.0000000      4,650,336.82   0.7730200              0.00
April 2, 2009.........   10,962,294.82   0.6503334               0.00   1.0000000     37,258,301.79   0.5264200      9,257,336.45
October 2, 2009.......    2,349,328.50   0.6418871               0.00   1.0000000              0.00   0.5264200              0.00
April 2, 2010.........    5,700,042.12   0.6213945               0.00   1.0000000              0.00   0.5264200      2,577,972.63
October 2, 2010.......            0.00   0.6213945     170,766,000.00   0.0000000      9,894,485.39   0.4609318      5,418,416.37
April 2, 2011.........      106,409.23   0.6210119               0.00   0.0000000      3,597,225.77   0.4371230     22,302,533.35
October 2, 2011.......            0.00   0.6210119               0.00   0.0000000              0.00   0.4371230              0.00
April 2, 2012.........    4,767,942.55   0.6038703               0.00   0.0000000      8,828,861.42   0.3786878              0.00
October 2, 2012.......    1,290,688.77   0.5992301               0.00   0.0000000        299,744.26   0.3767039              0.00
April 2, 2013.........    8,818,376.45   0.5675265               0.00   0.0000000     12,430,836.60   0.2944284              0.00
October 2, 2013.......    2,353,801.17   0.5590641               0.00   0.0000000        324,251.77   0.2922823              0.00
April 2, 2014.........    8,713,277.95   0.5277384               0.00   0.0000000     15,781,703.37   0.1878286              0.00
October 2, 2014.......    2,325,540.78   0.5193776               0.00   0.0000000        341,347.38   0.1855693              0.00
April 2, 2015.........   15,976,076.06   0.4619408               0.00   0.0000000      7,807,101.86   0.1338968              0.00
October 2, 2015.......    2,737,444.05   0.4520992               0.00   0.0000000        358,852.53   0.1315216              0.00
April 2, 2016.........   20,621,661.86   0.3779607               0.00   0.0000000      3,868,648.04   0.1059164              0.00
October 2, 2016.......    2,874,647.67   0.3676259               0.00   0.0000000        376,774.85   0.1034226              0.00
April 2, 2017.........   26,373,913.19   0.2728070               0.00   0.0000000      5,918,401.18   0.0642507              0.00
October 2, 2017.......    3,082,670.88   0.2617243               0.00   0.0000000      5,803,035.26   0.0258424              0.00
April 2, 2018.........    8,183,708.08   0.2323024               0.00   0.0000000      3,904,480.87   0.0000000              0.00
October 2, 2018.......    7,086,629.72   0.2068247               0.00   0.0000000              0.00   0.0000000              0.00
April 2, 2019.........   19,384,142.56   0.1371353               0.00   0.0000000              0.00   0.0000000              0.00
October 2, 2019.......            0.00   0.1371353               0.00   0.0000000              0.00   0.0000000              0.00
April 2, 2020.........   38,144,262.87   0.1893018               0.00   0.0000000              0.00   0.0000000              0.00
October 2, 2020.......   14,510,135.41   0.3673892               0.00   0.0000000              0.00   0.0000000              0.00
April 2, 2021.........   49,535,088.78   0.3673892               0.00   0.0000000              0.00   0.0000000              0.00

                         CLASS C
                        ---------
                        EXPECTED
                          POOL
DATE                     FACTOR
----                    --------
April 2, 2001.........  1.0000000
October 2, 2001.......  0.9085082
April 2, 2002.........  0.6387221
October 2, 2002.......  0.6387221
April 2, 2003.........  0.6306577
October 2, 2003.......  0.6185866
April 2, 2004.........  0.6128922
October 2, 2004.......  0.6128922
April 2, 2005.........  0.4865251
October 2, 2005.......  0.4865251
April 2, 2006.........  0.4045774
October 2, 2006.......  0.4016775
April 2, 2007.........  0.3465464
October 2, 2007.......  0.3465464
April 2, 2008.........  0.2850614
October 2, 2008.......  0.2850614
April 2, 2009.........  0.2183486
October 2, 2009.......  0.2183486
April 2, 2010.........  0.1997705
October 2, 2010.......  0.1607228
April 2, 2011.........  0.0000000
October 2, 2011.......  0.0000000
April 2, 2012.........  0.0000000
October 2, 2012.......  0.0000000
April 2, 2013.........  0.0000000
October 2, 2013.......  0.0000000
April 2, 2014.........  0.0000000
October 2, 2014.......  0.0000000
April 2, 2015.........  0.0000000
October 2, 2015.......  0.0000000
April 2, 2016.........  0.0000000
October 2, 2016.......  0.0000000
April 2, 2017.........  0.0000000
October 2, 2017.......  0.0000000
April 2, 2018.........  0.0000000
October 2, 2018.......  0.0000000
April 2, 2019.........  0.0000000
October 2, 2019.......  0.0000000
April 2, 2020.........  0.0000000
October 2, 2020.......  0.0000000
April 2, 2021.........  0.0000000

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering

Event, as described in "Description of the Deposit Agreements". If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause
(i) and promptly after the occurrence of any event described in clause (ii).

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

        (a) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source.

        (b) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

        (c) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

        (d) The amount of such distribution under the Escrow Agreement allocable to interest.

        (e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

        (f) The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.02(a))

     So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements,
Section 3.02(a))

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.02(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.02(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). See "Description of the Equipment Notes -- Indenture Defaults, Notice and Waiver". Since the Equipment

Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Continental, which Continental does not expect). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Leased Aircraft Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor
Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same
Class:

     - If the Class A-1 or Class A-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party.

     - The Class B Certificateholders will have the right to purchase all of the Class A-1 and Class A-2 Certificates.

     - The Class C Certificateholders will have the right to purchase all of the Class A-1, Class A-2 and Class B Certificates.

     - If the Class D Certificates are issued, the Class D Certificateholders will have the right to purchase all of the Class A-1, Class A-2, Class B and Class C Certificates.

     In each case the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

     A Pass Through Certificate Event of Default (a "PTC Event of Default") under each Pass Through Trust Agreement means the failure to pay:

     - The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

     - Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement -- Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

     - The surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia.

     - The surviving successor or transferee corporation shall be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code.

     - The surviving successor or transferee corporation shall expressly assume all of the obligations of Continental contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases, and any other operative documents.

     - Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Default, in the case of an Owned Aircraft, shall have occurred and be continuing. (Section 5.02; Leases, Section 13.2; Owned Aircraft Indentures, Section 4.07)

     The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, without the consent of the holders of any of the Certificates of such Trust:

     - To evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement or the Note Purchase Agreement.

     - To add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities.

     - To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, or the Liquidity Facilities, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement or the Liquidity Facilities; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

     - To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

     - To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities such other provisions as may be expressly permitted by the Trust Indenture Act.

     - To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

     In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements,
Section 6.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

     - Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

     - Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

     - Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

     - Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

     - Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment.

     - Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

     - Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

     - Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

     - How to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto.

     - Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - Other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

     - As the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

     For purposes of the immediately preceding paragraph, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement"). Under the Note Purchase Agreement, Continental agrees to finance each Aircraft in the manner provided therein. Continental will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

     - If Continental chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

     - If Continental chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement") and an indenture (each, an "Owned Aircraft Indenture", and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

     The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See "Description of the Equipment Notes". Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements are required (a) to contain the Mandatory Document Terms and (b) not to vary the Mandatory Economic Terms. In addition, Continental is obligated to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms", as defined in the Note Purchase Agreement, require, among other things, that:

     - The aggregate principal amount of all the Equipment Notes issued with respect to an Aircraft shall not exceed the amounts set forth in the following table:

                                                                                MAXIMUM PRINCIPAL
                                                              MANUFACTURER'S        AMOUNT OF
                      AIRCRAFT TYPE(1)                        SERIAL NUMBER      EQUIPMENT NOTES
                      ----------------                        --------------    -----------------
Boeing 737-824..............................................      30803            $30,442,500
Boeing 737-824..............................................      30855             30,442,500
Boeing 737-824..............................................      31582             30,712,500
Boeing 737-824..............................................      32402             30,712,500
Boeing 737-824..............................................      31583             30,712,500
Boeing 737-824..............................................      31584             30,712,500
Boeing 737-824..............................................      31585             30,712,500
Boeing 737-824..............................................      32403             30,712,500
Boeing 737-824..............................................      31586             30,712,500
Boeing 737-824..............................................      31587             30,712,500
Boeing 737-824..............................................      31588             30,915,000
Boeing 737-824..............................................      31632             30,915,000
Boeing 737-824..............................................      31589             30,915,000
Boeing 737-824..............................................      31590             30,915,000

Boeing 737-924..............................................      30118             31,812,000
Boeing 737-924..............................................      30119             31,812,000
Boeing 737-924..............................................      30120             32,076,000
Boeing 737-924..............................................      30121             32,076,000
Boeing 737-924..............................................      30122             32,076,000
Boeing 737-924..............................................      30124             32,076,000
Boeing 737-924..............................................      30125             32,076,000
Boeing 737-924..............................................      30126             32,274,000
Boeing 737-924..............................................      30127             32,274,000
Boeing 737-924..............................................      30128             32,274,000

Boeing 767-224ER............................................      30434             50,780,400
Boeing 767-224ER............................................      30435             50,857,400
Boeing 767-224ER............................................      30436             51,044,400
Boeing 767-224ER............................................      30437             51,121,400
Boeing 767-224ER............................................      30438             51,354,600
Boeing 767-224ER............................................      30439             51,671,400

Boeing 767-424ER............................................      29450             65,214,600
Boeing 767-424ER............................................      29451             65,623,800

---------------
(1) Includes all Boeing 737-824, 737-924 and 767-224ER Aircraft from which Continental will choose the Aircraft to be financed in the Offering, subject to the terms of the Note Purchase Agreement.

     - The LTV for the Equipment Notes issued for each Aircraft computed on the date of issuance thereof (with value for such Aircraft for these purposes initially equal to its value (the "Assumed Appraised Value") set forth under "Description of the Aircraft and the Appraisals -- The Appraisals" in the column "Appraised Value" and thereafter based on such value after giving effect to the Depreciation Assumption) will not exceed as of the issuance date of such Equipment Notes and any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) the LTV for such Aircraft set forth in the applicable table in Appendix III to this Prospectus Supplement.

     - As of the Delivery Period Termination Date and each Regular Distribution Date thereafter, the LTV for each Class of Certificates (computed as of any such date on the basis of the Assumed Appraised Value of all Aircraft that have been financed pursuant to the Note Purchase Agreement and the Depreciation Assumption) will not exceed (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) the percentages set forth in the following table for the applicable date:

                                                               CLASS A-1       CLASS A-2        CLASS B         CLASS C
                                                              CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
                          DATE(1)                             ------------    ------------    ------------    ------------
        October 2, 2001.....................................      42.4%           42.4%           54.0%           64.0%
        April 2, 2002.......................................      41.8            41.8            54.0            64.0
        October 2, 2002.....................................      41.3            41.3            54.0            64.0
        April 2, 2003.......................................      41.2            41.2            53.9            63.9
        October 2, 2003.....................................      41.0            41.0            53.6            63.6
        April 2, 2004.......................................      41.0            41.0            53.6            63.5
        October 2, 2004.....................................      40.9            40.9            53.4            63.4
        April 2, 2005.......................................      40.9            40.9            53.5            63.5
        October 2, 2005.....................................      40.9            40.9            53.5            63.4
        April 2, 2006.......................................      41.1            41.1            53.0            62.0
        October 2, 2006.....................................      41.1            41.1            53.0            62.0
        April 2, 2007.......................................      41.3            41.3            53.0            61.0
        October 2, 2007.....................................      41.3            41.3            53.0            61.0
        April 2, 2008.......................................      41.6            41.6            53.0            60.0
        October 2, 2008.....................................      41.7            41.7            53.0            60.0
        April 2, 2009.......................................      41.9            41.9            53.0            60.0
        October 2, 2009.....................................      42.0            42.0            53.0            60.0
        April 2, 2010.......................................      42.1            42.1            53.0            60.0
        October 2, 2010.....................................      42.1             N/A            53.0            60.0
        April 2, 2011.......................................      42.3             N/A            53.0             N/A
        October 2, 2011.....................................      42.2             N/A            53.0             N/A
        April 2, 2012 and thereafter........................      42.6             N/A            53.0             N/A

---------------
     (1) If the Delivery Period Termination Date is not a Regular Distribution Date, the LTV applicable to the Delivery Period Termination Date is the LTV for the next preceding Regular Distribution Date.

     - The initial average life of the Series A-1, B and C Equipment Notes for any Aircraft shall not extend beyond 14.75 years, 12.0 years and 8.0 years, respectively, from the Issuance Date.

     - As of the Delivery Period Termination Date, the average life of the Class A-1 Certificates, the Class B Certificates and the Class C Certificates shall not be more than 12.7 years, 10.0 years and 5.1 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

     - The final expected distribution date of each Class of Certificates shall be no later than as set forth on the cover page of this Prospectus Supplement.

     - The final maturity date of the Series A-2 Equipment Notes shall be October 2, 2010, and there shall be no scheduled amortization of such Equipment Notes.

     - The original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust.

     - As of the Delivery Period Termination Date (assuming Equipment Notes are acquired by the Trusts for all of the Aircraft), the aggregate principal amount of the Series A-2 Equipment Notes shall equal the original face amount of the Class A-2 Certificates.

     - The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

     - The payment dates for the Equipment Notes and basic rent under the Leases must be April 2 and October 2.

     - Basic rent, stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

     - The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance.

     - (a) The past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases, (e) the interest rate payable with respect to stipulated loss value in the Leases, and (f) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Provider, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case shall be provided as set forth in the forms of Participation Agreements, Lease and Indentures attached as exhibits to the Note Purchase Agreement (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements contemplated by the Note Purchase Agreement, as follows:

     - In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of Continental's rights under its purchase agreement with the Aircraft manufacturer and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

     - In the case of the Lease, modifications are prohibited to certain provisions regarding the obligation of Continental (i) to pay basic rent, stipulated loss value and termination value to the Leased Aircraft Trustee, (ii) to record the Leased Aircraft Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft, (iii) to furnish certain opinions with respect to a replacement airframe and (iv) to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

     - In the case of the Participation Agreement, modifications are prohibited
       (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

     - In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee in the definition of "Make-Whole Premium". Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Mortgagee or the Certificateholders.

POSSIBLE ISSUANCE OF CLASS D CERTIFICATES

     Continental may elect to issue Series D Equipment Notes in connection with the financing of Aircraft, which will be funded from sources other than this offering (the "Offering"). Continental may elect to fund the sale of the Series D Equipment Notes through the sale of Pass Through Certificates (the "Class D Certificates") issued by a Class D Continental Airlines 2000-2 Pass Through Trust (the "Class D Trust"). Continental will not issue any Series D Equipment Notes at any time prior to the consummation of this Offering. The Note Purchase Agreement provides that Continental's ability to issue any Series D Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Certificates. If the Class D Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. If Series D Equipment Notes are issued to other than the Class D Trust, such Series D Equipment Notes will nevertheless be subject to provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Default, to direct the Loan Trustee in taking action under the applicable Indenture. See "Description of the Intercreditor Agreement".

LIQUIDATION OF ORIGINAL TRUSTS

     On the earlier of (i) the first Business Day after February 1, 2002 or, if later, the fifth Business Day after the Delivery Period Termination Date and
(ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the "Transfer Date"), each of the Trusts established on the Issuance Date (the "Original Trusts") will transfer and assign all of its assets and rights to a newly created successor trust (each, a "Successor Trust") with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an "Original Trustee") will also act as Trustee of the corresponding Successor Trust (each, a "New Trustee"). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trusts will, in the opinion of Tax Counsel, be treated as grantor trusts. See "Certain U.S. Federal Income Tax Consequences".

TERMINATION OF THE TRUSTS

     The obligations of Continental and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

THE TRUSTEES

     The Trustee for each Trust will be Wilmington Trust Company. The Trustees' address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

BOOK-ENTRY; DELIVERY AND FORM

     Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg. See "Description of the Certificates -- Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following summary describes all material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary will establish separate accounts into which the proceeds of the Offering attributable to Certificates of the applicable Trust, to the extent not used to purchase Equipment Notes on the Issuance Date, will be deposited (each, a "Deposit") on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each Trust (each, a "Deposit Agreement"), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

UNUSED DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See "Description of the Certificates -- Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each such Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Continental. See "Description of the Aircraft and Appraisals -- Deliveries of Aircraft". Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

     If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date"), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders of such Trust after at least 15 days' prior written notice. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series C Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class C Certificates as compared to the other Certificates.

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

     Credit Suisse First Boston, New York branch, will act as depositary (the "Depositary"). Credit Suisse First Boston ("CSFB") is a Swiss bank with total consolidated assets of approximately Sfr 525 billion ($321 billion) and total consolidated shareholder's equity of approximately Sfr 14.9 billion ($9.1 billion), in each case at June 30, 2000. CSFB was founded in 1856 in Zurich. CSFB's registered head office is in Zurich, Switzerland.

     CSFB has been licensed by the Superintendent of Banks of the State of New York to operate a branch in New York. It is also subject to review and supervision by the Federal Reserve Bank.

     CSFB has long-term unsecured debt ratings of A1 from Moody's Investors Service, Inc. ("Moody's") and AA from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's", and together with Moody's, the "Rating Agencies"), and short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     CSFB's New York branch has executive offices at Eleven Madison Avenue, New York, New York 10010, (212) 325-9000. A copy of the Annual Report of CSFB for the year ended December 31, 1999 may be obtained from CSFB by delivery of a written request to its New York branch, Attention: Corporate Affairs.

     CSFB is a wholly owned subsidiary of Credit Suisse Group. On November 3, 2000, Credit Suisse Group acquired Donaldson, Lufkin & Jenrette Securities Corporation, a U.S.-based investment bank and financial services provider, for total consideration of $11.5 billion (Sfr 19.6 billion).

                      DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes all material terms of the escrow and paying agent agreements (the "Escrow Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

     First Security Bank, N.A., as escrow agent in respect of each Trust (the "Escrow Agent"), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the "Paying Agent"), each Trustee and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of Certificates of each Trust, to the extent not used to purchase Equipment Notes on the Issuance Date, will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("Escrow Receipts") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes all material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     Landesbank Hessen-Thuringen Girozentrale (the "Liquidity Provider") will enter into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent with respect to each Trust. Under each Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the related Certificates on up to three consecutive semiannual Regular Distribution Dates at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the "Stated Interest Rates"). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial liquidity provider with respect to each Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances.

DRAWINGS

     The aggregate amount available under the Liquidity Facility for each Trust at October 2, 2001, the first Regular Distribution Date after the first 23 Aircraft available to be financed in the Offering are scheduled to have been delivered, assuming that such Aircraft are so financed, that Equipment Notes in the maximum principal amount with respect to all such Aircraft are acquired by the Trusts and that all interest and principal due on or prior to October 2, 2001, is paid, will be as follows:

TRUST                                                         AVAILABLE AMOUNT
-----                                                         ----------------
Class A-1...................................................    $43,581,236
Class A-2...................................................     19,177,876
Class B.....................................................     18,594,153
Class C.....................................................     15,718,187

     Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities,

Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

     Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of the related Liquidity Facility. However, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under
Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     If at any time the short-term unsecured debt rating of the Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating for the relevant Class, then the Liquidity Facility for such Class may be replaced by a Replacement Facility. In the event that such Liquidity Facility is not replaced with a Replacement Facility within ten days (or 45 days if Standard and Poor's downgrades the Liquidity Provider's ratings from A-1+ to A-1, in the case of the Class A-1 Liquidity Facility, the Class A-2 Liquidity Facility and the Class B Liquidity Facility) after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the applicable initial Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the Class A-1 Liquidity Facility, the Class A-2 Liquidity Facility and the Class B Liquidity Facility, and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Class C Liquidity Facility.

     The Liquidity Facility for each Trust provides that the applicable Liquidity Provider's obligations thereunder will expire on the earliest of:

     - 364 days after the initial issuance date of the Certificates (the "Issuance Date") (counting from, and including, the Issuance Date).

     - The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

     - The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

     - The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default").

     - The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

     Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent.

     The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

     Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the liquidity facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any liquidity provider shall determine not to extend any liquidity facility, then such liquidity provider may, at its option, arrange for a Replacement Facility to replace such liquidity facility
(i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such liquidity facility and (ii) at any time after such scheduled expiration date. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such liquidity facility on deposit in the Cash Collateral Account for such Trust will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

     INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.50% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.50% per annum. In the case of the Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.50% per annum on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent 1/4 of 1%).

     "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association -- LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

     DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

     - Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

     - Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

     - The balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings", the Base Rate) plus 1.50% per annum.

     Any Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified margin on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings", the Base Rate) plus 1.50% per annum.

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

     - The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $300 million).

     - Certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

     - The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

     - Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

     - All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor
Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights", a liquidity provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

     The initial liquidity provider will be Landesbank Hessen-Thuringen Girozentrale. Landesbank Hessen-Thuringen Girozentrale has short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes all material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Provider and Wilmington Trust Company, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

INTERCREDITOR RIGHTS

     CONTROLLING PARTY

     Each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

     After the occurrence and during the continuance of an Indenture Default under such Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     - The Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Default occurs.

     - Upon payment of Final Distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

     - Upon payment of Final Distributions to the holders of Class A-1 and A-2 Certificates, the Class B Trustee.

     - Upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee.

     - Under certain circumstances, and notwithstanding the foregoing, the liquidity provider with the largest amount owed to it, as discussed in the next paragraph.

     At any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $300 million), the liquidity provider with the highest outstanding amount of Liquidity Obligations shall have the right to become the Controlling Party with respect to any Indenture.

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies".

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

     SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the related Lease may not be adjusted during this nine-month period, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon. The Minimum Sale Price for such Aircraft and the discounted present value of all rentals shall be determined using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

PRIORITY OF DISTRIBUTIONS

     BEFORE A TRIGGERING EVENT

     So long as no Triggering Event shall have occurred (whether or not continuing), all payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     - To the Liquidity Provider to the extent required to pay the Liquidity Expenses.

     - To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations.

     - To the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount.

     - To the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions.

     - To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

     - To the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates.

     - If Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

     - To the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to them under each Liquidity Facility or certain other agreements.

     "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

        (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

        (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

     For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes held in such Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment), in each case excluding interest, if any, payable with respect to the Deposits relating to such Trust".

     AFTER A TRIGGERING EVENT

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     - To the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes, any Trust Indenture Estate under (and as defined in any Leased Aircraft Indenture) or Collateral under (and as defined in) any Owned Aircraft Indenture (collectively, the "Administration Expenses").

     - To the Liquidity Provider to the extent required to pay the Liquidity Expenses.

     - To the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations.

     - To the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable).

     - To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

     - To the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions.

     - To the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates.

     - To the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

     - If Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

        (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such

     Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

        (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement (the amount described in this clause (i), the "Current Pool Balance"), over
     (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the product of (A) (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes, multiplied by (B) (i) in the case of the Class A-1 Certificates or Class A-2 Certificates, a fraction the numerator of which equals the Current Pool Balance for the Class A-1 Certificates or Class A-2 Certificates, as the case may be, and the denominator of which equals the aggregate Current Pool Balance for the Class A-1 Certificates and Class A-2 Certificates, and (ii) in the case of the Class B Certificates or the Class C Certificates, 1.0.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for each Class of Certificates as of any Distribution Date, the percentages set forth in the following table:

 CLASS A-1      CLASS A-2       CLASS B        CLASS C
CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
------------   ------------   ------------   ------------
  42.0%           42.0%          54.0%          64.0%

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Lease, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request instructions from the Trustee(s) and shall vote or consent in accordance with the directions of such Trustee(s) and (ii) if any Indenture Default (which, in the case of any Leased Aircraft Indenture, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Continental under any Lease or reduce the amount of principal or interest payable by Continental under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b))

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

     If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

     Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of ten Boeing 737-824 aircraft, seven Boeing 737-924 aircraft, four Boeing 767-224ER aircraft and two Boeing 767-424ER aircraft (collectively, the "Aircraft"), all of which will be newly delivered by the manufacturer during the Delivery Period. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

     BOEING 737-824 AIRCRAFT

     The Boeing 737-824 aircraft is a medium-range aircraft with a seating capacity of approximately 150 passengers. The engine type utilized on Continental's 737-824 aircraft is the CFM International, Inc. CFM56-7B26.

     BOEING 737-924 AIRCRAFT

     The Boeing 737-924 aircraft is a medium-range aircraft with a seating capacity of approximately 167 passengers. The engine type utilized on Continental's 737-924 aircraft is the CFM International, Inc. CFM56-7B26. Deliveries of the Boeing 737-924 aircraft to Continental are subject to Boeing obtaining certain approvals of the FAA with respect to such model. See
"-- Deliveries of Aircraft".

     BOEING 767-224ER AIRCRAFT

     The Boeing 767-224ER aircraft is a long-range aircraft with a seating capacity of approximately 174 passengers. The engine type utilized on Continental's 767-224ER aircraft is the General Electric Company CF6-80C2B4F.

     BOEING 767-424ER AIRCRAFT

     The Boeing 767-424ER aircraft is a long-range aircraft with a seating capacity of approximately 235 passengers. The engine type utilized on Continental's 767-424ER aircraft is the General Electric Company CF6-80C2B8F.

THE APPRAISALS

     The table below sets forth the appraised values of the aircraft that may be financed with the proceeds of this Offering, as determined by Aircraft Information Services, Inc. ("AISI"), AVITAS, Inc. ("AVITAS") and Morten Beyer and Agnew, Inc. ("MBA"), independent aircraft appraisal and consulting firms (the "Appraisers"). Under the Note Purchase Agreement, Continental will select to be financed pursuant to this Offering ten of the fourteen Boeing 737-824 aircraft listed below, seven of the ten Boeing 737-924 aircraft listed below and four of the six Boeing 767-224ER aircraft listed below. Both of the Boeing 767-424ER aircraft listed below will be financed under this Offering, subject to the terms of the Note Purchase Agreement.

                    EXPECTED                        SCHEDULED               APPRAISER'S VALUATION
                  REGISTRATION   MANUFACTURER'S      DELIVERY      ----------------------------------------    APPRAISED
AIRCRAFT TYPE        NUMBER      SERIAL NUMBER       MONTH(1)          AISI         AVITAS          MBA        VALUE(2)
-------------     ------------   --------------   --------------   ------------   -----------   -----------   -----------
Boeing 737-824       N73259          30803           May 2001       $50,230,000   $45,100,000   $43,910,000   $45,100,000
Boeing 737-824       N35260          30855          June 2001        50,350,000    45,100,000    44,000,000    45,100,000
Boeing 737-824       N77261          31582          July 2001        50,460,000    45,500,000    44,090,000    45,500,000
Boeing 737-824       N33262          32402          July 2001        50,460,000    45,500,000    44,090,000    45,500,000
Boeing 737-824       N37263          31583         August 2001       50,580,000    45,500,000    44,170,000    45,500,000
Boeing 737-824       N33264          31584         August 2001       50,580,000    45,500,000    44,170,000    45,500,000
Boeing 737-824       N76265          31585         August 2001       50,580,000    45,500,000    44,170,000    45,500,000
Boeing 737-824       N33266          32403         August 2001       50,580,000    45,500,000    44,170,000    45,500,000
Boeing 737-824       N37267          31586        September 2001     50,700,000    45,500,000    44,260,000    45,500,000
Boeing 737-824       N38268          31587        September 2001     50,700,000    45,500,000    44,260,000    45,500,000
Boeing 737-824       N76269          31588         October 2001      50,810,000    45,800,000    44,350,000    45,800,000
Boeing 737-824       N73270          31632         October 2001      50,810,000    45,800,000    44,350,000    45,800,000
Boeing 737-824       N36272          31589        November 2001      50,930,000    45,800,000    44,440,000    45,800,000
Boeing 737-824       N37273          31590        November 2001      50,930,000    45,800,000    44,440,000    45,800,000

Boeing 737-924       N30401          30118           May 2001        51,580,000    48,200,000    46,210,000    48,200,000
Boeing 737-924       N79402          30119          June 2001        51,700,000    48,200,000    46,310,000    48,200,000
Boeing 737-924       N38403          30120          July 2001        51,820,000    48,600,000    46,400,000    48,600,000
Boeing 737-924       N32404          30121          July 2001        51,820,000    48,600,000    46,400,000    48,600,000
Boeing 737-924       N72405          30122         August 2001       51,940,000    48,600,000    46,500,000    48,600,000
Boeing 737-924       N73406          30124        September 2001     52,060,000    48,600,000    46,590,000    48,600,000
Boeing 737-924       N35407          30125        September 2001     52,060,000    48,600,000    46,590,000    48,600,000
Boeing 737-924       N37408          30126         October 2001      52,180,000    48,900,000    46,690,000    48,900,000
Boeing 737-924       N37409          30127        November 2001      52,300,000    48,900,000    46,780,000    48,900,000
Boeing 737-924       N75410          30128        December 2001      52,420,000    48,900,000    46,880,000    48,900,000

Boeing 767-224ER     N68155          30434        February 2001      81,000,000    72,800,000    77,020,000    76,940,000
Boeing 767-224ER     N76156          30435          March 2001       81,190,000    72,800,000    77,180,000    77,056,667
Boeing 767-224ER     N67157          30436          April 2001       81,380,000    73,300,000    77,340,000    77,340,000
Boeing 767-224ER     N67158          30437           May 2001        81,570,000    73,300,000    77,500,000    77,456,667
Boeing 767-224ER     N68159          30438          July 2001        81,940,000    73,900,000    77,810,000    77,810,000
Boeing 767-224ER     N68160          30439         October 2001      82,510,000    74,400,000    78,290,000    78,290,000

Boeing 767-424ER     N76055          29450          March 2001      108,990,000    94,100,000    98,810,000    98,810,000
Boeing 767-424ER     N66056          29451          June 2001       109,740,000    95,500,000    99,430,000    99,430,000

---------------
(1) The actual delivery date for any aircraft may be subject to delay or acceleration. See "-- Deliveries of Aircraft".

(2) The appraised value of each aircraft for purposes of this Offering is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

     For purposes of the foregoing chart, AISI, AVITAS and MBA each was asked to provide its opinion as to the appraised value of each aircraft projected as of the scheduled delivery month of each such aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates.

DELIVERIES OF AIRCRAFT

     The aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under Continental's purchase agreements with The Boeing Company ("Boeing") from February 2001 through December 2001. See the table under "-- The Appraisals" for the scheduled month of delivery of each such aircraft. Under such purchase agreements, delivery of an aircraft may be delayed due to "Excusable Delay", which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence. In addition, the Boeing 737-924 aircraft model has not yet received the necessary FAA approvals, which Boeing is required to obtain under its purchase agreement with Continental. Boeing has advised Continental that it expects to receive such approvals in February 2001, although no assurance can be given that this will occur. The first of the seven Boeing 737-924 aircraft included in the Aircraft is scheduled for delivery in May 2001.

     The Note Purchase Agreement provides that the delivery period (the "Delivery Period") will expire on February 1, 2002, subject to extension if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of Continental and not occasioned by Continental's fault or negligence, to the earlier of (i) the date on which the Trustees purchase Equipment Notes relating to the last Aircraft (or a Substitute Aircraft in lieu thereof) and (ii) May 1, 2002. In addition, if a labor strike occurs at Boeing prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.

     If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond February 1, 2002, Continental has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "-- Substitute Aircraft". If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Continental does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See "Description of the Deposit Agreements -- Unused Deposits".

SUBSTITUTE AIRCRAFT

     If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond February 1, 2002, Continental may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a "Substitute Aircraft") therefor meeting the following conditions:

     - A Substitute Aircraft must be a Boeing 737-800, 737-900, 767-200ER or 767-400ER aircraft manufactured after the Issuance Date.

     - One or more Substitute Aircraft of the same or different types may be substituted for one or more Aircraft of the same or different types so long as after giving effect thereto the maximum principal amount of Equipment Notes of each Series issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Equipment Notes of each Series that could have been issued under the Mandatory Economic Terms in respect of the replaced Aircraft.

     - Continental will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes all material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

     Under the Note Purchase Agreement, Continental will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

     - If Continental chooses to enter into a leveraged lease financing with respect to an Aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a Lease and a Leased Aircraft Indenture (among other documents) relating to the financing of such Leased Aircraft.

     - If Continental chooses to enter into a secured debt financing with respect to an Aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft.

     The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. In the case of a Leased Aircraft, this is because a third party -- the owner participant that will be the beneficial owner of the Leased Aircraft (the "Owner Participant") -- will provide a portion of the financing of such Aircraft and may request changes. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements are required (i) to contain the Mandatory Document Terms and (ii) not to vary the Mandatory Economic Terms. In addition, Continental will be obligated to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Certificates -- Obligation to Purchase Equipment Notes". Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

GENERAL

     Equipment notes will be issued in up to four series with respect to each Aircraft (the "Series A-1 Equipment Notes", the "Series A-2 Equipment Notes", the "Series B Equipment Notes", the "Series C Equipment Notes", and, collectively, the "Equipment Notes"). Continental may elect to issue a fifth series of Equipment Notes with respect to an Aircraft (the "Series D Equipment Notes"), which will be funded from sources other than this Offering. See "Description of the Certificates -- Possible Issuance of Class D Certificates". The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as owner trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft (each, an "Owner Trustee"), and Wilmington Trust Company, as indenture trustee thereunder (each, a "Leased Aircraft Trustee"). The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between Continental and Wilmington Trust Company, as indenture trustee thereunder (each, an "Owned Aircraft Trustee" and, together with the other Owned Aircraft Trustees and the Leased

Aircraft Trustees, the "Loan Trustees"). The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

     The related Owner Trustee will lease each Leased Aircraft to Continental pursuant to a separate Lease between such Owner Trustee and Continental with respect to such Leased Aircraft. Under each Lease, Continental will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Continental. Continental's rental obligations under each Lease and Continental's obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Continental.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

     - Series A-1 and Series A-2 Equipment Notes issued in respect of an Aircraft will rank equally in right of payment and will rank senior to other Equipment Notes issued in respect of such Aircraft.

     - Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A-1 and Series A-2 Equipment Notes issued in respect of such Aircraft and will rank senior to the Series C Equipment Notes and, if applicable, Series D Equipment Notes issued in respect of such Aircraft.

     - Series C Equipment Notes issued in respect of an Aircraft will rank junior to the Series A-1, Series A-2 and Series B Equipment Notes issued in respect of such Aircraft and, if Series D Equipment Notes are issued in respect of such Aircraft, senior to such Series D Equipment Notes.

     - If Continental elects to issue Series D Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A-1, A-2, B and C Equipment Notes issued with respect to such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 2 and October 2 of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Scheduled principal payments on the Series A-1, Series B and Series C Equipment Notes will be made on April 2 and October 2 in certain years. The entire principal amount of the Series A-2 Equipment Notes is scheduled to be paid on October 2, 2010. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Continental under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indentures, Section 2.10)

     If Continental exercises its right to terminate a Lease under Section 9 of such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)) See "--The Leases and Certain Provisions of the Owned Aircraft Indentures -- Lease Termination".

     All of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under
Section 11 of the applicable Participation Agreement, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed prior to maturity at any time at the option of Continental, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption shall have been given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12)

     If, with respect to a Leased Aircraft, (x) one or more Lease Events of Default shall have occurred and been continuing, (y) in the event of a bankruptcy proceeding involving Continental, (i) during the Section 1110 Period, the trustee in such proceeding or Continental does not assume or agree to perform its obligations under the related Lease or (ii) at any time after assuming or agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium shall be payable if such Equipment Notes are to be purchased pursuant to clause (x) when a Lease Event of Default shall have occurred and been continuing for less than 120 days). (Leased Aircraft Indentures, Section 2.13) Continental as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life

Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

     LEASED AIRCRAFT

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by:

     - An assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder.

     - A mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Continental under such Lease.

     - An assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Continental and the Aircraft manufacturer.

     Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Continental under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Continental to such Owner Trustee. (Leased Aircraft Indentures, Granting Clause) The Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or Leases (except in certain cases, if any, where the related Owner Participant and Continental shall agree to cross-collateralization). Accordingly, any excess proceeds from the exercise of remedies with respect to the Equipment Notes relating to an Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

     OWNED AIRCRAFT

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by:

     - A mortgage to the Owned Aircraft Trustee of such Aircraft.

     - An assignment to the Owned Aircraft Trustee of certain of Continental's rights under its purchase agreement with the Aircraft manufacturer.

     CASH

     Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the Leased Aircraft or Continental in the case of the Owned Aircraft, in investments described in the related Indenture. (Leased Aircraft Indentures, Section 5.09; Owned Aircraft Indentures, Section 6.06)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following tables set forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of Leased Aircraft and Owned Aircraft as of October 2, 2001 and the April 2 Regular Distribution Dates thereafter, assuming that the Equipment Notes in the maximum principal amount are issued in respect of each such Aircraft. These examples were utilized by Continental in preparing the Assumed Amortization Schedule, although the amortization schedule for the Series A-1, Series B and Series C Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. For example, in the event the final maturity date of the Series A-1, Series B or Series C Equipment Notes for a Boeing 737-824 aircraft were significantly earlier than that shown below, the average life of the related Certificates may be correspondingly reduced, subject to compliance with the Mandatory Economic Terms. See "Description of the Certificates -- Pool Factors". Although the following tables do not contain illustrative loan to Aircraft value ratios for Equipment Notes issued in respect of an owned Boeing 767-424ER Aircraft, Continental will have the option of entering into a secured debt financing with respect to each Aircraft. The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following tables are based on the assumption (the "Depreciation Assumption") that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 3% of the initial appraised value per year for the first fifteen years after the year of delivery of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                                                              BOEING 737-824
                                           ------------------------------------------------------------------------------------
                                                       LEASED AIRCRAFT                              OWNED AIRCRAFT
                                           ----------------------------------------    ----------------------------------------
                                            EQUIPMENT                                   EQUIPMENT
                                              NOTE         ASSUMED                        NOTE         ASSUMED
                                           OUTSTANDING     AIRCRAFT                    OUTSTANDING     AIRCRAFT
                                             BALANCE        VALUE         LOAN TO        BALANCE        VALUE         LOAN TO
DATE                                       (MILLIONS)     (MILLIONS)    VALUE RATIO    (MILLIONS)     (MILLIONS)    VALUE RATIO
----                                       -----------    ----------    -----------    -----------    ----------    -----------
October 2, 2001..........................    $28.65         $45.50         63.0%         $30.70         $45.50         67.5%
April 2, 2002............................     28.08          45.50         61.7           24.60          45.50         54.1
April 2, 2003............................     27.72          44.14         62.8           23.68          44.14         53.7
April 2, 2004............................     27.02          42.77         63.2           22.99          42.77         53.8
April 2, 2005............................     22.99          41.41         55.5           22.38          41.41         54.1
April 2, 2006............................     22.19          40.04         55.4           21.85          40.04         54.6
April 2, 2007............................     21.37          38.68         55.3           21.35          38.68         55.2
April 2, 2008............................     20.22          37.31         54.2           20.45          37.31         54.8
April 2, 2009............................     19.48          35.95         54.2           16.03          35.95         44.6
April 2, 2010............................     19.48          34.58         56.3           15.53          34.58         44.9
April 2, 2011............................     17.19          33.22         51.8            0.00            N/A          N/A
April 2, 2012............................     16.05          31.85         50.4            0.00            N/A          N/A
April 2, 2013............................     14.15          30.49         46.4            0.00            N/A          N/A
April 2, 2014............................     12.08          29.12         41.5            0.00            N/A          N/A
April 2, 2015............................      9.86          27.76         35.5            0.00            N/A          N/A
April 2, 2016............................      7.44          26.39         28.2            0.00            N/A          N/A
April 2, 2017............................      5.71          25.03         22.8            0.00            N/A          N/A
April 2, 2018............................      5.71          23.21         24.6            0.00            N/A          N/A
April 2, 2019............................      5.71          21.39         26.7            0.00            N/A          N/A
April 2, 2020............................      2.97          19.57         15.2            0.00            N/A          N/A
April 2, 2021............................      0.00            N/A          N/A            0.00            N/A          N/A

                                                                              BOEING 737-924
                                           ------------------------------------------------------------------------------------
                                                       LEASED AIRCRAFT                              OWNED AIRCRAFT
                                           ----------------------------------------    ----------------------------------------
                                            EQUIPMENT                                   EQUIPMENT
                                              NOTE         ASSUMED                        NOTE         ASSUMED
                                           OUTSTANDING     AIRCRAFT                    OUTSTANDING     AIRCRAFT
                                             BALANCE        VALUE         LOAN TO        BALANCE        VALUE         LOAN TO
DATE                                       (MILLIONS)     (MILLIONS)    VALUE RATIO    (MILLIONS)     (MILLIONS)    VALUE RATIO
----                                       -----------    ----------    -----------    -----------    ----------    -----------
October 2, 2001..........................    $31.03         $48.20         64.4%         $32.05         $48.60         65.9%
April 2, 2002............................     30.21          46.75         64.6           26.28          48.60         54.1
April 2, 2003............................     29.33          45.31         64.7           25.29          47.14         53.6
April 2, 2004............................     27.22          43.86         62.1           24.57          45.68         53.8
April 2, 2005............................     26.37          42.42         62.2           23.93          44.23         54.1
April 2, 2006............................     25.47          40.97         62.2           23.37          42.77         54.6
April 2, 2007............................     24.25          39.52         61.4           22.85          41.31         55.3
April 2, 2008............................     23.21          38.08         61.0           21.81          39.85         54.7
April 2, 2009............................     22.08          36.63         60.3           16.53          38.39         43.1
April 2, 2010............................     21.57          35.19         61.3           16.10          36.94         43.6
April 2, 2011............................     18.22          33.74         54.0            0.00            N/A          N/A
April 2, 2012............................     17.44          32.29         54.0            0.00            N/A          N/A
April 2, 2013............................     15.50          30.85         50.2            0.00            N/A          N/A
April 2, 2014............................     13.05          29.40         44.4            0.00            N/A          N/A
April 2, 2015............................     11.61          27.96         41.5            0.00            N/A          N/A
April 2, 2016............................     10.83          26.51         40.8            0.00            N/A          N/A
April 2, 2017............................      8.00          24.58         32.5            0.00            N/A          N/A
April 2, 2018............................      8.00          22.65         35.3            0.00            N/A          N/A
April 2, 2019............................      8.00          20.73         38.6            0.00            N/A          N/A
April 2, 2020............................      7.71          18.80         41.0            0.00            N/A          N/A
April 2, 2021............................      0.00            N/A          N/A            0.00            N/A          N/A

                                                                             BOEING 767-224ER
                                           ------------------------------------------------------------------------------------
                                                       LEASED AIRCRAFT                              OWNED AIRCRAFT
                                           ----------------------------------------    ----------------------------------------
                                            EQUIPMENT                                   EQUIPMENT
                                              NOTE         ASSUMED                        NOTE         ASSUMED
                                           OUTSTANDING     AIRCRAFT                    OUTSTANDING     AIRCRAFT
                                             BALANCE        VALUE         LOAN TO        BALANCE        VALUE         LOAN TO
DATE                                       (MILLIONS)     (MILLIONS)    VALUE RATIO    (MILLIONS)     (MILLIONS)    VALUE RATIO
----                                       -----------    ----------    -----------    -----------    ----------    -----------
October 2, 2001..........................    $48.70         $76.94         63.3%         $43.92         $77.34         56.8%
April 2, 2002............................     46.71          74.63         62.6           42.23          75.02         56.3
April 2, 2003............................     44.67          72.32         61.8           41.02          72.70         56.4
April 2, 2004............................     43.59          70.02         62.3           39.98          70.38         56.8
April 2, 2005............................     41.81          67.71         61.8           39.06          68.06         57.4
April 2, 2006............................     41.19          65.40         63.0           35.07          65.74         53.3
April 2, 2007............................     38.64          63.09         61.2           33.75          63.42         53.2
April 2, 2008............................     36.00          60.78         59.2           33.05          61.10         54.1
April 2, 2009............................     33.52          58.47         57.3           28.55          58.78         48.6
April 2, 2010............................     32.71          56.17         58.2           27.74          56.46         49.1
April 2, 2011............................     28.00          53.86         52.0            0.00            N/A          N/A
April 2, 2012............................     27.39          51.55         53.1            0.00            N/A          N/A
April 2, 2013............................     26.11          49.24         53.0            0.00            N/A          N/A
April 2, 2014............................     24.72          46.93         52.7            0.00            N/A          N/A
April 2, 2015............................     23.25          44.63         52.1            0.00            N/A          N/A
April 2, 2016............................     21.71          42.32         51.3            0.00            N/A          N/A
April 2, 2017............................     20.09          39.24         51.2            0.00            N/A          N/A
April 2, 2018............................     12.46          36.16         34.5            0.00            N/A          N/A
April 2, 2019............................      8.03          33.08         24.3            0.00            N/A          N/A
April 2, 2020............................      4.12          30.01         13.7            0.00            N/A          N/A
April 2, 2021............................      0.00            N/A          N/A            0.00            N/A          N/A

                                                       BOEING 767-424ER
                                           ----------------------------------------
                                                       LEASED AIRCRAFT
                                           ----------------------------------------
                                            EQUIPMENT
                                              NOTE         ASSUMED
                                           OUTSTANDING     AIRCRAFT
                                             BALANCE        VALUE         LOAN TO
DATE                                       (MILLIONS)     (MILLIONS)    VALUE RATIO
----                                       -----------    ----------    -----------
October 2, 2001..........................    $63.00         $98.81         63.8%
April 2, 2002............................     59.89          95.85         62.5
April 2, 2003............................     57.25          92.88         61.6
April 2, 2004............................     55.85          89.92         62.1
April 2, 2005............................     53.24          86.95         61.2
April 2, 2006............................     51.08          83.99         60.8
April 2, 2007............................     48.74          81.02         60.2
April 2, 2008............................     46.21          78.06         59.2
April 2, 2009............................     43.46          75.10         57.9
April 2, 2010............................     42.62          72.13         59.1
April 2, 2011............................     37.35          69.17         54.0
April 2, 2012............................     35.75          66.20         54.0
April 2, 2013............................     34.15          63.24         54.0
April 2, 2014............................     31.38          60.27         52.1
April 2, 2015............................     28.90          57.31         50.4
April 2, 2016............................     25.41          54.35         46.8
April 2, 2017............................     20.96          50.39         41.6
April 2, 2018............................     18.80          46.44         40.5
April 2, 2019............................      9.99          42.49         23.5
April 2, 2020............................      4.95          38.54         12.8
April 2, 2021............................      0.00            N/A          N/A

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, Continental, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Continental under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Continental.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture will include:

     - In the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default).

     - The failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default), in the case of a Leased Aircraft Indenture, or Continental, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after the relevant Owner Trustee or Owner Participant, in the case of a Leased Aircraft Indenture, or Continental, in the case of an Owned Aircraft Indenture, receives written demand from the related Loan Trustee or holder of an Equipment Note.

     - The failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods.

     - Any representation or warranty made by the related Owner Trustee or Owner Participant, in the case of a Leased Aircraft Indenture, or Continental, in the case of an Owned Aircraft Indenture, in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

     - Failure by Continental or the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

     - The registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) or Continental (in the case of an Owned Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period).

     - With respect to the Owned Aircraft, the lapse or cancellation of insurance required under the related Owned Aircraft Indenture.

     - The occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Continental (in the case of the Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures,
       Section 5.01)

     There will not be cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Continental). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     If Continental fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults (or, in the case of certain Owner Participants, six or more immediately preceding semiannual basic rental payment defaults or, in total, eight or more previous semiannual basic rental payment defaults). The applicable Owner Trustee also may cure any other default by Continental in the performance of its obligations under any Lease that can be cured with the payment of money. (Leased Aircraft Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 5.06)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Continental instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures,
Section 5.02(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or, in the case of a Leased

Aircraft, such Lease with respect to the Aircraft subject to such Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period (a "Continuous Stay Period") in excess of 60 days subsequent to an entry of an order of relief pursuant to Chapter 11 of the Bankruptcy Code (the "Sixty-Day Section 1110 Period"); provided, however, that the requirement to exercise one or more of such remedies under such lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Sixty-Day Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Sixty-Day Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Sixty-Day Section 1110 Period with the approval of the relevant court to perform such lease in accordance with
Section 1110(a)(2)(A) of the U.S. Bankruptcy Code and continues to perform as required by Section 1110(a)(2) of the U.S. Bankruptcy Code and cures any default (other than a default of the kind specified in Section 365(b)(2) of the U.S. Bankruptcy Code) within the applicable time period specified in Section 1110(a)(2)(B) of the U.S. Bankruptcy Code or (B) is an extension of the Sixty-Day Section 1110 Period with the consent of such Loan Trustee pursuant to
Section 1110(b) of the U.S. Bankruptcy Code or (C) is the consequence of such Loan Trustee's own failure to give any requisite notice or demand to any person. See "-- The Leases and Certain Provisions of the Owned Aircraft
Indentures -- Events of Default under the Leases". Such remedies may be exercised by the related Leased Aircraft Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture and, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Continental under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Continental under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Section 4.04; Leases, Section 15) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

     If a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Continental does not agree to perform its obligations under such Lease, (ii) at any time after agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations with the result that the Continuous Stay Period comes to an end or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the related Leased Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to lessors, conditional vendors and holders of security interests with respect to "equipment" (defined as described below). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft or (y) if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case assuming that, at the time of such transaction, Continental holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver".

     The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Loss". The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by Continental or to any possible lessee of an Owned Aircraft if it is leased by Continental.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Leased Aircraft Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of Continental at the end of the term of such Lease to purchase the related Leased Aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01)

     Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures, Section 10.01(a))

OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE

     Certain Owner Participants will have the right, subject to certain conditions, to restructure the applicable leveraged lease transaction using a "cross-border lease", a tax lease or head-lease/sublease structure and any other type of transaction. In no event, however, shall any such restructuring (i) change the terms and conditions of the rights and obligations of any holder of Equipment Notes under the relevant Aircraft Operative Agreements or any holder of Certificates or (ii) expose any such holder to any additional risks. As a precondition to any such restructuring, the Owner Participant will be obligated to deliver to the Leased Aircraft Trustee an appropriate officer's certificate as to the satisfaction of the foregoing conditions and to obtain a written confirmation from the Rating Agencies prior to the implementation of such restructuring to the effect that such restructuring will not adversely affect the ratings of the Certificates.

INDEMNIFICATION

     Continental will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each liquidity provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Continental will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft will be leased to Continental by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). Each Owned Aircraft will be owned by Continental.

     LEASE TERM RENTALS AND PAYMENTS

     Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Continental for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease is payable by Continental on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Equipment Notes. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.01)

     "Lease Payment Date" means, with respect to each Lease, April 2 or October 2 during the term of such Lease.

     Semiannual payments of interest on the Equipment Notes issued by Continental under an Owned Aircraft Indenture are payable on April 2 and October 2 of each year, commencing on the first such date after issuance thereof. Payments of principal of the Equipment Notes issued by Continental under an Owned Aircraft Indenture will be payable on April 2 and October 2 in certain years or in full on final maturity.

     NET LEASE; MAINTENANCE

     Under the terms of each Lease, Continental's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease". Accordingly, Continental is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1, 8.1 and 11.1 and Annexes C and D) The Owned Aircraft Indentures impose comparable maintenance, service and repair obligations on Continental with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 4.02)

     POSSESSION, SUBLEASE AND TRANSFER

     Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Airframe or Engine are permitted. Subleases, in the case of Leased Aircraft, and leases, in the case of Owned Aircraft, are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize (in the case of the Leased Aircraft) Owner Trustee's title to, and the Loan Trustee's security interest in respect of, the applicable Aircraft. In addition, a sublessee or lessee may not be subject to insolvency or similar proceedings at the commencement of such sublease or lease. (Leases, Section 7, Owned Aircraft Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     REGISTRATION

     Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except (in the case of a Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of a Leased Aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, Continental has the right to register the Leased Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11) The Owned Aircraft Indentures contain comparable provisions with respect to registration of the Owned Aircraft in connection with a permitted lease of the Owned Aircraft. (Owned Aircraft Indentures, Section 4.02(e))

     LIENS

     Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Continental and, with respect to a Leased Aircraft, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of a Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and
(iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture. (Leases, Section 6; Owned Aircraft Indentures, Section 4.01)

     REPLACEMENT OF PARTS; ALTERATIONS

     Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Leases, Section
8.1 and Annex C; Owned Aircraft Indentures, Section 4.04(d))

     INSURANCE

     Continental is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than, in the case of Leased Aircraft, the stipulated loss value of such Aircraft (which will exceed the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft, together with accrued interest thereon) or, in the case of Owned Aircraft, the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the "Debt Balance"). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $3,500,000 per occurrence in the case of a Boeing 737-824 or 737-924 aircraft and $7,500,000 per occurrence in the case of a Boeing 767-224ER or 767-424ER aircraft, such proceeds up to the stipulated loss value or Debt Balance, as the case may be, of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to

$3,500,000 per occurrence in the case of a Boeing 737-824 or 737-924 aircraft and $7,500,000 per occurrence in the case of a Boeing 767-224ER or 767-424ER aircraft, such proceeds will be payable directly to Continental so long as an Indenture Event of Default does not exist with respect to the Owned Aircraft Indenture or (in the case of a Leased Aircraft) the Owner Trustee or Leased Aircraft Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Sections 11 and Annex D; Owned Aircraft Indentures, Section 4.06 and Annex B)

     In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee, in the case of an Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Leases, Section 11.1 and Annex D, Owned Aircraft Indentures, Section 4.06 and Annex B)

     Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee or lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted sublessee or lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Leases, Annex D, Owned Aircraft Indentures, Section 4.06 and Annex B)

     Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental's fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11.1 and Annex D, Owned Aircraft Indentures, Section 4.06 and Annex B)

     In respect of each Aircraft, Continental is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of the Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted sublessee or any other person. (Leases, Annex D, Owned Aircraft Indentures, Section 4.06 and Annex B)

     LEASE TERMINATION

     Unless a Lease Event of Default shall have occurred and be continuing, Continental may terminate any Lease on any Lease Payment Date occurring after the fifth anniversary occurred of the date on which such Lease commenced, if it makes a good faith determination that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirements. Continental is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to ten Business Days prior to such proposed date; provided that Continental may give only five such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Continental is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Continental is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10(b))

     The Owner Trustee has the option to retain title to the Leased Aircraft if Continental has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including the Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.06 and 2.10(b))

     EVENTS OF LOSS

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either
(i) pay to the applicable Owner Trustee (in the case of a Leased Aircraft) or to the Owned Aircraft Trustee (in the case of the Owned Aircraft) the stipulated loss value of such Aircraft (in the case of a Leased Aircraft) or the outstanding principal amount of the Equipment Notes (in the case of an Owned Aircraft), together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless any Lease Event of Default or failure to pay basic rent under the relevant Lease (in the case of a Leased Aircraft), an Indenture Event of Default or failure to pay principal or interest under the Owned Aircraft Indenture (in the case of the Owned Aircraft) or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Leases, Sections 10.1.1 and 10.1.2; Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indentures, Sections 2.10 and 4.05(a))

     If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, in the case of a Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft, subject such an airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. Continental is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Leased Aircraft Trustee (as assignee of lessor's rights and interests under the Lease), in the case of a Leased Aircraft, or the Owned Aircraft Trustee, in the case of an Owned Aircraft, will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indentures,
Section 4.05(c))

     If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an

Owned Aircraft) or the stipulated loss value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto shall cease and (in the case of a Leased Aircraft) the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Continental. The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indenture, as the case may be, by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Continental, as the case may be. (Leases, Section 10.1.2; Leased Aircraft Indentures, Sections 2.06 and 3.02; Owned Aircraft Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

     If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease or Owned Aircraft Indenture, as the case may be. (Leases, Section 10.2; Owned Aircraft Indentures, Section 4.05)

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

     - The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

     - The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

     - Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

     - Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity or an entity of the country of registration of the relevant Aircraft) for a period exceeding 180 consecutive days or, if earlier, at the end of the term of such Lease (in the case of a Leased Aircraft).

     - In the case of any Leased Aircraft, any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity (or governmental entity of the country of registration of the relevant Aircraft) that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss).

     - As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental's entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years or, in the case of the Leased Aircraft, such use shall be prohibited at the expiration of the term of the relevant Lease.

     - With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Leases, Section 7.2.6 and Annex A; Owned Aircraft Indentures, Annex A)

     RENEWAL AND PURCHASE OPTIONS

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Continental will have certain options to renew such Lease for additional limited periods. In addition, Continental will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 17)

     In addition, Continental may have the right to purchase an Aircraft from the applicable Owner Trustee and assume, as direct obligations of Continental, the Equipment Notes issued with respect to such Aircraft. In such case, the Leased Aircraft Indenture relating to such Equipment Notes will be amended and restated to be substantially the same as an Owned Aircraft Indenture. See "Certain U.S. Federal Income Tax Consequences -- Taxation of Certificateholders Generally -- Trusts Classified as Grantor Trusts" for a discussion of certain tax consequences of such purchase and assumption.

     EVENTS OF DEFAULT UNDER THE LEASES

     Lease Events of Default under each Lease include, among other things:

     - Failure by Continental to make any payment of basic rent, stipulated loss value or termination value under such Lease within ten Business Days after the same shall have become due, or failure by Continental to pay any other amount due under such Lease or under any other related operative document within ten Business Days from and after the date of any written notice from the Owner Trustee or Loan Trustee of the failure to make such payment when due.

     - Failure by Continental to make any excluded payment (as defined) within ten Business Days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Continental and the relevant Loan Trustee.

     - Failure by Continental to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease.

     - Failure by Continental to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the related tax indemnity agreement between Continental and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and Continental shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 270 days after the receipt of such notice.

     - Any representation or warranty made by Continental in such Lease or the related Participation Agreement or in certain other related operative documents (other than in the related tax indemnity agreement between Continental and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Continental.

     - The occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Continental or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indentures are discussed above under "-- Indenture Defaults, Notice and Waiver".

     REMEDIES EXERCISABLE UPON EVENTS OF DEFAULT UNDER THE LEASE

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Continental's rights, except as set forth in the Lease, and retain the proceeds, and to require Continental to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, either (i) the excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease or, (ii) the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Leased Aircraft Indentures, Section 4.04) If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Continental or any of its affiliates. (Leased Aircraft Indentures, Section 4.04(a))

     Remedies under the Owned Aircraft Indentures are discussed above under "-- Remedies".

     TRANSFER OF OWNER PARTICIPANT INTERESTS

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft. (Participation Agreements, Section 10.1.1)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency other than the U.S. Dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will, in the opinion of Tax Counsel, be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations provided that at least 90% of each Original Trust's gross income for each taxable year of its existence is "qualifying income" (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Tax Counsel believes that income derived by the Original Trusts from the Equipment Notes will constitute qualifying income and that the Original Trusts therefore will meet the 90% test, assuming that the Original Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. In the opinion of Tax Counsel, the Successor Trusts will be classified as grantor trusts.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     TRUSTS CLASSIFIED AS GRANTOR TRUSTS

     Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. The Deposits will likely be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Certificate. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     An Owner Participant's conveyance of its interest in an owner trust should not constitute a taxable event to U.S. Certificateholders. However, if we assume an owner trust's obligations under the related Equipment Notes upon a purchase of a Leased Aircraft by Continental, such assumption would be treated for federal income tax purposes as a taxable exchange by U.S. Certificateholders of the Equipment Notes for "new" Equipment Notes resulting in the recognition of taxable gain or loss equal to the difference between the U.S. Certificateholder's adjusted basis in its interest in the Equipment Note and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" Equipment Note) would be equal to the fair market value of the U.S. Certificateholder's pro rata share of the respective Equipment Note at such time if the Equipment Notes are "publicly traded" within the meaning of applicable Treasury regulations and otherwise would be equal to their principal amount (or, under certain circumstances, a lesser imputed principal amount).

     In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

     ORIGINAL TRUSTS CLASSIFIED AS PARTNERSHIPS

     If an Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust's items of income and deduction on its tax return for its taxable year within which the Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust's net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust.

EFFECT OF REALLOCATION OF PAYMENTS UNDER THE INTERCREDITOR AGREEMENT

     In the event that the Class B Trust or the Class C Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Subordinated Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had:

     - received as distributions their full share of interest, principal or premium;

     - paid over to the preferred class of Certificateholders an amount equal to their share of the amount of the shortfall; and

     - retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

     Under this analysis:

     - Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Subordinated Trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

     - a loss would only be allowed to Subordinated Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

     - reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

     These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

     Similar treatment would apply if the Class A-1 Trust or the Class A-2 Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it because of the provisions in the Intercreditor Agreement requiring that distributions be allocated on a pro rata basis between Trusts of equal seniority.

DISSOLUTION OF ORIGINAL TRUSTS AND FORMATION OF NEW TRUSTS

     Assuming that the Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder's basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder's holding period for the Equipment Notes and other property will include the Original Trust's holding period.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder's adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income. Notwithstanding the foregoing, if the Original Trusts are classified as partnerships, gain or loss with respect to an interest in an Original Trust will be calculated and characterized by reference to the U.S. Certificateholder's adjusted tax basis and holding period for its interest in the Original Trust.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person will not be subject to U.S. federal withholding tax provided that:

     - the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

     - the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

     - certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

     The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

     Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A-1 Certificates and Class A-2 Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemptions issued to The First Boston Corporation, Prohibited Transaction Exemption 89-90 (54 Fed. Reg. 42,597 (1989)), as amended, (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a) (1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreements, the proceeds from the Offering of the Certificates of each Class, to the extent not used to purchase Equipment Notes on the Issuance Date, will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Original Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

     There can be no assurance that the Department of Labor would determine that the Underwriter Exemption would be applicable to Class A-1 Certificates and Class A-2 Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A-1 Certificates and Class A-2 Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A-1 Certificates or the Class A-2 Certificates or the assets of the Class A-1 Trust or the Class A-2 Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A-1 Certificates or Class A-2 Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A-1 Certificate or Class A-2 Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

     The Underwriter Exemption does not apply to the Class B or Class C Certificates. Therefore, the fiduciary of a Plan considering the purchase of a Class B or Class C Certificate should consider the availability of other exemptions, such as the Class Exemptions.

     Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated November 14, 2000, the Underwriters named below (collectively, the "Underwriters") have agreed with Continental to purchase from the Trustee the following respective principal amounts of the Class A-1, Class A-2, Class B and Class C Certificates.

                                         PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                           OF CLASS A-1       OF CLASS A-2        OF CLASS B         OF CLASS C
UNDERWRITER                                CERTIFICATES       CERTIFICATES       CERTIFICATES       CERTIFICATES
-----------                              ----------------   ----------------   ----------------   ----------------
Credit Suisse First Boston
  Corporation..........................    $ 76,068,000       $ 34,154,000       $ 30,220,000       $ 27,756,000
Morgan Stanley & Co. Incorporated......      76,068,000         34,153,000         30,217,000         27,752,000
Chase Securities Inc. .................      76,068,000         34,153,000         30,217,000         27,752,000
Goldman, Sachs & Co. ..................      76,068,000         34,153,000         30,217,000         27,752,000
Salomon Smith Barney Inc. .............      76,068,000         34,153,000         30,217,000         27,752,000
                                           ------------       ------------       ------------       ------------
         Total.........................    $380,340,000       $170,766,000       $151,088,000       $138,764,000
                                           ============       ============       ============       ============

     The underwriting agreement provides that the Underwriters will be obligated to purchase all of the Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated.

     The aggregate proceeds from the sale of the Certificates will be $840,958,000. Continental will pay the Underwriters a commission of $7,148,143. Continental estimates that its expenses associated with the offer and sale of the Certificates will be approximately $500,000. Credit Suisse First Boston Corporation has agreed to reimburse Continental for certain expenses incurred in connection with the transaction.

     The Underwriters propose to offer the Certificates initially at the public offering prices on the cover page of this Prospectus Supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

PASS THROUGH                                                  TO SELLING GROUP     DISCOUNT TO
CERTIFICATES DESIGNATION                                          MEMBERS         BROKER/DEALERS
------------------------                                      ----------------    --------------
2000-2A-1...................................................        0.50%              0.25%
2000-2A-2...................................................        0.50               0.25
2000-2B.....................................................        0.50               0.25
2000-2C.....................................................        0.50               0.25

     The Certificates are a new issue of securities with no established trading market. One or more of the Underwriters intend to make a secondary market for the Certificates. However, they are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Certificates.

     Continental has agreed to indemnify the Underwriters against liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in that respect.

     Credit Suisse First Boston, New York branch, an affiliate of Credit Suisse First Boston Corporation, will act as the Depositary. From time to time, several of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Continental and its affiliates. In particular, Credit Suisse First Boston, New York branch, and affiliates of Chase Securities Inc. and Salomon Smith Barney Inc., are lenders to Continental.

     Continental expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the ninth business day following the date of pricing of the Certificates (this settlement cycle being referred to as T+9). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date of pricing or the next succeeding five business days will be required, by virtue of the fact that the Certificates initially will settle in T+9, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that Continental prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Certificates are made. Any resale of the Certificates in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

     By purchasing Certificates in Canada and accepting a purchase confirmation, a purchaser is representing to Continental and the dealer from whom the purchase confirmation is received that

     - the purchaser is entitled under applicable provincial securities laws to purchase the Certificates without the benefit of a prospectus qualified under those securities laws,

     - where required by law, that the purchaser is purchasing as principal and not as agent, and

     - the purchaser has reviewed the text above under "Resale Restrictions".

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Certificates to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Certificates acquired by such purchaser pursuant to this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from Continental. Only one such report must be filed for Certificates acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Certificates in their particular circumstances and about the eligibility of the Certificates for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

     The validity of the Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreements.

                                    EXPERTS

     The consolidated financial statements (including the financial statement schedule) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements (including the financial statement schedule) are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The references to AISI, AVITAS and MBA, and to their respective appraisal reports, each dated as of October 31, 2000, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Reference is made to the information under "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. In addition to the documents listed there as incorporated by reference in the Prospectus, Continental's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on October 17, 2000, the amendment to such Quarterly Report on Form 10-Q, filed with the Commission on November 13, 2000, Continental's two Current Reports on Form 8-K, each filed with the Commission on November 6, 2000, and Continental's Current Report on Form 8-K, filed with the Commission on November 14, 2000, are incorporated by reference in this Prospectus Supplement.

                          APPENDIX I -- INDEX OF TERMS

                                      PAGE
                                      -----
Adjusted Expected Distributions.....   S-60
Administration Expenses.............   S-60
Aggregate LTV Collateral Amount.....   S-61
Air France..........................   S-28
Aircraft............................   S-63
Aircraft Operative Agreements.......   S-45
AISI................................   S-64
Alaska Air..........................   S-27
Alitalia............................   S-28
America West........................   S-27
Appraised Current Market Value......   S-61
Appraisers..........................   S-64
Assumed Aircraft Value..............   S-71
Assumed Amortization Schedule.......   S-35
Assumed Appraised Value.............   S-44
Average Life Date...................   S-70
AVITAS..............................   S-64
Base Rate...........................   S-55
Basic Agreement.....................   S-30
Boeing..............................   S-65
Bush Intercontinental...............   S-26
Business Day........................   S-35
Cash Collateral Account.............   S-53
Cede................................   S-48
Certificate Account.................   S-34
Certificate Owner...................   S-48
Certificateholders..................   S-31
Certificates........................   S-30
Class A-1 Certificates..............   S-30
Class A-1 Trust.....................   S-30
Class A-1 Trustee...................   S-31
Class A-2 Certificates..............   S-30
Class A-2 Trust.....................   S-30
Class A-2 Trustee...................   S-31
Class B Certificates................   S-30
Class B Trust.......................   S-30
Class B Trustee.....................   S-31
Class C Certificates................   S-30
Class C Trust.......................   S-30
Class C Trustee.....................   S-31
Class D Certificates................   S-47
Class D Trust.......................   S-47
Class D Trustee.....................   S-31
Class Exemptions....................   S-91
CMI.................................   S-26
Code................................   S-42
Commission..........................   S-30
Company.............................   S-26
Continental.........................   S-26
Continuous Stay Period..............   S-76
Controlling Party...................   S-22
Convention..........................   S-79
CSFB................................   S-50
Current Distribution Date...........   S-59

                                      PAGE
                                      -----
Current Pool Balance................   S-61
Debt Balance........................   S-80
default.............................   S-39
Delivery Period.....................   S-65
Delivery Period Termination Date....   S-49
Deposit.............................   S-49
Deposit Agreement...................   S-49
Depositary..........................   S-50
Depreciation Assumption.............   S-71
disqualified persons................   S-90
Distribution Date...................   S-31
DOJ.................................   S-20
Downgrade Drawing...................   S-53
DTC.................................   S-48
DTC Participants....................   S-48
Equipment...........................   S-77
Equipment Notes.....................   S-67
ERISA...............................   S-90
ERISA Plans.........................   S-90
Escrow Agent........................   S-51
Escrow Agreements...................   S-51
Escrow Receipts.....................   S-51
Event of Loss.......................   S-83
Expected Distributions..............   S-59
Express.............................   S-26
FAA.................................   S-21
Final Distributions.................   S-58
Final Drawing.......................   S-54
Final Maturity Date.................   S-33
Gulfstream..........................   S-27
H.15(519)...........................   S-70
Hawaiian............................   S-27
Hopkins International...............   S-26
Horizon.............................   S-27
Indenture Default...................   S-37
Indentures..........................   S-43
Intercreditor Agreement.............   S-57
Interest Drawings...................   S-52
IRS.................................   S-86
Issuance Date.......................   S-54
Kennedy.............................   S-21
KLM.................................   S-28
LaGuardia...........................   S-21
Lease...............................   S-78
Lease Event of Default..............   S-37
Lease Payment Date..................   S-79
Leased Aircraft.....................   S-43
Leased Aircraft Indenture...........   S-43
Leased Aircraft Trustee.............   S-67
LIBOR...............................   S-55
Liquidity Event of Default..........   S-56
Liquidity Expenses..................   S-59
Liquidity Facility..................   S-52
Liquidity Obligations...............   S-59

                                      PAGE
                                      -----
Liquidity Provider..................   S-52
Loan Trustees.......................   S-68
LTV Appraisal.......................   S-62
LTV Collateral Amount...............   S-61
LTV Ratio...........................   S-61
LTVs................................    S-7
Make-Whole Premium..................   S-69
Mandatory Document Terms............   S-46
Mandatory Economic Terms............   S-44
Maximum Available Commitment........   S-52
MBA.................................   S-64
Mesaba..............................   S-27
Minimum Sale Price..................   S-58
Moody's.............................   S-50
most recent H.15(519)...............   S-70
New Trustee.........................   S-48
Newark..............................   S-26
Non-Extension Drawing...............   S-54
Non-Performing Equipment Notes......   S-60
Northwest...........................   S-19
Northwest Agreement.................   S-23
Northwest Alliance..................   S-19
Northwest Transaction...............   S-23
Note Holders........................   S-46
Note Purchase Agreement.............   S-43
O'Hare..............................   S-21
Offering............................   S-47
Original Trustee....................   S-47
Original Trusts.....................   S-47
Owned Aircraft......................   S-43
Owned Aircraft Indenture............   S-43
Owned Aircraft Trustee..............   S-67
Owner Participant...................   S-67
Owner Trustee.......................   S-67
Participation Agreement.............   S-43
parties in interest.................   S-90
Pass Through Trust Agreements.......   S-30
Paying Agent........................   S-51
Paying Agent Account................   S-34
Performing Equipment Note...........   S-53
Plan Asset Regulation...............   S-91
Plans...............................   S-90
Pool Balance........................   S-35
Pool Factor.........................   S-35
Preferred Stock.....................   S-24
Prospectus..........................   S-30
PTC Event of Default................   S-40
PTCE................................   S-91

                                      PAGE
                                      -----
Rating Agencies.....................   S-50
Reagan National.....................   S-21
Recapitalization....................   S-24
Receiptholder.......................   S-51
Regular Distribution Dates..........   S-33
Remaining Weighted Average Life.....   S-70
Replacement Facility................   S-53
Repurchase..........................   S-24
Required Amount.....................   S-52
Scheduled Payments..................   S-33
Section 1110........................   S-76
Series A-1 Equipment Notes..........   S-67
Series A-2 Equipment Notes..........   S-67
Series B Equipment Notes............   S-67
Series C Equipment Notes............   S-67
Series D Equipment Notes............   S-67
Sixty-Day Section 1110 Period.......   S-76
Special Distribution Date...........   S-34
Special Payment.....................   S-34
Special Payments Account............   S-34
Standard & Poor's...................   S-50
Stated Interest Rates...............   S-52
Subordinated Certificateholders.....   S-88
Subordinated Certificates...........   S-88
Subordinated Trusts.................   S-88
Subordination Agent.................   S-57
Substitute Aircraft.................   S-66
Successor Trust.....................   S-47
Tax Counsel.........................   S-86
Termination Notice..................   S-56
Threshold Rating....................   S-54
Transfer Date.......................   S-47
Transportation Code.................   S-40
Treasury Yield......................   S-69
Triggering Event....................   S-31
Trust Agreements....................   S-67
Trust Indenture Act.................   S-41
Trust Property......................   S-30
Trust Supplement....................   S-30
Trustee.............................   S-30
Trusts..............................   S-30
U.S. Certificateholders.............   S-86
U.S. Persons........................   S-86
Underwriter Exemption...............   S-92
Underwriters........................   S-94
United..............................   S-25
US Airways..........................   S-25
Virgin..............................   S-28

                                                 Appendix II - Appraisal Letters

               AIRCRAFT
[AISI LOGO]    INFORMATION
               SERVICES, INC.

31 October 2000

Continental Airlines
1600 Smith Street HQSFN
Houston, TX 77002

Subject:    AISI Report No.: A0S051BVO
            AISI Sight Unseen New Aircraft Base Value Appraisal, Fourteen B737-800, Ten B737-900, Six B767-200ER and Two B767-400ER Aircraft.

Reference:    (a) Credit Suisse First Boston Email message 25 August 2000

Dear Gentlemen:

Aircraft Information Services, Inc. (AISI) is pleased to offer Continental Airlines our opinion of the sight unseen base market value of various new aircraft scheduled to be delivered from the manufacturer to Continental Airlines between February 2001 and December 2001 as listed and defined in Table I and referenced (a) data above.

1. METHODOLOGY AND DEFINITIONS

The method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by the client and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised base values for the new aircraft to be delivered to Continental Airlines.

The standard terms of reference for commercial aircraft value are 'half-life base market value, and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.


Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
Tel: 949-582-8888 FAX: 949-582-8887 E-MAIL: AISINews@aol.com

31 October 2000                                                      [AISI LOGO]
AISI File No. A0S051BVO
Page - 2 -


AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

31 October 2000                                                      [AISI LOGO]
AISI File No. A0S051BVO
Page - 3 -



2. VALUATION

The aircraft are valued predicated upon the reference (a) data which describes the aircraft MTOW and any engine upgrades. The aircraft are also assumed to have similar configurations and capabilities as previous aircraft delivered to Continental Airlines.

Following is AISI's opinion of the base market value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

31 October 2000                                                      [AISI LOGO]
AISI File No. A0S051BVO
Page - 4 -


                                    Table I

--------------------------------------------------------------------------------------------------------
        Scheduled                                    Expected
     Manufacturer's         Aircraft Serial        Registration           New Delivery Base Value
      Delivery Date              Number               Number                 Current USDollars
-------------------------------------------------------------------------------------------------------
                         B737-800, CFM56-7B26 ENGINES, 174,200LB MTOW
-------------------------------------------------------------------------------------------------------
         May-01                   30803                N73259                   $ 50,230,000
--------------------------------------------------------------------------------------------------------
         Jun-01                   30855                N35260                   $ 50,350,000
--------------------------------------------------------------------------------------------------------
         Jul-01                   31582                N77261                   $ 50,460,000
--------------------------------------------------------------------------------------------------------
         Jul-01                   32402                N33262                   $ 50,460,000
--------------------------------------------------------------------------------------------------------
         Aug-01                   31583                N37263                   $ 50,580,000
--------------------------------------------------------------------------------------------------------
         Aug-01                   31584                N33264                   $ 50,580,000
--------------------------------------------------------------------------------------------------------
         Aug-01                   31585                N76265                   $ 50,580,000
--------------------------------------------------------------------------------------------------------
         Aug-01                   32403                N33266                   $ 50,580,000
--------------------------------------------------------------------------------------------------------
         Sep-01                   31586                N37267                   $ 50,700,000
--------------------------------------------------------------------------------------------------------
         Sep-01                   31587                N38268                   $ 50,700,000
--------------------------------------------------------------------------------------------------------
         Oct-01                   31588                N76269                   $ 50,810,000
--------------------------------------------------------------------------------------------------------
         Oct-01                   31632                N73270                   $ 50,810,000
--------------------------------------------------------------------------------------------------------
         Nov-01                   31589                N36272                   $ 50,930,000
--------------------------------------------------------------------------------------------------------
         Nov-01                   31590                N37273                   $ 50,930,000
--------------------------------------------------------------------------------------------------------
                             B737-900, CFM56-7B26 ENGINES, 174,200LB MTOW
-------------------------------------------------------------------------------------------------------
         May-01                   30118                N30401                   $ 51,580,000
-------------------------------------------------------------------------------------------------------
         Jun-01                   30119                N79402                   $ 51,700,000
-------------------------------------------------------------------------------------------------------
         Jul-01                   30120                N38403                   $ 51,820,000
-------------------------------------------------------------------------------------------------------
         Jul-01                   30121                N32404                   $ 51,820,000
-------------------------------------------------------------------------------------------------------
         Aug-01                   30122                N72405                   $ 51,940,000
-------------------------------------------------------------------------------------------------------
         Sep-01                    TBD                 N73406                   $ 52,060,000
-------------------------------------------------------------------------------------------------------
         Sep-01                    TBD                 N35407                   $ 52,060,000
-------------------------------------------------------------------------------------------------------
         Oct-01                    TBD                 N37408                   $ 52,180,000
-------------------------------------------------------------------------------------------------------
         Nov-01                    TBD                 N37409                   $ 52,300,000
-------------------------------------------------------------------------------------------------------
         Dec-01                    TBD                 N75410                   $ 52,420,000
-------------------------------------------------------------------------------------------------------
                           B767-200ER, CF6-80C2B4F ENGINES, 395,000LB MTOW
-------------------------------------------------------------------------------------------------------
         Feb-01                   30434                N68155                   $ 81,000,000
-------------------------------------------------------------------------------------------------------
         Mar-01                   30435                N76156                   $ 81,190,000
-------------------------------------------------------------------------------------------------------
         Apr-01                   30436                N67157                   $ 81,380,000
-------------------------------------------------------------------------------------------------------
         May-01                   30437                N67158                   $ 81,570,000
-------------------------------------------------------------------------------------------------------
         Jul-01                   30438                N68159                   $ 81,940,000
-------------------------------------------------------------------------------------------------------
         Oct-01                   30439                N68160                   $ 82,510,000
-------------------------------------------------------------------------------------------------------
                            B767-400ER, CF6-80C2B8F ENGINES, 450,000LB MTOW
-------------------------------------------------------------------------------------------------------
         Mar-01                  29450                 N76055                   $108,990,000
-------------------------------------------------------------------------------------------------------
         Jun-01                  29451                 N66056                   $109,740,000
-------------------------------------------------------------------------------------------------------

31 October 2000                                                      [AISI LOGO]
AISI File No. A0S051BVO
Page - 5 -


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol


John D. McNicol
Vice President
Appraisals & Forecasts

[AVITAS LOGO]

CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------


INTRODUCTION


AVITAS, Inc. has been retained by Continental Airlines (the "Client") to provide its opinion as to the Base Value for fourteen (14) Boeing 737-800, ten (10) Boeing 737-900, six (6) Boeing 767-200ER and two (2) Boeing 767-400ER aircraft. The subject aircraft are identified and their values are set forth in Figure 1 in this report.

The values presented in this report assume that this aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

DEFINITIONS

AVITAS's value definitions conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

- BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

[GLOBE GRAPHIC]

------------------------------------------------
WORLD HEADQUARTERS: 14520 Avion Pkwy, Chantilly,
VA 20151 USA - Telephone: (703) 476-2300 Fax:
(703) 860-5855 Email: avitas@dnv.com

AVITAS EUROPE: Palace House, 3 Cathedral St.
London SEI 9DE,- Telephone: 0171-716-6621
Fax: 0717-357-6873 Email: avitas@dnv.com

AVITAS ENGINEERING: 5040 N.W. 7th Street, #900
Miami, FL 33126 - Telephone: (305) 476-9650
Fax: (305) 476-9915 Email: avitas@dnv.com

          A DET NORSKE VERITAS COMPANY
-------------------------------------------------

[AVITAS LOGO]


CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------

- MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question given an adequate amount of time to properly market it. It assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value.

AIRCRAFT VALUE

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars. Base Values are as of the delivery dates for each aircraft.

With regard to new aircraft, AVITAS considers the Base Value and the Market Value to be the same. The Base Value of a new aircraft is the typical price paid by an average operator in a single unit or small lot sale. Actual transaction prices may be either above or below that level due to a number of factors. For example, a launch order or a large fleet order may result in discounts, whereas a single unit sale to a small operator who needs a substantial amount of support may be approaching the list price.

Furthermore, implicit in these values is AVITAS's assumption that the new aircraft will remain with the original operator for at least two years. If a newly delivered aircraft comes onto the market, the seller is at an immediate disadvantage as he is likely to be in competition with the manufacturer who can offer training and support.

[AVITAS LOGO]


CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------


Figure 1


---------------------------------------------------------------------------------------------------------------
                                               Continental Airlines
                         Aircraft Description & Summary of Aircraft Values in US$ Million
---------------------------------------------------------------------------------------------------------------
No.     Type             Engines          Serial       Reg.         Yr.      Qtr.     MTOW             Base
                                          Number      Number       Del.      Del.     (lbs)           Value
---------------------------------------------------------------------------------------------------------------
1       737-800        CFM56-7B26         30803       N73259       2001        2     174,200       $    45.1
---------------------------------------------------------------------------------------------------------------
2       737-800        CFM56-7B26         30855       N35260       2001        2     174,200            45.1
---------------------------------------------------------------------------------------------------------------
3       737-800        CFM56-7B26         31582       N77261       2001        3     174,200            45.5
---------------------------------------------------------------------------------------------------------------
4       737-800        CFM56-7B26         32402       N33262       2001        3     174,200            45.5
---------------------------------------------------------------------------------------------------------------
5       737-800        CFM56-7B26         31583       N37263       2001        3     174,200            45.5
---------------------------------------------------------------------------------------------------------------
6       737-800        CFM56-7B26         31584       N33264       2001        3     174,200            45.5
---------------------------------------------------------------------------------------------------------------
7       737-800        CFM56-7B26         31585       N76265       2001        3     174,200            45.5
---------------------------------------------------------------------------------------------------------------
8       737-800        CFM56-7B26         32403       N33266       2001        3     174,200            45.5
---------------------------------------------------------------------------------------------------------------
9       737-800        CFM56-7B26         31586       N37267       2001        3     174,200            45.5
---------------------------------------------------------------------------------------------------------------
10      737-800        CFM56-7B26         31587       N38268       2001        3     174,200            45.5
---------------------------------------------------------------------------------------------------------------
11      737-800        CFM56-7B26         31588       N76269       2001        4     174,200            45.8
---------------------------------------------------------------------------------------------------------------
12      737-800        CFM56-7B26         31632       N73270       2001        4     174,200            45.8
---------------------------------------------------------------------------------------------------------------
13      737-800        CFM56-7B26         31589       N36272       2001        4     174,200            45.8
---------------------------------------------------------------------------------------------------------------
14      737-800        CFM56-7B26         31590       N37273       2001        4     174,200            45.8
---------------------------------------------------------------------------------------------------------------
15      737-900        CFM56-7B26         30118       N30401       2001        2     174,200            48.2
---------------------------------------------------------------------------------------------------------------
16      737-900        CFM56-7B26         30119       N79402       2001        2     174,200            48.2
---------------------------------------------------------------------------------------------------------------
17      737-900        CFM56-7B26         30120       N38403       2001        3     174,200            48.6
---------------------------------------------------------------------------------------------------------------
18      737-900        CFM56-7B26         30121       N32404       2001        3     174,200            48.6
---------------------------------------------------------------------------------------------------------------
19      737-900        CFM56-7B26         30122       N72405       2001        3     174,200            48.6
---------------------------------------------------------------------------------------------------------------
20      737-900        CFM56-7B26          TBD        N73406       2001        3     174,200            48.6
---------------------------------------------------------------------------------------------------------------
21      737-900        CFM56-7B26          TBD        N35407       2001        3     174,200            48.6
---------------------------------------------------------------------------------------------------------------
22      737-900        CFM56-7B26          TBD        N37408       2001        4     174,200            48.9
---------------------------------------------------------------------------------------------------------------
23      737-900        CFM56-7B26          TBD        N37409       2001        4     174,200            48.9
---------------------------------------------------------------------------------------------------------------
24      737-900        CFM56-7B26          TBD        N75410       2001        4     174,200            48.9
---------------------------------------------------------------------------------------------------------------
25      767-200ER      CF6-80C2B4F        30434       N68155       2001        1     395,000            72.8
---------------------------------------------------------------------------------------------------------------
26      767-200ER      CF6-80C2B4F        30435       N76156       2001        1     395,000            72.8
---------------------------------------------------------------------------------------------------------------
27      767-200ER      CF6-80C2B4F        30436       N67157       2001        2     395,000            73.3
---------------------------------------------------------------------------------------------------------------
28      767-200ER      CF6-80C2B4F        30437       N67158       2001        2     395,000            73.3
---------------------------------------------------------------------------------------------------------------
29      767-200ER      CF6-80C2B4F        30438       N68159       2001        3     395,000            73.9
---------------------------------------------------------------------------------------------------------------
30      767-200ER      CF6-80C2B4F        30439       N68160       2001        4     395,000            74.4
---------------------------------------------------------------------------------------------------------------
31      767-400ER      CF6-80C2B8F        29450       N76055       2001        1     450,000            94.1
---------------------------------------------------------------------------------------------------------------
32      767-400ER      CF6-80C2B8F        29451       N66056       2001        2     450,000            95.5
---------------------------------------------------------------------------------------------------------------
                                  GRAND TOTAL                                                      $ 1,753.4
---------------------------------------------------------------------------------------------------------------

[AVITAS LOGO]


CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------


GENERAL MARKET OVERVIEW

INTRODUCTION

AVITAS believes that the expected downturn in the commercial aircraft market is now upon us. The most recent indications are that values and lease rates for several key types have softened while the number of aircraft being offered for sale or lease has risen significantly, especially over the last two years. The increase in availability has been particularly marked for older narrowbodies and some older widebody types have begun to reach the end of their useful economic lives somewhat earlier than anticipated. Orders for new jet aircraft peaked in 1998 while deliveries reached a record high the following year.

Recent trends in the global economy have had a negative impact on aircraft values. Although the Asian recession has passed and recovery in the region now appears to be sustained, values of widebody types remain somewhat soft. However, there are signs that carriers based there, who represent a sizeable portion of the world market for widebodied aircraft, are once again giving their attention to fleet renewal and expansion. European and U.S. carriers operating routes to Asian destinations have also been rebuilding their schedules after the cutbacks introduced in the wake of the economic crisis of 1997 and 1998.

In the U.S., the generally robust financial health of the airline industry continues as growth in traffic volumes remains strong. However, the earnings peak was reached in 1998 and rising fuel costs have affected profitability. The passing of the Stage 2 noise gate at the end of 1999 resulted in increasing weakness in the values of many older narrowbodies. In Latin America, which has traditionally been a market for these aircraft, manufacturers have succeeded in placing more new equipment while negative financial developments in some countries have also been felt.

New aircraft prices have been kept in check due to intense sales competition between Airbus and Boeing. Airbus, which has steadily built up market share at Boeing's expense, is finalizing plans to make the transition to a more conventional corporate structure which should also help to foster a more competitive environment.

BACKGROUND - BOEING 737-800 AND 737-900

The Boeing 737-800 is a stretched version of the 737-400 capable of transporting up to 162 passengers in two-class configuration or 189 in a single class. The extra seating gives the -800 a reduction in seat-mile charges over the -400 for the same trip cost. The differences between the 737-800 and the A320 are far less pronounced than the other variants, thus tightening the competition. The seating of the 737-800 is greater than that of the A320 (189 vs 164 in a single class); however, it has a little less range.

In late 1997, Alaska Airlines launched the Boeing 737-900, which is a 737-800 stretched by nearly nine feet, with ten firm orders. The aircraft will have 18% more cargo volume and 9% more passenger cabin area than the 737-800. Deliveries are scheduled to begin in April 2001.

[AVITAS LOGO]


CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------


FIGURE 2

------------------------------------------------------------------------------
                               BOEING 737 FAMILY STATISTICS
                                     AS OF JULY 2000
------------------------------------------------------------------------------
MODEL             AIRCRAFT IN SERVICE         OPERATORS           FIRM ORDERS
------------------------------------------------------------------------------
737-600                38                         4                     35
------------------------------------------------------------------------------
737-700               242                        36                    474
------------------------------------------------------------------------------
737-800               306                        39                    373
------------------------------------------------------------------------------
737-900                 1                                               45
------------------------------------------------------------------------------
GRAND TOTAL           587                        79                    927
------------------------------------------------------------------------------

Source: BACK Information Services


      The Figure below summarizes the performance capabilities of the 737NG series excluding the -600.


FIGURE 3

-------------------------------------------------------------------------------
AIRCRAFT       SEATING CAPACITY           MTOW (LBS)               RANGE
MODEL          BASIC      MAX          BASIC      MAX          BASIC     MAX
-------------------------------------------------------------------------------
737-700         128       149        133,000    153,000       1,620     3,245
-------------------------------------------------------------------------------
737-800         162       189        155,500    174,200       1,905     2,925
-------------------------------------------------------------------------------
737-900         177       189        166,000    174,200       1,925     2,728
-------------------------------------------------------------------------------


CURRENT MARKET - BOEING 737-800

CURRENT MARKET

AVITAS is of the opinion that the current market for the Boeing 737-800 aircraft is firm. There are presently 306 aircraft in service worldwide among 39 airline operators and a backlog of 373 firm orders and 127 options.

CURRENT OPERATOR BASE AND BACKLOG

As of July 2000, there were 306 737-800 aircraft in service among 39 operators and another 373 on firm order and 127 options for the type.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

With regard to the 737-800's competition, the A320-200, which has been in service since 1988, has 832 aircraft in service and 517 firm orders. The A320 offers a maximum takeoff weight of 162,000 to 169,000 pounds versus the 737-800's 155,500 to 174,200 pounds and similar range capability; but the 737-800 can have as many as 12 more seats than the A320, depending on interior configuration. Although Airbus has had a great degree of recent success with the A320-200 and the aircraft remains a tough competitor to the 737-800, to meet specific operating needs, the 737-800 can be ordered with higher

[AVITAS LOGO]


CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------


specifications than the A320. AVITAS believes the values for the 737-800 should remain firm despite intense competition in the foreseeable future.

CURRENT MARKET - BOEING 737-900

CURRENT MARKET

AVITAS is of the opinion that the current market for the Boeing 737-900, the newest B737NG jet aircraft, is stable. There is presently a backlog of 45 firm orders and 13 options. Alaska Airlines launched the aircraft in November 1997, with an order for 10 aircraft. Continental Airlines, KLM and Korean Airlines followed with orders for the type. The first aircraft is scheduled for delivery to Alaska Airlines in April of 2001.

CURRENT OPERATOR BASE AND BACKLOG

As shown in the Figure below, as of July 2000, there were 58 737-900 aircraft on backlog among four operators.

FIGURE 4


-------------------------------------------------------------------------------
                             BOEING 737-900 BACKLOG
                                AS OF JULY 2000
-------------------------------------------------------------------------------
OPERATOR                        FIRM ORDERS           OPTIONS          TOTAL
-------------------------------------------------------------------------------
ALASKA AIRLINES                         10               10              20
-------------------------------------------------------------------------------
KOREAN AIR                              16                3              19
-------------------------------------------------------------------------------
CONTINENTAL AIRLINES                    15                               15
-------------------------------------------------------------------------------
KLM ROYAL DUTCH AIRLINES                 4                                4
-------------------------------------------------------------------------------
GRAND TOTAL                             45               13              58
-------------------------------------------------------------------------------

Source: BACK Information Services

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The competing aircraft types are the nine feet smaller 737-800, which was introduced into service in 1997, and the A321-100/-200 aircraft, which was introduced into service in 1993. Both these aircraft have significant backlogs with 373 firm orders for the 737-800 and 170 for the A321s. It seems is unlikely that the -900 will capture as many orders as the successful -700 and -800, which both have significant fleets in service and large backlogs among a broad range of operators and airlines.

Another indirect competitor is the larger 757-200 which seats 194 passenger in a 2-class configuration and has been in airline service since 1982. The type is still in production holds a backlog of 86 firm orders and 49 options.

[AVITAS LOGO]


CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------

Unless the backlog for the 737-900 increases considerably, the aircraft may become a niche aircraft like the 737-600.

CURRENT MARKET - BOEING 767-200/-200ER

CURRENT MARKET

AVITAS is of the opinion that the current market for the Boeing 767-200 is somewhat soft with values for the oldest models at levels low enough to justify freighter conversions. Airborne Express has contracted to acquire 23 units and Emery Worldwide Airlines is evaluating the type together with the A300 and the DC-10 to gradually replace its DC-8 fleet. The carrier has been in discussions with Boeing about becoming the launch customer of the 767-200 freighter conversion program and is expected to make a decision soon.

Though the preference for 767-200 aircraft is focused on the -ER variant with 6,500 nautical mile range, the most significant level of demand is for the 767-300ER aircraft, which has a seating capacity of 45 more passengers than the -200 but 500 nautical miles less range.

RECENT FLEET DEVELOPMENTS

In November 1998, Continental Airlines announced a firm order for ten 767-200ERs which will replace some of the carrier's 747s and DC-10s. The new aircraft, which will be delivered from 2000 through 2005, are intended to be flown on international markets in South America and Europe.

CURRENT OPERATOR BASE AND BACKLOG

As of July 2000, there were 217 767-200/-200ER aircraft in service. Continental Airlines holds ten firm orders for the 767-200ER which are scheduled for delivery over the next four years. Presented below is the current fleet distribution for the 767 (all variants).

FIGURE 5


--------------------------------------------------------------------------------
                           BOEING 767 CURRENT FLEET AND BACKLOG
                                     AS OF JULY 2000
--------------------------------------------------------------------------------
MODEL              IN SERVICE       FIRM ORDERS       OPTIONS        TOTAL
--------------------------------------------------------------------------------
767-200               122                                              122
--------------------------------------------------------------------------------
767-200ER              95                10                            105
--------------------------------------------------------------------------------
767-300               136                 1                3           140
--------------------------------------------------------------------------------
767-300ER             421                40               14           475
--------------------------------------------------------------------------------
767-400ER               9                42               24            75
--------------------------------------------------------------------------------
GRAND TOTAL           783                93               41           917
--------------------------------------------------------------------------------

Source: BACK Information Services

[AVITAS LOGO]


CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------


The 767-200 and -200ER compete with the A310-200 and -300, of which there are currently 228 in service (including ten in storage). No orders have been placed for the type, with the exception of the order placed by Continental Airlines, in the last couple of years and an order for five aircraft for Iraqi Airways still listed as outstanding is now believed to have lapsed.

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

With the launch of the 757-300 and the 767-400ER and despite the recent Continental Airlines order for ten aircraft, we do not expect any further sales of the 767-200ER to commercial operators. Prior to the Continental Airlines order, the last commercial 767-200ER was delivered in July 1993.

As the All Nippon Airways - Airborne Express transaction shows, values of older vintage 767-200s have decreased to a level where freighter conversions have become economically and operationally feasible. We expect residual values for older aircraft to remain stable as they are being converted to freighters.

CURRENT MARKET - BOEING 767-400ER

CURRENT MARKET

AVITAS believes that the Boeing 767-400ER market is stable. The aircraft was launched by Delta Airlines in 1997 and the first entered service in August 2000. The carrier is replacing its 48 L1011s with the type over the next couple of years. The 767-400ER is a 21-foot stretch of the 767-300ER of which there are 421 aircraft in service and 40 firm orders and 14 options.

CURRENT OPERATOR BASE AND BACKLOG

As of July 2000, there was a backlog of 75 767-400ERs among three airlines and one leasing company. The GE CF6-80C2B7 engines will power all aircraft currently on order. Pratt & Whitney engines are also available however, no orders have been placed.

Figure 6

------------------------------------------------------------------------------------------------
                                        BOEING 767-400ER
                                         AS OF JULY 2000
------------------------------------------------------------------------------------------------
OPERATOR/ORDERHOLDER                    IN SERVICE      FIRM ORDERS      OPTIONS       TOTAL
------------------------------------------------------------------------------------------------
DELTA AIR LINES                                             14              24           38
------------------------------------------------------------------------------------------------
CONTINENTAL AIRLINES                                        24                           24
------------------------------------------------------------------------------------------------
BOEING                                       9                                            9
------------------------------------------------------------------------------------------------
KENYA AIRWAYS                                                3                            3
------------------------------------------------------------------------------------------------
GE CAPITAL AVIATION SERVICES INC.                            1                            1
------------------------------------------------------------------------------------------------
GRAND TOTAL                                  9              42              24           75
------------------------------------------------------------------------------------------------


Source: Back Information Services

[AVITAS LOGO]


CONTINENTAL AIRLINES                                            OCTOBER 31, 2000
--------------------------------------------------------------------------------


OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The Boeing 767-400ER competes with the A330-200, which has greater range and is also heavier than the 767-400ER. However, the 767-400ER has a lower fuel burn than the A330-200. In a search for a 200-seater, Airbus is considering a further shrink of the A330, tentatively designated the A330-100. The aircraft would have the same range capability but a lower MTOW than the A330-200.

The -400ER is an incremental product to the 767-300ER, which has been a successful product with airlines and leasing companies. It was designed to replace older L1011s, DC-10-30s and A300s. The future values should be stable despite the intense competition with the Airbus products.

COVENANTS

Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

STATEMENT OF INDEPENDENCE

AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.


/s/ Susanna Blackman
------------------------------
Susanna Blackman
Manager - Appraisal Operations

                              MORTEN BEYER & AGNEW
                              --------------------
                            AVIATION CONSULTING FIRM




                            APPRAISAL OF 32 AIRCRAFT
                                  (2000-2 EETC)



                                  PREPARED FOR:

                           Continental Airlines, Inc.

                                OCTOBER 31, 2000


    Washington, D. C.                 London                  Pacific Rim
    2107 Wilson Blvd.           Lahiuch 62, Lashmere       3-16-16 Higashiool
       Suite 750                    Copthorne                 Shinagawa- ku
Arlington, Virginia 22201          West Sussex               Tokyo 140-0011
      United States               United Kingdom                  Japan
   Phone +703 276 3200         Phone +44 1342 716248       Phone +81 3 3763 6845
    Fax +703 276 3201           Fax +44 1342 718967





[MBA Logo]

I.  INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER AND AGNEW (MBA) has been retained by Continental Airlines, Inc. to determine the Current Base Value (CBV) of 32 Boeing aircraft to be delivered new over the next fourteen months. The aircraft are further identified in Section II of this report.

MBA uses the definition of certain terms, such as CMV and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

ISTAT defines Market Value (MV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. MV assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of MV except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual MV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values. The Current Base Value is the BV at the time of this opinion, effective upon the defined delivery dates of the subject aircraft assets.





[MBA Logo]

II.  CURRENT MARKET CONDITIONS


[GRAPHIC OF AIRPLANE]  BOEING 737-800/900 SERIES


                                      737-800           737-900
----------------------------------------------------------------
NUMBER OF OPERATORS:                     41                5
AIRCRAFT ORDERED:                        744               46
AIRCRAFT DELIVERED                       316               0

Boeing began replacing the trio of B-737-300/-400/-500s with upgraded new generation versions beginning with the B-737-700 in 1997. Southwest Airlines' order for 63 of the series officially launched the program in late 1993, and with their most recent order of 94 with options for another 196 have secured the future of the program.

The fuselage of the new aircraft mirror that of the old (which were out-growths of the original -100s and -200s). Upgraded avionics, a new wing design, and other improvements combine to increase range, efficiency, and performance in general. The CFM56-7 is the exclusive engine for the 3rd generation.

Prospects for the 3rd generation 737 jets were thought to be considerably enhanced by the discontinuation of the MD-80/-90 series. The MD-95 has been adopted by Boeing as its 100 seat competitor under the aegis of B-717, competing with its own Boeing 737-600. On the other hand, Airbus is becoming more aggressive with its A319/320/321 high tech series and winning an increasing share of orders.

The new generation aircraft are actually starting to compete with their older and larger sibling the Boeing 757. Airlines such as Aloha and Southwest are finding the flexibility and the range offered by the 737-700 to fit very well with their respective trans-pacific and trans-continental routes. Delta has replaced their 757's with 737-800 aircraft on their routes to Central America. While these aircraft are providing improved economics, their success will only be told by passenger preferences and tolerances for smaller cabins over longer journeys.

As the industry passed the peak of the current cycle, in 1998, the prospects for a downturn increase, together with deferrals and cancellations of orders for both manufacturers. Although


[MBA Logo]                             2

Boeing has recently stated that the future market will consist of more narrow-bodied aircraft like the 737 and 757 series.


[GRAPHIC OF AIRPLANE]   BOEING 767-200ER


NUMBER OF OPERATORS:         27
AIRCRAFT ORDERED:           107
AIRCRAFT DELIVERED           97

The twin-aisle semi-widebody B-767 was launched in 1978 and entered service in 1982. The aircraft has undergone significant development in terms of gross weight and capacity, affecting payload and range. The initial model, the B-767-200, offered a MTOGW of 280,000 pounds, while the current 767-300ER is certified at 412,000 pounds. Early development extended the range of the -200 as the ER model, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a landing place. But as experience was gained, the FAA and international authorities approved ETOPS (extended range twin-engine over water operations), and more direct routes became possible. The first production models of the larger 767-300 were delivered in 1986 in domestic configuration, soon to be followed by successively higher gross weight Extended Range (ER) models.

Orders for the -200 slowed to a trickle following the introduction of the -300, and it is probable that production of this model will be discontinued in the near future, despite Continental's recent order. Much of the success of the B-767 series of aircraft is attributable to ETOPS operations, where these aircraft (and the A310) have replaced B-747s, DC-10s and L-1011s on many long flights. So far there have been no untoward incidents under the ETOPS programs. The 767 family has an exemplary overall safety record, with only three flight accidents-one attributed to inadvertent thrust reverser deployment on a Lauda Air 767-300 over Bangkok, one Ethiopian -200 lost in a hijacking incident in the Comoro Islands in 1996, and the third was the recent Egypt Air accident off the coast of Nantucket.

As of recent the 767-200ER is slated for a small interior facelift. Revamped for orders by Continental, the new 767-200ER has a brand new cockpit, upgraded avionics and an interior that reflects the newer design of the 400ER. The 200ER also has upgraded engines and an increased MGTOW to 395,000 pounds. Continental argues that the 200ER fits the growth to secondary European markets, which might be too thin for a 767-400ER or 777.


[MBA Logo]                              3

ECONOMICS

The MBA Model indicates that it is hard to make money with the B-767-200. Satisfactory margins are achieved only by classifying the B-767-200 as a narrowbody in terms of seating capacity. By definition, MBA has assumed that only 67.5 percent of maximum certified seating is installed in a widebody, compared to 85 percent in a narrowbody. This is in accord with industry experience.

In the long term, the relatively high seat mile costs of the B-767-200 will make them less desirable in the used market, and the demand for and price of these aircraft will decline further than that of more desirable types. Their residual values will also be impaired and they will move into the cargo market.


[MBA Logo]                             4

[GRAPHIC OF AIRPLANE]   BOEING 767-400ER

Number of Operators:         2
Aircraft Ordered:           59
Aircraft Delivered           2
Backlog                     47

Boeing tried to interest Delta in buying more B-777s, but the aircraft was just too much for the Atlanta airline who was already suffering indigestion on its MD-11s. Delta is a big B-767 series operator with 94 in service and 24 on order. Boeing obligingly agreed to stretch the B-767-300ER to the -400ER configuration, increasing gross weight from 412,000 pounds to 450,000 and seating up to 375, only 65 below the B-777 and about the same as its 40-odd remaining L-1011s which it is retiring. Delta and Continental are the only airlines with B-767-400ER so far, totaling 47. Kenya Airways also has a current order for three aircraft.


[MBA Logo]                             5

III. VALUATION (2000-2 EETC)

--------------------------------------------------------------------------------
SCHEDULED            AIRCRAFT SERIAL        CONTINENTAL       ADJ. BASE VALUE
MANUFACTURER'S       NUMBER                 TAIL NUMBER          ($000,000)
DELIVERY DATE
--------------------------------------------------------------------------------
                    B737-800, CFM56-7B26, 174,200(lb) MTOW
--------------------------------------------------------------------------------
MAY-01                  30803                 N73259                43.91
--------------------------------------------------------------------------------
JUN-01                  30855                 N35260                44.00
--------------------------------------------------------------------------------
JUL-01                  31582                 N77261                44.09
                        --------------------------------------------------------
                        32402                 N33262                44.09
--------------------------------------------------------------------------------
AUG-01                  31583                 N37263                44.17
                        --------------------------------------------------------
                        31584                 N33264                44.17
                        --------------------------------------------------------
                        31585                 N76265                44.17
                        --------------------------------------------------------
                        32403                 N33266                44.17
--------------------------------------------------------------------------------
SEP-01                  31586                 N37267                44.26
                        --------------------------------------------------------
                        31587                 N38268                44.26
--------------------------------------------------------------------------------
OCT-01                  31588                 N76269                44.35
                        --------------------------------------------------------
                        31632                 N73270                44.35
--------------------------------------------------------------------------------
NOV-01                  31589                 N36272                44.44
                        --------------------------------------------------------
                        31590                 N37273                44.44
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
SCHEDULED            AIRCRAFT SERIAL        CONTINENTAL       ADJ. BASE VALUE
MANUFACTURER'S       NUMBER                 TAIL NUMBER          ($000,000)
DELIVERY DATE
--------------------------------------------------------------------------------
                     B737-900, CFM56-7B26, 174,200(lb) MTOW
--------------------------------------------------------------------------------
MAY-01                  30118                 N30401                46.21
--------------------------------------------------------------------------------
JUN-01                  30119                 N79402                46.31
--------------------------------------------------------------------------------
JUL-01                  30120                 N38403                46.40
                        --------------------------------------------------------
                        30121                 N32404                46.40
--------------------------------------------------------------------------------
AUG-01                  30122                 N72405                46.50
--------------------------------------------------------------------------------
SEP-01                   TBD                  N73406                46.59
                        --------------------------------------------------------
                         TBD                  N35407                46.59
--------------------------------------------------------------------------------
OCT-01                   TBD                  N37408                46.69
--------------------------------------------------------------------------------
NOV-01                   TBD                  N37409                46.78
--------------------------------------------------------------------------------
DEC-01                   TBD                  N75410                46.88
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
SCHEDULED            AIRCRAFT SERIAL        CONTINENTAL       ADJ. BASE VALUE
MANUFACTURER'S       NUMBER                 TAIL NUMBER          ($000,000)
DELIVERY DATE
--------------------------------------------------------------------------------
              B767-200ER, CF6-8OC2B4F Engines, 395,000(lb) MTOW
--------------------------------------------------------------------------------
FEB-01                  30434                 N68155                77.02
--------------------------------------------------------------------------------
MAR-01                  30435                 N76156                77.18
--------------------------------------------------------------------------------
APR-01                  30436                 N67157                77.34
--------------------------------------------------------------------------------
MAY-01                  30437                 N67158                77.50
--------------------------------------------------------------------------------
JUL-01                  30438                 N68159                77.81
--------------------------------------------------------------------------------
OCT-01                  30439                 N68160                78.29
--------------------------------------------------------------------------------


[MBA Logo]                               6

--------------------------------------------------------------------------------
SCHEDULED            AIRCRAFT SERIAL        CONTINENTAL       ADJ. BASE VALUE
MANUFACTURER'S       NUMBER                 TAIL NUMBER          ($000,000)
DELIVERY DATE
--------------------------------------------------------------------------------
             B767-400ER, CF6-8OC2B8F Engines, 450,000(lb) MTOW
--------------------------------------------------------------------------------
MAR-01                  29450                 N76055                98.81
--------------------------------------------------------------------------------
JUN -01                 29451                 N66056                99.43
--------------------------------------------------------------------------------


In developing the CBV of these aircraft, MBA used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available and when aircraft are anticipated for future delivery. The principal assumptions are as follows (for each aircraft):

      1.    The aircraft is to be delivered new.

      2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new delivery otherwise specified.

      3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

      4.    The aircraft is in a standard airline configuration.

      5.    No accounting is made for lease obligations or terms of ownership.


[MBA Logo]                             7

IV. COVENANTS

This report has been prepared for the exclusive use of Continental Airlines/ Credit Suisse First Boston and shall not be provided to other parties by MBA without the express consent of Continental Airlines/Credit Suisse First Boston.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Continental Airlines/Credit Suisse First Boston or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.



                                      PREPARED BY:


                                      /s/ Bryson P. Monteleone


                                      BRYSON P. MONTELEONE
                                      DIRECTOR OF OPERATIONS



                                      REVIEWED BY:


October 31, 2000
Ref #00280                            /s/ Morten S. Beyer


                                      MORTEN S. BEYER, APPRAISER FELLOW
                                      CHAIRMAN & CEO
                                      ISTAT CERTIFIED SENIOR APPRAISER


[MBA Logo]                             8

                  APPENDIX III -- MANDATORY ECONOMIC TERMS --
                        MAXIMUM LTV FOR EQUIPMENT NOTES

     The following tables set forth the maximum LTV for each Aircraft (identified in the applicable table by its expected U.S. registration number) as required under the second bullet point listed under "Mandatory Economic Terms" under "Description of Certificates -- Obligation to Purchase Equipment Notes" in the attached Prospectus Supplement:

                                          B737-824                                          B737-824
                       -----------------------------------------------   -----------------------------------------------

                         N73259                                            N35260
                       ----------                                        ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C    SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT   EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES       NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------   ----------   ----------   ---------   ---------
At Issuance..........     46.0%       46.0%        56.0%       67.5%        46.0%       46.0%        56.0%       67.5%
October 2, 2001......     45.5        45.5         56.0        67.5         45.7        45.7         56.0        67.5
April 2, 2002........     45.5        45.5         56.0        67.5         45.7        45.7         56.0        67.5
October 2, 2002......     44.5        44.5         56.0        67.5         44.6        44.6         56.0        67.5
April 2, 2003........     45.0        45.0         56.0        67.5         45.1        45.1         56.0        67.5
October 2, 2003......     44.1        44.1         56.0        67.5         44.3        44.3         56.0        67.5
April 2, 2004........     44.8        44.8         56.0        67.5         44.9        44.9         56.0        67.5
October 2, 2004......     44.0        44.0         56.0        67.4         44.1        44.1         56.0        67.4
April 2, 2005........     44.7        44.7         56.0        67.5         44.9        44.9         56.0        67.5
October 2, 2005......     44.0        44.0         56.0        67.5         44.2        44.2         56.0        67.5
April 2, 2006........     44.9        44.9         56.0        66.0         45.0        45.0         56.0        66.0
October 2, 2006......     44.2        44.2         56.0        66.0         44.4        44.4         56.0        66.0
April 2, 2007........     45.1        45.1         56.0        66.0         45.3        45.3         56.0        66.0
October 2, 2007......     44.5        44.5         56.0        66.0         44.6        44.6         56.0        66.0
April 2, 2008........     45.5        45.5         56.0        66.0         45.6        45.6         56.0        66.0
October 2, 2008......     44.9        44.9         56.0        66.0         45.0        45.0         56.0        66.0
April 2, 2009........     45.9        45.9         56.0        66.0         46.0        46.0         56.0        66.0
October 2, 2009......     45.2        45.2         56.0        66.0         45.3        45.3         56.0        66.0
April 2, 2010........     46.0        46.0         56.0        66.0         46.0        46.0         56.0        66.0
October 2, 2010......     45.3         N/A         56.0        66.0         45.5         N/A         56.0        66.0
April 2, 2011........     46.0         N/A         56.0         N/A         46.0         N/A         56.0         N/A
October 2, 2011
  and thereafter.....     45.0         N/A         56.0         N/A         45.6         N/A         56.0         N/A

                                          B737-824
                       -----------------------------------------------
                         N77261
                         N33262
                       ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------
At Issuance..........     46.0%       46.0%        56.0%       67.5%
October 2, 2001......     45.5        45.5         56.0        67.5
April 2, 2002........     44.2        44.2         56.0        67.5
October 2, 2002......     44.3        44.3         56.0        67.5
April 2, 2003........     43.5        43.5         56.0        66.6
October 2, 2003......     44.0        44.0         56.0        67.4
April 2, 2004........     43.2        43.2         56.0        66.2
October 2, 2004......     43.8        43.8         56.0        67.2
April 2, 2005........     43.1        43.1         56.0        66.1
October 2, 2005......     43.9        43.9         56.0        67.2
April 2, 2006........     43.2        43.2         56.0        66.0
October 2, 2006......     44.1        44.1         56.0        66.0
April 2, 2007........     43.4        43.4         56.0        66.0
October 2, 2007......     44.3        44.3         56.0        66.0
April 2, 2008........     43.7        43.7         56.0        66.0
October 2, 2008......     44.7        44.7         56.0        66.0
April 2, 2009........     44.0        44.0         56.0        66.0
October 2, 2009......     45.0        45.0         56.0        66.0
April 2, 2010........     44.2        44.2         56.0        66.0
October 2, 2010......     45.2         N/A         56.0        66.0
April 2, 2011........     44.3         N/A         56.0         N/A
October 2, 2011
  and thereafter.....     45.0         N/A         56.0         N/A

                                          B737-824                                          B737-824
                       -----------------------------------------------   -----------------------------------------------
                         N37263       N76265                               N37267
                         N33264       N33266                               N38268
                       ----------   ----------                           ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C    SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT   EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES       NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------   ----------   ----------   ---------   ---------
At Issuance..........     46.0%       46.0%        56.0%       67.5%        46.0%       46.0%        56.0%       67.5%
October 2, 2001......     45.7        45.7         56.0        67.5         46.0        46.0         56.0        67.5
April 2, 2002........     44.4        44.4         56.0        67.5         44.6        44.6         56.0        67.5
October 2, 2002......     44.5        44.5         56.0        67.5         44.6        44.6         56.0        67.5
April 2, 2003........     43.6        43.6         56.0        66.8         43.8        43.8         56.0        67.1
October 2, 2003......     44.1        44.1         56.0        67.5         44.3        44.3         56.0        67.5
April 2, 2004........     43.3        43.3         56.0        66.4         43.5        43.5         56.0        66.6
October 2, 2004......     44.0        44.0         56.0        67.3         44.1        44.1         56.0        67.5
April 2, 2005........     43.2        43.2         56.0        66.2         43.4        43.4         56.0        66.4
October 2, 2005......     44.0        44.0         56.0        67.4         44.1        44.1         56.0        67.5
April 2, 2006........     43.3        43.3         56.0        66.0         43.4        43.4         56.0        66.0
October 2, 2006......     44.2        44.2         56.0        66.0         44.3        44.3         56.0        66.0
April 2, 2007........     43.5        43.5         56.0        66.0         43.6        43.6         56.0        66.0
October 2, 2007......     44.4        44.4         56.0        66.0         44.5        44.5         56.0        66.0
April 2, 2008........     43.8        43.8         56.0        66.0         43.9        43.9         56.0        66.0
October 2, 2008......     44.8        44.8         56.0        66.0         44.9        44.9         56.0        66.0
April 2, 2009........     44.1        44.1         56.0        66.0         44.2        44.2         56.0        66.0
October 2, 2009......     45.1        45.1         56.0        66.0         45.3        45.3         56.0        66.0
April 2, 2010........     44.4        44.4         56.0        66.0         44.5        44.5         56.0        66.0
October 2, 2010......     45.4         N/A         56.0        66.0         45.5         N/A         56.0        66.0
April 2, 2011........     44.5         N/A         56.0         N/A         44.6         N/A         56.0         N/A
October 2, 2011
  and thereafter.....     45.0         N/A         56.0         N/A         45.0         N/A         56.0         N/A

                                          B737-824
                       -----------------------------------------------
                         N76269
                         N73270
                       ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------
At Issuance..........     45.7%       45.7%        56.0%       67.5%
October 2, 2001......     45.7        45.7         56.0        67.5
April 2, 2002........     44.6        44.6         56.0        67.5
October 2, 2002......     44.6        44.6         56.0        67.5
April 2, 2003........     43.6        43.6         56.0        66.8
October 2, 2003......     44.1        44.1         56.0        67.5
April 2, 2004........     43.3        43.3         56.0        66.4
October 2, 2004......     43.9        43.9         56.0        67.3
April 2, 2005........     43.2        43.2         56.0        66.2
October 2, 2005......     43.9        43.9         56.0        67.3
April 2, 2006........     43.3        43.3         56.0        66.0
October 2, 2006......     44.1        44.1         56.0        66.0
April 2, 2007........     43.5        43.5         56.0        66.0
October 2, 2007......     44.3        44.3         56.0        66.0
April 2, 2008........     43.7        43.7         56.0        66.0
October 2, 2008......     44.7        44.7         56.0        66.0
April 2, 2009........     44.1        44.1         56.0        66.0
October 2, 2009......     45.1        45.1         56.0        66.0
April 2, 2010........     44.3        44.3         56.0        66.0
October 2, 2010......     45.3         N/A         56.0        66.0
April 2, 2011........     44.5         N/A         56.0         N/A
October 2, 2011
  and thereafter.....     45.0         N/A         56.0         N/A

                                      III-1

                                                  B737-824                                          B737-924
                               -----------------------------------------------   -----------------------------------------------
                                 N36272
                                 N37273                                            N30401
                               ----------                                        ----------
                               SERIES A-1   SERIES A-2   SERIES B    SERIES C    SERIES A-1   SERIES A-2   SERIES B    SERIES C
                               EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT   EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                             NOTES        NOTES        NOTES       NOTES       NOTES        NOTES        NOTES       NOTES
----                           ----------   ----------   ---------   ---------   ----------   ----------   ---------   ---------
At Issuance..................     45.7%        45.7%       56.0%       67.5%        45.0%        45.0%       56.0%       66.0%
October 2, 2001..............     45.7         45.7        56.0        67.5         44.2         44.2        56.0        66.0
April 2, 2002................     44.8         44.8        56.0        67.5         44.2         44.2        56.0        66.0
October 2, 2002..............     44.8         44.8        56.0        67.5         43.2         43.2        56.0        66.0
April 2, 2003................     43.8         43.8        56.0        67.1         43.7         43.7        56.0        66.0
October 2, 2003..............     44.3         44.3        56.0        67.5         42.9         42.9        55.6        65.7
April 2, 2004................     43.5         43.5        56.0        66.6         43.5         43.5        56.0        66.0
October 2, 2004..............     44.1         44.1        56.0        67.5         42.7         42.7        55.5        65.5
April 2, 2005................     43.3         43.3        56.0        66.4         43.5         43.5        56.0        66.0
October 2, 2005..............     44.0         44.0        56.0        67.5         42.8         42.8        55.5        65.5
April 2, 2006................     43.4         43.4        56.0        66.0         43.6         43.6        56.0        66.0
October 2, 2006..............     44.2         44.2        56.0        66.0         43.0         43.0        55.8        66.0
April 2, 2007................     43.6         43.6        56.0        66.0         43.9         43.9        56.0        66.0
October 2, 2007..............     44.5         44.5        56.0        66.0         43.2         43.2        56.0        66.0
April 2, 2008................     43.8         43.8        56.0        66.0         44.2         44.2        56.0        66.0
October 2, 2008..............     44.8         44.8        56.0        66.0         43.6         43.6        56.0        66.0
April 2, 2009................     44.2         44.2        56.0        66.0         44.6         44.6        56.0        66.0
October 2, 2009..............     45.2         45.2        56.0        66.0         43.9         43.9        56.0        66.0
April 2, 2010................     44.5         44.5        56.0        66.0         44.9         44.9        56.0        66.0
October 2, 2010..............     45.5          N/A        56.0        66.0         44.0          N/A        56.0        66.0
April 2, 2011................     44.6          N/A        56.0         N/A         45.0          N/A        56.0         N/A
October 2, 2011
 and thereafter..............     45.0          N/A        56.0         N/A         45.0          N/A        56.0         N/A

                                                  B737-924
                               -----------------------------------------------

                                 N79402
                               ----------
                               SERIES A-1   SERIES A-2   SERIES B    SERIES C
                               EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                             NOTES        NOTES        NOTES       NOTES
----                           ----------   ----------   ---------   ---------
At Issuance..................     45.0%        45.0%       56.0%       66.0%
October 2, 2001..............     44.4         44.4        56.0        66.0
April 2, 2002................     44.4         44.4        56.0        66.0
October 2, 2002..............     43.3         43.3        56.0        66.0
April 2, 2003................     43.8         43.8        56.0        66.0
October 2, 2003..............     43.0         43.0        55.8        65.9
April 2, 2004................     43.6         43.6        56.0        66.0
October 2, 2004..............     42.8         42.8        55.6        65.6
April 2, 2005................     43.6         43.6        56.0        66.0
October 2, 2005..............     42.9         42.9        55.7        65.7
April 2, 2006................     43.8         43.8        56.0        66.0
October 2, 2006..............     43.1         43.1        55.9        66.0
April 2, 2007................     44.0         44.0        56.0        66.0
October 2, 2007..............     43.3         43.3        56.0        66.0
April 2, 2008................     44.3         44.3        56.0        66.0
October 2, 2008..............     43.7         43.7        56.0        66.0
April 2, 2009................     44.7         44.7        56.0        66.0
October 2, 2009..............     44.0         44.0        56.0        66.0
April 2, 2010................     45.0         45.0        56.0        66.0
October 2, 2010..............     44.2          N/A        56.0        66.0
April 2, 2011................     45.2          N/A        56.0         N/A
October 2, 2011
 and thereafter..............     45.0          N/A        56.0         N/A

                                              B737-924                                          B737-924
                           -----------------------------------------------   -----------------------------------------------
                             N38403
                             N32404                                            N72405
                           ----------                                        ----------
                           SERIES A-1   SERIES A-2   SERIES B    SERIES C    SERIES A-1   SERIES A-2   SERIES B    SERIES C
                           EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT   EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                         NOTES        NOTES        NOTES       NOTES       NOTES        NOTES        NOTES       NOTES
----                       ----------   ----------   ---------   ---------   ----------   ----------   ---------   ---------
At Issuance..............     44.7%       44.7%        56.0%       66.0%        44.7%       44.7%        56.0%       66.0%
October 2, 2001..........     44.2        44.2         56.0        66.0         44.5        44.5         56.0        66.0
April 2, 2002............     43.0        43.0         55.7        65.8         43.2        43.2         56.0        66.0
October 2, 2002..........     43.1        43.1         55.9        66.0         43.2        43.2         56.0        66.0
April 2, 2003............     42.3        42.3         54.9        64.7         42.4        42.4         55.0        65.0
October 2, 2003..........     42.8        42.8         55.5        65.5         42.9        42.9         55.7        65.7
April 2, 2004............     42.0        42.0         54.5        64.3         42.1        42.1         54.7        64.5
October 2, 2004..........     42.6        42.6         55.3        65.3         42.7        42.7         55.5        65.5
April 2, 2005............     41.9        41.9         54.4        64.2         42.0        42.0         54.5        64.4
October 2, 2005..........     42.6        42.6         55.3        65.3         42.7        42.7         55.5        65.5
April 2, 2006............     42.0        42.0         54.5        64.4         42.1        42.1         54.7        64.5
October 2, 2006..........     42.8        42.8         55.6        65.6         43.0        43.0         55.7        65.8
April 2, 2007............     42.2        42.2         54.7        64.6         42.3        42.3         54.9        64.8
October 2, 2007..........     43.1        43.1         55.9        66.0         43.2        43.2         56.0        66.0
April 2, 2008............     42.5        42.5         55.1        65.1         42.6        42.6         55.2        65.2
October 2, 2008..........     43.4        43.4         56.0        66.0         43.6        43.6         56.0        66.0
April 2, 2009............     42.8        42.8         55.5        65.5         42.9        42.9         55.7        65.7
October 2, 2009..........     43.8        43.8         56.0        66.0         43.9        43.9         56.0        66.0
April 2, 2010............     43.0        43.0         55.8        65.9         43.1        43.1         56.0        66.0
October 2, 2010..........     43.9         N/A         56.0        66.0         44.1         N/A         56.0        66.0
April 2, 2011............     43.1         N/A         55.9         N/A         43.2         N/A         56.0         N/A
October 2, 2011
 and thereafter..........     44.0         N/A         56.0         N/A         44.0         N/A         56.0         N/A

                                              B737-924
                           -----------------------------------------------
                             N73406
                             N35407
                           ----------
                           SERIES A-1   SERIES A-2   SERIES B    SERIES C
                           EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                         NOTES        NOTES        NOTES       NOTES
----                       ----------   ----------   ---------   ---------
At Issuance..............     44.7%       44.7%        56.0%       66.0%
October 2, 2001..........     44.7        44.7         56.0        66.0
April 2, 2002............     43.4        43.4         56.0        66.0
October 2, 2002..........     43.4        43.4         56.0        66.0
April 2, 2003............     42.5        42.5         55.2        65.2
October 2, 2003..........     43.0        43.0         55.8        65.9
April 2, 2004............     42.3        42.3         54.8        64.7
October 2, 2004..........     42.8        42.8         55.6        65.6
April 2, 2005............     42.1        42.1         54.7        64.6
October 2, 2005..........     42.8        42.8         55.6        65.6
April 2, 2006............     42.2        42.2         54.8        64.7
October 2, 2006..........     43.1        43.1         55.9        66.0
April 2, 2007............     42.4        42.4         55.0        65.0
October 2, 2007..........     43.3        43.3         56.0        66.0
April 2, 2008............     42.7        42.7         55.4        65.4
October 2, 2008..........     43.7        43.7         56.0        66.0
April 2, 2009............     43.0        43.0         55.8        65.9
October 2, 2009..........     44.0        44.0         56.0        66.0
April 2, 2010............     43.2        43.2         56.0        66.0
October 2, 2010..........     44.2         N/A         56.0        66.0
April 2, 2011............     43.4         N/A         56.0         N/A
October 2, 2011
 and thereafter..........     44.0         N/A         56.0         N/A

                                      III-2

                                          B737-924                                          B737-924
                       -----------------------------------------------   -----------------------------------------------
                         N37408                                            N37409
                       ----------                                        ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C    SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT   EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES       NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------   ----------   ----------   ---------   ---------
At Issuance..........     44.4%       44.4%        56.0%       66.0%        44.4%       44.4%        56.0%       66.0%
October 2, 2001......     44.4        44.4         56.0        66.0         44.4        44.4         56.0        66.0
April 2, 2002........     43.3        43.3         56.0        66.0         43.6        43.6         56.0        66.0
October 2, 2002......     43.3        43.3         56.0        66.0         43.6        43.6         56.0        66.0
April 2, 2003........     42.4        42.4         55.1        65.0         42.6        42.6         55.2        65.2
October 2, 2003......     42.9        42.9         55.7        65.7         43.1        43.1         55.9        66.0
April 2, 2004........     42.1        42.1         54.7        64.5         42.3        42.3         54.8        64.7
October 2, 2004......     42.7        42.7         55.4        65.4         42.9        42.9         55.6        65.6
April 2, 2005........     42.0        42.0         54.5        64.3         42.1        42.1         54.7        64.5
October 2, 2005......     42.7        42.7         55.4        65.4         42.8        42.8         55.6        65.6
April 2, 2006........     42.1        42.1         54.6        64.4         42.2        42.2         54.7        64.6
October 2, 2006......     42.9        42.9         55.7        65.7         43.0        43.0         55.8        65.9
April 2, 2007........     42.3        42.3         54.8        64.7         42.4        42.4         55.0        64.9
October 2, 2007......     43.1        43.1         56.0        66.0         43.2        43.2         56.0        66.0
April 2, 2008........     42.5        42.5         55.2        65.1         42.6        42.6         55.3        65.3
October 2, 2008......     43.5        43.5         56.0        66.0         43.6        43.6         56.0        66.0
April 2, 2009........     42.8        42.8         55.6        65.6         43.0        43.0         55.8        65.8
October 2, 2009......     43.9        43.9         56.0        66.0         44.0        44.0         56.0        66.0
April 2, 2010........     43.1        43.1         56.0        66.0         43.2        43.2         56.0        66.0
October 2, 2010......     44.1         N/A         56.0        66.0         44.2         N/A         56.0        66.0
April 2, 2011........     43.3         N/A         56.0         N/A         43.4         N/A         56.0         N/A
October 2, 2011
  and thereafter.....     44.0         N/A         56.0         N/A         44.0         N/A         56.0         N/A

                                          B737-924
                       -----------------------------------------------
                         N75410
                       ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------
At Issuance..........     44.4%       44.4%        56.0%       66.0%
October 2, 2001......     44.4        44.4         56.0        66.0
April 2, 2002........     43.8        43.8         56.0        66.0
October 2, 2002......     43.8        43.8         56.0        66.0
April 2, 2003........     42.7        42.7         55.4        65.4
October 2, 2003......     43.2        43.2         56.0        66.0
April 2, 2004........     42.4        42.4         55.0        64.9
October 2, 2004......     43.0        43.0         55.8        65.8
April 2, 2005........     42.2        42.2         54.8        64.7
October 2, 2005......     43.0        43.0         55.7        65.8
April 2, 2006........     42.3        42.3         54.9        64.8
October 2, 2006......     43.1        43.1         56.0        66.0
April 2, 2007........     42.5        42.5         55.1        65.1
October 2, 2007......     43.3        43.3         56.0        66.0
April 2, 2008........     42.7        42.7         55.4        65.4
October 2, 2008......     43.7        43.7         56.0        66.0
April 2, 2009........     43.1        43.1         55.9        66.0
October 2, 2009......     44.1        44.1         56.0        66.0
April 2, 2010........     43.4        43.4         56.0        66.0
October 2, 2010......     44.4         N/A         56.0        66.0
April 2, 2011........     43.5         N/A         56.0         N/A
October 2, 2011
  and thereafter.....     44.0         N/A         56.0         N/A

                                         B767-224ER                                        B767-224ER
                       -----------------------------------------------   -----------------------------------------------
                         N68155                                            N76156
                       ----------                                        ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C    SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT   EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES       NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------   ----------   ----------   ---------   ---------
At Issuance..........     42.8%       42.8%        55.5%       65.5%        42.7%       42.7%        55.4%       65.4%
October 2, 2001......     41.3        41.3         53.6        63.3         41.5        41.5         53.8        63.5
April 2, 2002........     41.4        41.4         53.7        63.4         41.5        41.5         53.8        63.5
October 2, 2002......     40.6        40.6         52.7        62.2         40.7        40.7         52.8        62.3
April 2, 2003........     41.1        41.1         53.3        62.9         41.1        41.1         53.4        63.0
October 2, 2003......     40.3        40.3         52.3        61.8         40.4        40.4         52.4        61.9
April 2, 2004........     40.9        40.9         53.1        62.6         40.9        40.9         53.1        62.7
October 2, 2004......     40.2        40.2         52.2        61.6         40.3        40.3         52.3        61.7
April 2, 2005........     40.9        40.9         53.1        62.7         40.9        40.9         53.1        62.7
October 2, 2005......     40.3        40.3         52.3        61.8         40.4        40.4         52.4        61.8
April 2, 2006........     41.1        41.1         53.4        63.0         41.2        41.2         53.4        63.0
October 2, 2006......     40.5        40.5         52.5        62.0         40.5        40.5         52.6        62.1
April 2, 2007........     41.3        41.3         53.6        63.3         41.3        41.3         53.7        63.3
October 2, 2007......     40.7        40.7         52.9        62.4         40.8        40.8         52.9        62.5
April 2, 2008........     41.7        41.7         54.1        63.9         41.7        41.7         54.2        63.9
October 2, 2008......     41.1        41.1         53.3        62.9         41.1        41.1         53.3        63.0
April 2, 2009........     42.0        42.0         54.5        64.3         42.1        42.1         54.6        64.4
October 2, 2009......     41.3        41.3         53.6        63.2         41.3        41.3         53.6        63.3
April 2, 2010........     42.2        42.2         54.8        64.6         42.3        42.3         54.9        64.7
October 2, 2010......     41.4         N/A         53.7        63.4         41.5         N/A         53.8        63.5
April 2, 2011........     42.3         N/A         54.9         N/A         42.4         N/A         55.0         N/A
October 2, 2011
  and thereafter.....     41.4         N/A         53.8         N/A         41.5         N/A         53.9         N/A

                                         B767-224ER
                       -----------------------------------------------
                         N67157
                       ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------
At Issuance..........     42.5%       42.5%        55.2%       65.2%
October 2, 2001......     41.5        41.5         53.9        63.6
April 2, 2002........     41.5        41.5         53.9        63.6
October 2, 2002......     40.6        40.6         52.7        62.3
April 2, 2003........     41.1        41.1         53.4        63.0
October 2, 2003......     40.4        40.4         52.4        61.8
April 2, 2004........     40.9        40.9         53.1        62.7
October 2, 2004......     40.2        40.2         52.2        61.6
April 2, 2005........     40.9        40.9         53.1        62.7
October 2, 2005......     40.3        40.3         52.3        61.7
April 2, 2006........     41.1        41.1         53.3        63.0
October 2, 2006......     40.5        40.5         52.5        62.0
April 2, 2007........     41.3        41.3         53.6        63.3
October 2, 2007......     40.7        40.7         52.8        62.4
April 2, 2008........     41.7        41.7         54.1        63.8
October 2, 2008......     41.0        41.0         53.3        62.9
April 2, 2009........     42.0        42.0         54.5        64.4
October 2, 2009......     41.3        41.3         53.6        63.3
April 2, 2010........     42.2        42.2         54.8        64.7
October 2, 2010......     41.4         N/A         53.8        63.5
April 2, 2011........     42.4         N/A         55.0         N/A
October 2, 2011
  and thereafter.....     41.5         N/A         53.9         N/A

                                      III-3

                                         B767-224ER                                        B767-224ER
                       -----------------------------------------------   -----------------------------------------------
                         N67158                                            N68159
                       ----------                                        ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C    SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT   EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES       NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------   ----------   ----------   ---------   ---------
At Issuance..........     42.5%       42.5%        55.1%       65.1%        42.3%       42.3%        54.9%       64.8%
October 2, 2001......     41.7        41.7         54.1        63.8         41.9        41.9         54.3        64.2
April 2, 2002........     41.7        41.7         54.1        63.8         40.6        40.6         52.8        62.3
October 2, 2002......     40.7        40.7         52.8        62.4         40.8        40.8         52.9        62.5
April 2, 2003........     41.2        41.2         53.5        63.1         40.0        40.0         51.9        61.3
October 2, 2003......     40.4        40.4         52.5        61.9         40.5        40.5         52.5        62.0
April 2, 2004........     41.0        41.0         53.2        62.8         39.7        39.7         51.6        60.9
October 2, 2004......     40.3        40.3         52.3        61.7         40.3        40.3         52.3        61.8
April 2, 2005........     41.0        41.0         53.2        62.8         39.7        39.7         51.5        60.8
October 2, 2005......     40.3        40.3         52.4        61.8         40.4        40.4         52.4        61.8
April 2, 2006........     41.1        41.1         53.4        63.0         39.8        39.8         51.6        60.9
October 2, 2006......     40.5        40.5         52.6        62.1         40.5        40.5         52.6        62.1
April 2, 2007........     41.3        41.3         53.7        63.3         39.9        39.9         51.8        61.2
October 2, 2007......     40.8        40.8         52.9        62.4         40.8        40.8         52.9        62.4
April 2, 2008........     41.7        41.7         54.1        63.9         40.2        40.2         52.2        61.6
October 2, 2008......     41.1        41.1         53.3        63.0         41.1        41.1         53.4        63.0
April 2, 2009........     42.1        42.1         54.6        64.4         40.5        40.5         52.5        62.0
October 2, 2009......     41.4        41.4         53.7        63.4         41.4        41.4         53.7        63.4
April 2, 2010........     42.3        42.3         54.9        64.8         40.7        40.7         52.8        62.3
October 2, 2010......     41.5         N/A         53.9        63.6         41.6         N/A         54.0        63.7
April 2, 2011........     42.5         N/A         55.1         N/A         40.8         N/A         52.9         N/A
October 2, 2011
  and thereafter.....     41.6         N/A         54.0         N/A         41.7         N/A         54.1         N/A

                                         B767-224ER
                       -----------------------------------------------
                         N68160
                       ----------
                       SERIES A-1   SERIES A-2   SERIES B    SERIES C
                       EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                     NOTES        NOTES        NOTES       NOTES
----                   ----------   ----------   ---------   ---------
At Issuance..........     42.0%       42.0%        54.5%       64.4%
October 2, 2001......     42.0        42.0         54.5        64.4
April 2, 2002........     41.0        41.0         53.2        62.8
October 2, 2002......     41.0        41.0         53.2        62.8
April 2, 2003........     40.1        40.1         52.1        61.5
October 2, 2003......     40.6        40.6         52.7        62.2
April 2, 2004........     39.9        39.9         51.7        61.1
October 2, 2004......     40.4        40.4         52.5        61.9
April 2, 2005........     39.7        39.7         51.6        60.9
October 2, 2005......     40.4        40.4         52.5        61.9
April 2, 2006........     39.8        39.8         51.7        61.0
October 2, 2006......     40.6        40.6         52.7        62.2
April 2, 2007........     40.0        40.0         51.9        61.3
October 2, 2007......     40.8        40.8         53.0        62.5
April 2, 2008........     40.2        40.2         52.2        61.6
October 2, 2008......     41.2        41.2         53.4        63.1
April 2, 2009........     40.6        40.6         52.6        62.1
October 2, 2009......     41.5        41.5         53.9        63.6
April 2, 2010........     40.8        40.8         52.9        62.5
October 2, 2010......     41.7         N/A         54.2        63.9
April 2, 2011........     40.9         N/A         53.1         N/A
October 2, 2011
  and thereafter.....     41.9         N/A         54.3         N/A

                                                  B767-424ER                                        B767-424ER
                                -----------------------------------------------   -----------------------------------------------
                                  N76055                                            N66056
                                ----------                                        ----------
                                SERIES A-1   SERIES A-2   SERIES B    SERIES C    SERIES A-1   SERIES A-2   SERIES B    SERIES C
                                EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT   EQUIPMENT    EQUIPMENT    EQUIPMENT   EQUIPMENT
DATE                              NOTES        NOTES        NOTES       NOTES       NOTES        NOTES        NOTES       NOTES
----                            ----------   ----------   ---------   ---------   ----------   ----------   ---------   ---------
At Issuance...................     45.1%       45.1%        56.0%       66.0%        44.8%       44.8%        56.0%       66.0%
October 2, 2001...............     43.8        43.8         56.0        66.0         44.2        44.2         56.0        66.0
April 2, 2002.................     43.8        43.8         56.0        66.0         44.2        44.2         56.0        66.0
October 2, 2002...............     42.9        42.9         55.7        65.8         43.1        43.1         55.9        66.0
April 2, 2003.................     43.4        43.4         56.0        66.0         43.6        43.6         56.0        66.0
October 2, 2003...............     42.7        42.7         55.4        65.3         42.8        42.8         55.5        65.5
April 2, 2004.................     43.2        43.2         56.0        66.0         43.4        43.4         56.0        66.0
October 2, 2004...............     42.5        42.5         55.2        65.2         42.6        42.6         55.3        65.3
April 2, 2005.................     43.2        43.2         56.0        66.0         43.3        43.3         56.0        66.0
October 2, 2005...............     42.6        42.6         55.3        65.3         42.7        42.7         55.4        65.4
April 2, 2006.................     43.5        43.5         56.0        66.0         43.5        43.5         56.0        66.0
October 2, 2006...............     42.8        42.8         55.5        65.6         42.9        42.9         55.6        65.7
April 2, 2007.................     43.7        43.7         56.0        66.0         43.7        43.7         56.0        66.0
October 2, 2007...............     43.1        43.1         55.9        66.0         43.1        43.1         55.9        66.0
April 2, 2008.................     44.1        44.1         56.0        66.0         44.1        44.1         56.0        66.0
October 2, 2008...............     43.4        43.4         56.0        66.0         43.5        43.5         56.0        66.0
April 2, 2009.................     44.4        44.4         56.0        66.0         44.5        44.5         56.0        66.0
October 2, 2009...............     43.6        43.6         56.0        66.0         43.8        43.8         56.0        66.0
April 2, 2010.................     44.6        44.6         56.0        66.0         44.8        44.8         56.0        66.0
October 2, 2010...............     43.8         N/A         56.0        66.0         43.9         N/A         56.0        66.0
April 2, 2011.................     44.8         N/A         56.0         N/A         44.9         N/A         56.0         N/A
October 2, 2011
  and thereafter..............     43.8         N/A         56.0         N/A         44.0         N/A         56.0         N/A

                                      III-4

PROSPECTUS

                                 $1,700,000,000

                           CONTINENTAL AIRLINES, INC.

                           PASS THROUGH CERTIFICATES
                            ------------------------

     This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

     We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

               The date of this prospectus is September 25, 2000.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
WHERE YOU CAN FIND MORE INFORMATION...    1
FORWARD-LOOKING STATEMENTS............    1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................    2
SUMMARY...............................    3
  The Offering........................    3
  Certificates........................    3
  Pass Through Trusts.................    3
  Equipment Notes.....................    4
THE COMPANY...........................    6
USE OF PROCEEDS.......................    6
RATIO OF EARNINGS TO FIXED CHARGES....    7
DESCRIPTION OF THE CERTIFICATES.......    7
  General.............................    7
  Book-Entry Registration.............   10
  Payments and Distributions..........   13
  Pool Factors........................   13
  Reports to Certificateholders.......   14
  Voting of Equipment Notes...........   14
  Events of Default and Certain Rights
     Upon an Event of Default.........   15
  Merger, Consolidation and Transfer
     of Assets........................   17
  Modifications of the Basic
     Agreement........................   17
  Modification of Indenture and
     Related Agreements...............   18
  Cross-Subordination Issues..........   18
  Termination of the Pass Through
     Trusts...........................   18
  Delayed Purchase of Equipment
     Notes............................   19
  Liquidity Facility..................   19

                                        PAGE
                                        ----
  The Pass Through Trustee............   19
DESCRIPTION OF THE EQUIPMENT NOTES....   20
  General.............................   20
  Principal and Interest Payments.....   20
  Redemption..........................   20
  Security............................   20
  Ranking of Equipment Notes..........   22
  Payments and Limitation of
     Liability........................   22
  Defeasance of the Indentures and the
     Equipment Notes in Certain
     Circumstances....................   23
  Assumption of Obligations by
     Continental......................   23
  Liquidity Facility..................   23
  Intercreditor Issues................   23
U.S. INCOME TAX MATTERS...............   24
  General.............................   24
  Tax Status of the Pass Through
     Trusts...........................   24
  Taxation of Certificateholders
     Generally........................   24
  Effect of Subordination of
     Certificateholders of
     Subordinated Trusts..............   25
  Original Issue Discount.............   25
  Sale or Other Disposition of the
     Certificates.....................   25
  Foreign Certificateholders..........   26
  Backup Withholding..................   26
ERISA CONSIDERATIONS..................   26
PLAN OF DISTRIBUTION..................   26
LEGAL OPINIONS........................   28
EXPERTS...............................   28

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza         Seven World Trade Center  Citicorp Center
450 Fifth Street, N.W.  13th Floor                500 West Madison Street, Suite 1400
Washington, D.C. 20549  New York, New York 10048  Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

     The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

     You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption "Risk Factors".

     All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

     This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this document. They contain important information about our company and its financial condition.

FILING                                                            DATE FILED
------                                                            ----------
Annual Report on Form 10-K for the year ended December 31,
  1999......................................................  February 11, 2000
Quarterly Report on Form 10-Q for the quarter ended March
  31, 2000..................................................  April 20, 2000
Quarterly Report on Form 10-Q for the quarter ended June 30,
  2000......................................................  July 18, 2000
Amendment to Quarterly Report on Form 10-Q for the quarter
  ended June 30, 2000.......................................  July 25, 2000
Current Report on Form 8-K..................................  January 18, 2000
Current Report on Form 8-K..................................  February 8, 2000
Current Report on Form 8-K..................................  March 30, 2000
Current Report on Form 8-K..................................  March 31, 2000
Current Report on Form 8-K..................................  June 13, 2000
Current Report on Form 8-K..................................  September 21, 2000

     Our SEC file number is 0-9781.

     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                                (713) 324-2950.

                                    SUMMARY

THE OFFERING

     This prospectus describes the pass through certificates that we may offer from time to time after the date of this prospectus. The proceeds of these offerings will be used to provide funds for the financing or refinancing of our aircraft. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to Continental Airlines, Inc.

     This prospectus describes the general terms of the pass through certificates. The actual terms of any offering of pass through certificates will be described in a supplement to this prospectus. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

CERTIFICATES

     Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as "certificates" and refer to the holder of a pass through certificate as a "certificateholder."

     The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

     The property that will be held by each pass through trust will include equipment notes secured by aircraft that we own or lease. Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

     If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.

     We may offer and sell up to $1,700,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.

PASS THROUGH TRUSTS

     We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee. Unless otherwise stated in a prospectus supplement, Wilmington Trust Company will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.

     Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the "Basic Agreement", and a supplement to that basic agreement, which we refer to as a "pass through trust supplement."

     When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, referred to as "note purchase agreements," under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as "equipment notes."

     Under the applicable note purchase agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

     - identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

     - identical priority of payment relative to each of the other equipment notes held for such pass through trust.

     If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

EQUIPMENT NOTES

     The equipment notes owned by a pass through trust may consist of any combination of:

     - Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as "leased aircraft notes."

     - Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as "owned aircraft notes."

     Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or "leveraged", through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

     The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a "leased aircraft indenture." The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

     In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to a loan trustee as security for the owner trustee's obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.

     Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.

     Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an "owned aircraft indenture." Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the "indentures". The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

     Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

                                  THE COMPANY

     We are a major United States air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest U.S. airline, as measured by revenue passenger miles in the first six months of 2000, and, together with our wholly owned subsidiaries, Continental Express, Inc. and Continental Micronesia, Inc., serve 230 airports worldwide. As of June 30, 2000, we flew to 136 domestic and 94 international destinations and offered additional connecting service through alliances with domestic and foreign air carriers. We directly serve 16 European cities and Tel Aviv and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other U.S. airline. Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier.

     We operate our route system primarily through domestic hubs at Newark International Airport, George Bush Intercontinental Airport in Houston, Hopkins International Airport in Cleveland, and a Pacific hub on the island of Guam. We are the primary carrier at each of these hubs, accounting for 55%, 77%, 49% and 71% of average daily jet departures, respectively, as of June 30, 2000 (in each case excluding regional jets). Each of our domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific.

     We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.

                                USE OF PROCEEDS

     Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

     - the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

     - the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.

     Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

     - leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

     - owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.

If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. See "Description of Certificates -- Delayed Purchase of Equipment Notes".

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of our "earnings" to our "fixed charges" for each of the years 1995 through 1999 and for the six months ended June 30, 2000 were:

                                   SIX MONTHS ENDED
    YEAR ENDED DECEMBER 31,            JUNE 30,
--------------------------------   ----------------
1995   1996   1997   1998   1999         2000
----   ----   ----   ----   ----   ----------------
1.53   1.81   2.07   1.94   1.80         1.50

     The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

     - our pre-tax income; and

     - our fixed charges, net of interest capitalized.

     "Fixed charges" represent:

     - the interest we pay on borrowed funds;

     - the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

     - that portion of rentals considered to be representative of the interest factor.

                        DESCRIPTION OF THE CERTIFICATES

     The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

     Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by a supplement as a "pass through trust agreement." The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.

GENERAL

     Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

     Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

     Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of

Continental, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.

     The property of each pass through trust for which a series of certificates will be issued will include:

     - the equipment notes held for the pass through trust;

     - all monies at any time paid under the equipment notes held for the pass through trust;

     - the rights of such pass through trust to acquire equipment notes;

     - funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

     - if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement among the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.

     Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.

     Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

     Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.

     Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

     We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

     An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.

     Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

     We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

     - the specific designation, title and amount of the certificates;

     - amounts payable on and distribution dates for the certificates;

     - the currency or currencies, including currency units, in which the certificates may be denominated;

     - the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

     - a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

        - the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

        - the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

        - any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

     - a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

     - a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

     - a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

     - a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

     - if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

     - if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

        - the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

        - any limitations on the exercise of remedies with respect to the leased aircraft notes;

     - if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

     - if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

     - a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of equipment notes;

     - a description of any cross-default provisions in the indentures;

     - a description of any cross-collateralization provisions in the indentures;

     - a description of any agreement among the holders of equipment notes and any liquidity provider governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

     - a description of any liquidity facility or other credit enhancement relating to the certificates;

     - if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

     - any other special terms pertaining to the certificates.

     The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

BOOK-ENTRY REGISTRATION

     GENERAL

     If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

     Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under "-- Physical Certificates". For convenience, we refer to such purchasers as "certificate owners". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

     - a person that is registered as a "clearing agency" under the federal securities laws;

     - a federal reserve bank; or

     - any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

     A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, are indirect participants in the DTC system.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificate owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be.

     Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC participant will forward payments to its indirect DTC participants in accordance with standing instructions and customary industry practices. DTC participants and indirect DTC participants will be responsible for forwarding distributions to certificate owners for whom they act. Accordingly, although certificate owners will not possess physical certificates, DTC's rules provide a mechanism by which certificate owners will receive payments on the certificates and will be able to transfer their interests.

     Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificate owners will be permitted to exercise their rights under the pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

     A certificate owner's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

     Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

     The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

     SAME-DAY SETTLEMENT AND PAYMENT

     As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.

     Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

     PHYSICAL CERTIFICATES

     Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

     - we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

     - we elect to terminate the book-entry system through DTC; or

     - after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners' best interest.

     Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.

     After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

     Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

PAYMENTS AND DISTRIBUTIONS

     Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

     - Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

     - Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

     If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.

POOL FACTORS

     Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

     Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.

     The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.

     The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.

REPORTS TO CERTIFICATEHOLDERS

     The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

     - the amount of the distribution allocable to principal and the amount allocable to premium, if any;

     - the amount of the distribution allocable to interest; and

     - the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

     As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.

     After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.

     If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

VOTING OF EQUIPMENT NOTES

     A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

     - the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

     - the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

     - if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

     If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

     Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in a default under any particular indenture will not necessarily result in an a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under the indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

     As described below under "-- Cross-Subordination Issues", a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.

     The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.

     The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

     In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust.

Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.

     Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

     The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

     The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

     The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

     - is validly existing under the laws of the United States or any of its states;

     - is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the "Transportation Code," holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

     - expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.

     In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

     - to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

     - to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements;

     - to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

     - to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

     - to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

     - to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

     - to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

     - to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

     No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust;

     - change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

     - permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

     - reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

     - modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

     - alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust; or

     - adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the pass through trustee's obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.

CROSS-SUBORDINATION ISSUES

     The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the "cross-subordination" provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

     - grant waivers of defaults under any applicable indenture;

     - consent to the amendment or modification of any applicable indenture; or

     - direct the exercise of remedial actions under any applicable indenture.

TERMINATION OF THE PASS THROUGH TRUSTS

     Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of the liquidity facility may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders' as specified in the related prospectus supplement.

THE PASS THROUGH TRUSTEE

     Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust Company. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.

     The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.

     The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.

     To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

GENERAL

     The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.

     The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

     We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.

SECURITY

     The leased aircraft notes will be secured by:

     - an assignment by the related owner trustee to the related loan trustee of the owner trustee's rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

     - a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.

     Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

     - rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

     - insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

     - insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

     - any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.

     We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft, referred to as the "Convention," provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which the security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized. Consequently, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

     The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

     In the case of Chapter 11 bankruptcy proceedings involving a holder of "equipment" (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the "automatic stay" under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

     - if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

     - if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.

     The opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

RANKING OF EQUIPMENT NOTES

     Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.

     Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

     - the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

     - if so provided in the related prospectus supplement, the applicable liquidity facility.

     With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.

     Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

     Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.

ASSUMPTION OF OBLIGATIONS BY CONTINENTAL

     Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a claim upon the assets securing the equipment notes senior to the claim of the pass through trustee, as owner of the equipment notes.

INTERCREDITOR ISSUES

     Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

                            U.S. INCOME TAX MATTERS

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, the following summary describes all material generally applicable U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus, and in the opinion of Hughes Hubbard & Reed LLP, our special tax counsel, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source, and that will hold the certificates as capital assets.

     This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the public offering price as part of the initial offering. The summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations, in final or proposed form, available on or before that date. Changes to the existing laws could apply retroactively and could alter the tax consequences discussed below. We have not sought any ruling from the IRS with respect to the federal income tax consequences, discussed below, and we cannot assure you that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX STATUS OF THE PASS THROUGH TRUSTS

     In the opinion of our special tax counsel, each pass through trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. certificateholder's method of accounting, and a U.S. certificateholder's share of any premium paid on redemption of an equipment note will be treated as capital gain. If a pass through trust is supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we assume an owner trust's obligations under leased aircraft notes, the assumption would be treated for federal income tax purposes as a taxable exchange of the leased aircraft notes, resulting in recognition of gain or loss by the U.S. certificateholder.

     Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to herein as the "Code". Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder will be required to include in income and will be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CERTIFICATEHOLDERS OF SUBORDINATED TRUSTS

     If any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the equipment notes held by it because of the subordination of such pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had:

     - received as distributions their full share of interest, principal, or premium;

     - paid over to the preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

     - retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

     Under this analysis:

     - subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

     - a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

     - reimbursement of the shortfall before a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

     The equipment notes may be issued with original issue discount, referred to as OID. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not negligible must include the OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued interest which will be taxable as ordinary income, and the U.S. certificateholder's adjusted tax basis in the related equipment notes and any other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest (including any OID) on the equipment notes to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal withholding tax provided that:

     - the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

     - the non-U.S. certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

     - certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or upon receipt of premium paid on an equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the non-U.S. certificateholder and (ii) in the case of an individual, such non-U.S. certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the certificates will not be subject to a backup withholding tax of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as "ERISA," or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

     The certificates may be sold:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.

     In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

     If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.

     Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.

     Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

     Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.

     If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.

     The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP's reports pertaining to such financial statements, to the extent covered by consents filed with the SEC, given on their authority as experts in auditing and accounting.

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